32ND STREET & LINCOLN DRIVE RETAIL

3165 East Lincoln Drive
Phoenix, Arizona 85016

APPRAISAL REPORT

Date of Report: August 5, 2015

Colliers File #: SNA140395



PREPARED FOR
John Hartman
Landwin Partners Fund
17200 Ventura Boulevard Suite 206
Encino, CA 91316

PREPARED BY
COLLIERS INTERNATIONAL
VALUATION & ADVISORY SERVICES

LETTER OF TRANSMITTAL

COLLIERS INTERNATIONAL
VALUATION & ADVISORY SERVICES

3 Park Plaza, Suite 1200
Irvine, CA 92614 USA
MAIN +1 949 751 2700
FAX +1 949 751 2787
WEB www.colliers.com

August 5, 2015

John Hartman
Landwin Partners Fund
17200 Ventura Boulevard
Suite 206
Encino, CA 91316

RE: 32nd Street & Lincoln Drive Retail
3165 East Lincoln Drive
Phoenix, Arizona 85016

Colliers File #: SNA140395

Ladies and Gentlemen:

This appraisal report satisfies the scope of work and requirements agreed upon by Landwin Partners Fund and Colliers International Valuation & Advisory Services. At the request of the client, this appraisal is presented in a summary format. This format provides a detailed description of the appraisal process, subject and market data and valuation analyses.

The purpose of this appraisal is to develop an opinion of the As-Is Market Value of the subject property's leased fee interest. We have asked to value the property as of two individual dates. The following table conveys the final opinion of market value of the subject property that is developed within this appraisal report:

VALUE TYPE	INTEREST APPRAISED	DATE OF VALUE	VALUE
As-Is Market Value	Leased Fee	June 30, 2015	$6,750,000

The subject is a pad retail property totaling 14,090 rentable square feet located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona. This location is the southwest corner of 32nd Street and Lincoln Drive. The improvements were built in 1982, are in average condition and have a remaining economic life of 45 years based on my estimate. As of the first date of valuation, the building totaled 10,108 square feet. The building has been leased to 4 individual tenants including Starbucks, Pet Club, Foothills Pet Resort and Squaw Peak Animal Hospital.

The subject property has a current occupancy level of 100.0%, which is above the stabilized occupancy level estimate of 94.0% that was developed in this appraisal.

The analyses, opinions and conclusions communicated within this appraisal report were developed based upon the requirements and guidelines of the current Uniform Standards of Professional Appraisal Practice

(USPAP), the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

The analyses, opinions and conclusions communicated within this appraisal report were developed based upon the requirements and guidelines of the current Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter. *USPAP* defines an Extraordinary Assumption as, "an assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser's opinions or conclusions". *USPAP* defines a Hypothetical Condition as, "that which is contrary to what is known by the appraiser to exist on the effective date of the assignment results, but is used for the purpose of analysis".

The Extraordinary Assumptions and/or Hypothetical Conditions that were made during the appraisal process to arrive at my opinion of value are fully discussed below. I advise the client to consider these issues carefully given the intended use of this appraisal, as their use might have affected the assignment results.

EXTRAORDINARY ASSUMPTIONS

No Extraordinary Assumptions were made for this assignment.

HYPOTHETICAL CONDITIONS

No Hypothetical Conditions were made for this assignment.

RELIANCE LANGUAGE

My opinion of value reflects current conditions and the likely actions of market participants as of the date of value. It is based on the available information gathered and provided to us, as presented in this report, and does not predict future performance. Changing market or property conditions can and likely will have an effect on the subject's value.

The signature below indicates my assurance to the client that the development process and extent of analysis for this assignment adhere to the scope requirements and intended use of the appraisal. If you have any specific questions or concerns regarding the attached appraisal report, or if Colliers International Valuation & Advisory Services can be of additional assistance, please contact the individuals listed below.

Sincerely,

COLLIERS INTERNATIONAL
VALUATION & ADVISORY SERVICES



Derrick Sinclair, MAI, CCIM
Colliers Internation Valuation Services
Certified General Real Estate Appraiser
State of Arizona License #30418
+1 949 751 2716
derrick.sinclair@colliers.com

GENERAL INFORMATION		
Property Name	32nd Street & Lincoln Drive Retail	
Property Type	Retail / Commercial - Convenience/Strip Center	
Address	3165 East Lincoln Drive	
City	Phoenix	
State	Arizona	
Zip Code	85016	
County	Maricopa	
Core Based Statistical Area (CBSA)	Phoenix-Mesa-Scottsdale, AZ	
Market	Maricopa County	
Submarket	Phoenix	
Latitude	33.531283	
Longitude	-112.013534	
Number Of Parcels	1	
Assessor Parcel	164-12-778B	
Census Tract Number	1078.00	
SITE INFORMATION		
Land Area	**Acres**	**Square Feet**
Usable	1.15	50,094
Unusable	0.00	0
Excess	0.00	0
Surplus	0.00	0
Total	**1.15**	**50,094**
Topography	Level at street grade	
Shape	Irregular	
Access	Average	
Exposure	Fair/Average	
Current Zoning	Planned Shopping Center (PSC)	
Flood Zone	Zone X (Unshaded)	
Seismic Zone	Low Risk	
IMPROVEMENT INFORMATION		
Net Rentable Area (NRA)	14,090 SF	
Gross Building Area SF (GBA)	14,090 SF	
Total Number Of Stories	1	
Year Built	1982	
Quality	Average	
Condition	Average	
Type Of Construction	Concrete block	
Land To Building Ratio	3.6 : 1	
Site Coverage Ratio	28.1%	
Parking Type	Surface	
Number of Parking Spaces	37	
Parking Ratio (Spaces/1,000SF NRA)	2.6/1,000 SF NRA	
Anchor/Non Anchor Ratio	-	
Average Bay Depths	0 Feet	

HIGHEST & BEST USE	
As Vacant	Multi-Tenant Retail
As Improved	Multi-Tenant Retail
EXPOSURE TIME & MARKETING PERIOD	
Exposure Time	Six to Nine Months
Marketing Period	Six to Nine Months
TENANCY INFORMATION	
Tenancy	Multi-Tenant Occupied By Third Party Tenants
Occupancy	100.0%
Occupied SF	14,090 SF
Vacant SF	0 SF
Number of Tenants in Occupancy	4
Number Of Vacant Spaces	0
Year One NOI	$437,571
Total Contract Income (Occupied Space)	$40.28/SF
Total Market Income (Occupied Space)	$39.36/SF
Contract Income As % of Market Income	102%
Space Leased To Credit Tenants	2,120 SF
% SF Expiring in First Five Years	54%
% SF Expiring over Holding Period	100%
Weighted Average Lease Term Remaining	5.6 Years

VALUATION SUMMARY	
VALUATION INDICES	AS-IS MARKET VALUE
INTEREST APPRAISED	LEASED FEE
DATE OF VALUE	AUGUST 1, 2015
INCOME CAPITALIZATION APPROACH	
Discounted Cash Flow	$24,020,000
DCF $/SF (NRA)	$210/SF
Holding Period	10 Years
Terminal Capitalization Rate	6.00%
Internal Rate of Return (Cash Flow)	8.50%
Internal Rate of Return (Reversion)	8.50%
Direct Capitalization	$23,140,000
Direct Capitalization $/SF	$202/SF
NOI (As-Is)	$1,272,441
NOI $/SF	$11.13/SF
Capitalization Rate	5.50%
INCOME CONCLUSION	$24,000,000
Income Conclusion $/SF	$210/SF
SALES COMPARISON APPROACH	
SALES CONCLUSION	$20,570,000
Sales Conclusion $/SF	$180/SF
FINAL VALUE CONCLUSION	
FINAL VALUE	$24,000,000
$/SF	$210/SF
Implied Capitalization Rate	5.30%

AERIAL PHOTOGRAPH


N 31st Pl
N 31st Way
E Sierra Vista Dr
E Lincoln Dr
S
E Ste
N 33rd St
Dr
Marlette Ave
Marlette Ave
N 33rd St
E Sierra Madre Way
Google
2015 Google Imagery ©2015 DigitalGlobe, U.S. Geological Survey, USDA Farm Service Agency

SUBJECT PHOTOGRAPHS



VIEW OF EAST TENANT SPACES


ANIMAL HOSPITAL

FRONT VIEW OF CENTRAL AREA


PET CLUB

VIEW OF WEST ELEVATION



VIEW OF EAST ELEVATION



INTERIOR VIEW OF PET CLUB



INTERIOR VIEW OF STARBUCKS



VIEW ALONG LINCOLN DRIVE FRONTAGE



VIEW ACROSS INTERSECTION



VIEW NORTHEAST ACROSS INTERSECTION



INTERIOR OF STARBUCKS

PROPERTY IDENTIFICATION

The subject is a Retail / Commercial (Convenience/Strip Center) located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Maricopa County, Arizona. The assessor's parcel number is: 164-12-778B.

SCOPE OF WORK

The scope of work for this appraisal assignment is outlined below:

- The appraiser analyzed the regional and local area economic profiles including employment, population, household income, and real estate trends.
- The appraiser confirmed and analyzed legal and physical features of the subject, and how they impact the functionality and overall competitive position of the property.
- The appraiser completed a retail supply/demand market analysis of the Maricopa County market and Phoenix sub-market. Conclusions were drawn regarding the subject property's competitive position given its physical and locational characteristics, the prevailing economic conditions and external influences.
- The appraiser conducted Highest and Best Use analysis and conclusions were drawn for the highest and best use of the subject property As-Vacant and As-Improved.
- The appraiser confirmed and analyzed financial features of the subject property. This information, as well as trends established by confirmed market indicators, was used to forecast performance of the subject property.
- Selection of the valuation methods was based on the identifications required in USPAP relating to the intended use, intended users, definition and date of value, relevant property characteristics and assignment conditions. This appraisal developed the Income (Discounted Cash Flow & Direct Capitalization) and Sales Comparison approaches to value, which were adjusted and reconciled as appropriate.
- Reporting of this appraisal is in an Appraisal Report format as required in USPAP Standard 2. The appraiser's analysis and conclusions are fully described within this document.
- I understand the Competency Rule of USPAP and the author of this report meets the standards.
- No one provided significant real property appraisal assistance to appraiser signing this certification. Assistance included gathering, analyzing and reporting regional, local area, zoning, and tax information, confirming some of the comparable data, and assisting with portions of the valuation analysis.

SOURCES OF INFORMATION

The following sources were contacted to obtain relevant information:

SOURCES OF INFORMATION	
ITEM	SOURCE
Tax Information	Maricopa County Tax Assessor
Zoning Information	City of Phoenix Zoning Code
Site Size Information	Maricopa County Tax Assessor
Building Size Information	Maricopa County Tax Assessor
New Construction	City of Phoenix / Maricopa County
Flood Map	STDB On-line
Demographics	STDB On-line
Comparable Information	See Comparable Datasheets for details
Other Property Data	RealQuest
Rent Roll	Owner
Income/Expense Statements	Owner

SUBJECT PROPERTY INSPECTION

The following table illustrates the Colliers International professionals involved with this appraisal report and their status related to the property inspection.

SUBJECT PROPERTY INSPECTION			
APPRAISER	INSPECTED	EXTENT	DATE OF INSPECTION
Derrick Sinclair, MAI, CCIM	Yes	Interior/Exterior	August 1, 2015

CLIENT IDENTIFICATION

The client of this specific assignment is Landwin Partners Fund.

PURPOSE

The purpose of this appraisal is to develop an opinion of the Retrospective Market Value of the subject property as of two specified dates.

INTENDED USE

The intended use of this appraisal is to be used in support of an audit of financial statements for the entities holding the Subject Property.

INTENDED USERS

Intended users of this report include Landwin Partners Fund and GlassRatner Advisory & Capital Group LLC. Use of this report by Third-Parties and other unintended users is not permitted. This report must be used in its entirety. Reliance on any portion of the report independent of others, may lead the reader to erroneous conclusions regarding the property values. Unless approval is provided by the authors no portion of the report stands alone.

ASSIGNMENT DATES

Date of Report	August 5, 2015
Date of Inspection	August 1, 2015
Valuation Date - As-Is	June 30, 2015

PERSONAL INTANGIBLE PROPERTY

No personal property or intangible items are included in this valuation.

PROPERTY AND SALES HISTORY

Current Owner

The subject title is currently recorded in the name of 32nd St. Landis Family LLC who acquired title to the property on April 4, 2007 as improved for $4,600,000, as recorded in document #415510 of the Maricopa County Deed Records.

Three-Year Sales History

The subject has not sold in the last three years.

Subject Sale Status

The subject is not currently listed for sale. The property was listed for sale approximately 4 months ago. Two offers where received. The owner is perusing a sale to the highest bidder at $8,000,000.

DEFINITIONS OF VALUE

Given the scope and intended use of this assignment, the following definition of value is applicable:

Market Value

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming that the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;
2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
3. A reasonable time is allowed for exposure in the open market;
4. Payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and
5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.[1]

PROPERTY RIGHTS APPRAISED

The property rights appraised constitute the leased fee interest.

Leased Fee Interest

A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship.[2]

VALUE SCENARIOS

The valuation scenarios developed in this appraisal report include the Current Market Value of the subject property's leased fee interest.

[1] Office of Comptroller of the Currency (OCC), Title 12 of the Code of Federal Regulation, Part 34, Subpart C - Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); This is also compatible with the FDIC, FRS and NCUA definitions of market value.
[2] The Dictionary of Real Estate Appraisal, Fifth Edition, Appraisal Institute, Chicago, Illinois, 2010

REGIONAL MAP


Anthem
Carefree
Phoenix Sonoran Desert Preserve
Pinnacle Peak
Troon North
Rio Verde
Desert View
McDowell Mountain Regional Park
Deer Valley
DC Ranch
Sun City West
Surprise
Fort McDowell
Fountain Hills
Peoria
Glendale
Paradise Valley
Scottsdale
Litchfield Park
Maryvale Village
Encanto
Tolleson
Phoenix
Goodyear
Tempe
Mesa
Salt River
Estrella Mountain Regional Park
Laveen Village
Guadalupe
South Mountain Park
Ahwatukee
Gilbert
Ahwatukee Foothills Village
Chandler
Komatke
Santa Cruz
Sun Lakes
Chandler Heights
Google
Map data ©2015 Google

LOCAL AREA MAP


Piestewa Peak Park
WHISPERING CANYON
N 22nd St
N 23rd Pl
INDIAN HILLS
Granada Park
E Lincoln Dr
S
E Lincoln Dr
LINCOLN HILLS
N 36th St
N 40th St
MIRADA LOS ARCOS
N 38th St
N 38th Pl
BILTMORE VILLAS
BILTMORE COURTS
PENNINGTON ESTATES
LA COLINA
SUPERFON ACRES
NOB HILL SITES
ALTA VISTA PARK
N Homestead Ln
TALIVERDE
OLD ADOBE
E Stanford Dr
ARIZONA BILTMORE ESTATES
N 32nd St
E Oregon Ave
E Georgia Ave
E Colter St
BILTMORE ADOBE
BILTMORE TERRACE CONDOMINIUMS
N 34th St
BILTMORE PLAZA
E Camelback Rd
CAMELBACK
ORCHARDS
E Camelback Rd
Map data ©2015 Google

SUBJECT PROPERTY ANALYSIS

The following discussion draws context and analysis on how the subject property is influenced by the local and immediate areas.

Subject Property Analysis

The uses adjacent to the property are noted below:

- **North -** Single-Family Residential
- **South -** Commercial Uses
- **East -** Vacant Land
- **West -** Commercial Uses

Access

The subject site has frontage on both Lincoln Drive and 32nd Street which are major, section line arterials with a signalized intersection. 32nd Street ends north of the subject. Overall access is average for a neighborhood shopping center.

Visibility

The subject is clearly visible in both directions along the street. The visibility of the property is not hampered by adjacent properties, trees or other obstructions. In comparison to competitive properties, the subject property has good visibility.

PLAT MAP


MARICOPA COUNTY
OFFICIAL PARCEL MAP
STATE OF ARIZONA
PT. SECTION 11 T02N R03E
LOCATOR GRID
SUBDIVISIONS
MARICOPA COUNTY ASSESSOR'S OFFICE
BILTMORE MOUNTAIN VILLAS 1
LINCOLN DRIVE
MCR 400-02, 1996 SUB
BILTMORE HILLSIDE VILLAS
MCR 316-16, 1988 SUB
LINCOLN VIEW PLAZA
32ND STREET
MCR 473-50, 1999 SUB
BILTMORE GREENS 5
ARIZONA BILTMORE ESTATES UNIT 2 AMD
MCR 208-14, 1980 SUB
164-12-784B
9A
BILTMORE GREENS 4
LA COLINA

ZONING MAP


SUBJECT
E Lincoln Dr
N 32nd St
36TH ST
Zoning Classifications
Single-Family Residential
Multi-Family Residential
Downtown Code
Commercial
Industrial
Non-Developable
County

FLOOD MAP


STDBONLINE.com
FLOODSOURCE
FLOODSCAPE™
PROPERTY ADDRESS:
3165 E Lincoln Dr, Phoenix, Arizona, 85016
CITY OF PHOENIX
040051
North
CITY OF PHOENIX
TOWN OF PARADISE VALLEY
12
11
ZONE A
TOWN OF PARADISE VALLEY
CITY OF PHOENIX
OF PHOENIX
040051
600' 1200' 1800' 2400'
13
14
Arizona Canal
FLOODSCAPE™
Flood Hazards Map
Map Number
04013C1745L
Effective Date
October 16, 2013
Flood Legend
High flood risk
Moderate flood risk
Low flood risk
This report makes no representations or warranties concerning its content, accuracy or completeness.
STDBonline.com
469.574.1234
Powered by FloodSource
877.77.FLOOD
www.floodsource.com

SITE PLAN

PREPARED BY: Egan Daniels DATE: 05/07/2014

SUITE	TENANT	SIZE (SQ. FT.)	START DATE	END DATE
105	Pet Club	3,537	3/15/2012	12/31/2019
110/112	Foothills Pet Resort	4,084	3/15/2014	3/14/2020
115	Squaw Peak Animal Hospital	4,349	9/1/2011	2/9/2022
120	Starbucks	2,120	3/3/2012	2/28/2022
TOTAL AREA		14,090		

LEASED - NO ISSUES
RENEWAL LESS THAN ONE YEAR - OR TENANT ISSUES
VACANT


E. LINCOLN DRIVE
105
110
112
115
120
PARKING
N. 32ND STREET
PARKING

*Site plan as completed

SITE DESCRIPTION

General Description

The subject site consists of 1 parcel. As noted below, the subject site has 50,094 SF (1.15 AC) of land area. The area is estimated based on the assessor's parcel map, and may change if a professional survey determines more precise measurements. Going forward, our valuation analyses will utilize the usable site area. The following discussion summarizes the subject site size and characteristics.

Assessor Parcel	164-12-778B	
Number Of Parcels	1	
Land Area	**Acres**	**Square Feet**
Primary Parcel	1.15	50,094
Unusable Land	0.00	0
Excess Land	0.00	0
Surplus Land	0.00	0
Total Land Area	**1.15**	**50,094**
Shape	Irregular - See Plat Map For Exact Shape	
Topography	Level at street grade	
Drainage	Assumed Adequate	
Utilities	All available to the site	

Street Improvements

	Street	Direction	No. Lanes	Street Type	Curbs	Sidewalks	Streetlights	Center Lane	Gutters
East Lincoln Drive	Primary Street	two-way	four-lane	minor arterial	✓	✓	✓	✓	✓
North 32nd St	Primary Street	two-way	four-lane	minor arterial	✓	✓	✓	✓	✓

Frontage

280 feet of frontage on E Lincoln Drive and 213.5 feet of frontage on 32nd Street

Traffic Counts

	LOCATION	DATE	SOURCE	COUNT
East Lincoln Drive	E Lincoln Blvd	2012	MPSI Estimate	21,524
North 32nd St	N 32nd St	2012	MPSI Estimate	18,776
	TOTAL			40,300

Accessibility

Average - There are four total curb cuts including two right-in-right-out along Lincoln Drive and 32nd Street.

Exposure

Fair/Average - The subject is at a signalized corner location at the intersection of two well-traveled arterials

Seismic

Low Risk

Flood Zone

Zone X (Unshaded). This is referenced by Community Number 04013C, Panel Number 1745L, dated October 16, 2013. Zone X (unshaded) is a moderate and minimal risk area. Areas of moderate or minimal hazard are studied based upon the principal source of flood in the area. However, buildings in these zones could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local stormwater drainage systems are not normally considered in a community's flood insurance study. The failure of a local drainage

system can create areas of high flood risk within these zones. Flood insurance is available in participating communities, but is not required by regulation in these zones. Nearly 25-percent of all flood claims filed are for structures located within these zones. Minimal risk areas outside the 1-percent and .2-percent-annual-chance floodplains. No BFEs or base flood depths are shown within these zones. (Zone X (unshaded) is used on new and revised maps in place of Zone C.)

Site Rating Overall, the subject site is considered a good retail / commercial site in terms of its location, exposure, and access to employment, education and shopping centers, recognizing its location along a neighborhood collector street.

Easements A preliminary title report was not available for review. During the on-site inspection, no adverse easements or encumbrances were noted. This appraisal assumes that there is no negative value impact on the subject improvements. If questions arise regarding easements, encroachments, or other encumbrances, further research is advised.

Soils A detailed soils analysis was not available for review. Based on the development of the subject, it appears the soils are stable and suitable for the existing improvements.

Hazardous Waste We have not conducted an independent investigation to determine the presence or absence of toxins on the subject property. If questions arise, the reader is strongly cautioned to seek qualified professional assistance in this matter. Please see the Assumptions and Limiting Conditions for a full disclaimer.

IMPROVEMENT DESCRIPTION

The information presented below is a basic description of the existing improvements using sources deemed dependable for this analysis. It is assumed that there are no hidden defects, and that all structural components are functional and operational, unless otherwise noted.

Property Type	Retail / Commercial - Convenience/Strip Center
Design	Multi-Tenant Occupied By Third Party Tenants - 4 Tenant Spaces
Number of Buildings	1
Number of Stories	1
Net Rentable Area (NRA)	14,090 SF
Gross Building Area (GBA)	14,090 SF
Site Coverage Ratio	28.1%
Land to Building Ratio	3.6 : 1
Parking	37 (Surface) 2.6/1,000 SF NRA
Year Built	1982
Age/Life Analysis	
Actual Age	33 Years
Effective Age	5 Years
Economic Life	50 Years
Remaining Life	45 Years
Quality	Average
Condition	Average

Basic Construction	Concrete block
Foundation	Poured concrete slab
Framing	Wood post and beam
Exterior Walls	Stucco
Roof	Sealed membrane
Insulation	Assumed to be standard and to code for both walls and ceilings
Heating	Forced Air
Air Conditioning	HVAC
Lighting	Fluorescent
Interior Walls	Drywall
Electrical	Each tenant is separately metered.
Ceilings	2 x 4 acoustical tile
Windows	Standard storefront windows; glass in aluminum frames
Doors	Each unit has a double door system, glass in metal frame
Flooring	Typical per tenant preference
Plumbing	Each tenant has at least one, 1/2 bath with toilet, sink and mirror.

Fire Protection	The subject has a fire sprinkler system.
Landscaping	Asphalt paving, concrete sidewalks, concrete curbing, pole mounted lights and low maintenance sprinklered landscaping
Signage	Each tenant has space for signage above their units. There is a monument style sign along both fronting streets.
Deferred Maintenance	The subject property has an ongoing maintenance program in place. Based on my onsite inspection, no observable deferred maintenance exists.
Functional Design	The subject improvements offer average utility to the tenants. The site coverage and parking ratios are within market standards. Overall, the subject has a functional design considering the site and building configurations.

ASSESSMENT & TAXATION

Assessment of real property is established by an assessor that is an appointed or elected official charged with determining the value of each property. The assessment is used to determine the necessary rate of taxation required to support the municipal budget. A property tax is a levy on the value of property that the owner is required to pay to the municipality in which it is situated. Multiple jurisdictions may tax the same property.

The subject property is located within Maricopa County. The assessed value and property tax for the current year are summarized in the following table.

ASSESSMENT & TAXES

Tax Year	2015				Tax Rate	2.8053%
Tax Rate Area					Taxes Current	Yes
Taxes SF Basis	Gross Building Area					
APN	**LAND**	**IMPV**	**TOTAL**	**EXEMPTIONS**	**TAXABLE**	**BASE TAX**
164-12-778B	$1,103,200	$660,400	$1,763,600	$0	$1,763,600	$49,475
Totals	**$1,103,200**	**$660,400**	**$1,763,600**	**$0**	**$1,763,600**	**$49,475**
Total/SF	**$78.30**	**$46.87**	**$125.17**	**$0.00**	**$125.17**	**$3.51**
Total Base Tax & Additional Tax Charges						**$49,475**
Total Base Tax & Additional Tax Charges Per SF						**$3.51**

Source: Maricopa County Assessment & Taxation

ZONING ANALYSIS

The zoning characteristics for the subject property are summarized below:

ZONING SUMMARY

Municipality Governing Zoning	City of Phoenix Planning & Zoning Department
Current Zoning	Planned Shopping Center (PSC)
Permitted Uses	Retail
Prohibited Uses	Residential and industrial
Current Use	Retail
Is Current Use Legally Permitted?	Yes
Zoning Change	Not Likely

Based on the interpretation of the zoning ordinance, the subject property is a permitted use that could be rebuilt if unintentionally destroyed.

INTRODUCTION

The market analysis section provides a comprehensive study of supply/demand conditions, examines transaction trends, and interprets ground level information conveyed by market participants. Based on these findings and an analysis of the subject property, conclusions are drawn with regard to the subject's competitive position within the marketplace. Below is a list of the various sections covered in the following Retail Market Analysis:

- Phoenix Retail Market
- Central Scottsdale Retail Submarket
- Competitive Dataset Analysis
- Broker / Market Participant Interviews
- Transaction Trends
- Subject Property Analysis

PHOENIX RETAIL MARKET

The following is an analysis of supply/demand trends in the Phoenix Retail Market using information provided by CoStar, widely recognized as a credible source for tracking market statistics. The table below presents historical data for key market indicators.

PHOENIX HISTORICAL STATISTICS (LAST NINE YEARS)

PERIOD	SUPPLY	NEW CONSTRUCTION	NET ABSORPTION	VACANCY	ASKING RENT
2006	193,618,686 SF	9,058,173 SF	7,051,458 SF	6.1%	$18.07/SF
2007	205,251,789 SF	12,177,537 SF	9,697,509 SF	6.3%	$19.84/SF
2008	214,306,939 SF	9,103,945 SF	2,437,609 SF	8.3%	$19.52/SF
2009	217,230,041 SF	3,017,103 SF	(2,886,222) SF	11.4%	$17.93/SF
2010	217,802,534 SF	883,811 SF	(1,109,703) SF	12.6%	$16.57/SF
2011	217,434,535 SF	705,935 SF	178,421 SF	12.9%	$15.25/SF
2012	217,736,368 SF	1,252,016 SF	2,409,697 SF	12.0%	$14.55/SF
2013	218,678,820 SF	1,333,655 SF	2,742,942 SF	11.0%	$14.12/SF
2014	218,866,903 SF	936,434 SF	2,043,450 SF	10.2%	$14.08/SF
CAGR	1.4%	-	-	-	(2.7%)

*Supply numbers based on information which is amended/updated on an on-going basis by Costar.
Source: Costar®

Over the past nine years the Phoenix Retail market was somewhat soft where there was slight imbalance in prevailing Retail supply/demand conditions. Over this time period the market inventory significantly increased by 19.9%. Further there was positive absorption (11.7% change), moderate increase in the vacancy rate (4.1% change) and considerable decrease of the asking average rent (-22.1% change).


PHOENIX VACANCY & SUPPLY (SF)
14%
12%
10%
8%
6%
4%
2%
0%
225,000,000
220,000,000
215,000,000
210,000,000
205,000,000
200,000,000
195,000,000
190,000,000
185,000,000
180,000,000
2006 2007 2008 2009 2010 2011 2012 2013 2014
SUPPLY
VACANCY
©CoStar


ASKING RENT
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
2006 2007 2008 2009 2010 2011 2012 2013 2014
ASKING RENT
©CoStar


CONSTRUCTION/ABSORPTION & VACANCY
NEW CONSTRUCTION
NET ABSORPTION
©CoStar


PHOENIX VACANCY & ASKING RENTAL RATE (LAST FOUR QUARTERS)
2014 3Q
2014 4Q
2015 1Q
2015 2Q
ASKING RENT
VACANCY
©CoStar

The following table summarizes the trailing four quarter performance of the Phoenix market.

PHOENIX TRAILING FOUR QUARTER PERFORMANCE					
PERIOD	SUPPLY	NEW CONSTRUCTION	NET ABSORPTION	VACANCY	ASKING RENT
2014 3Q	218,736,413 SF	136,208 SF	718,657 SF	10.1%	$14.13/SF
2014 4Q	218,866,903 SF	407,983 SF	789,224 SF	9.8%	$13.89/SF
2015 1Q	219,024,417 SF	296,799 SF	108,959 SF	9.8%	$13.81/SF
2015 2Q	218,981,711 SF	235,951 SF	468,645 SF	9.6%	$13.95/SF

Source: Costar®

Over the past four quarters the Phoenix retail market has experienced a moderate increase of supply. These key factors have resulted in positive net absorption, decrease of vacancy rates and nominal decrease of asking rent in the marketplace.

Key supply/demand statistics for the most recent quarter, last year and historical averages are summarized below.

PHOENIX MARKET TREND ANALYSIS			
	2Q 2015	2014	Last 9
Total SF	218,981,711	218,866,903	213,436,291
Vacant SF	21,010,247	20,903,377	21,530,979
Market Vacancy	9.6%	10.2%	10.1%
Construction Growth Rate	0.1%	0.4%	1.4%
Absorption Rate	0.2%	0.9%	1.1%
Average Asking Rent/SF	$13.95	$14.08	$16.66

Source: Costar®

Vacancy

The 2Q 2015 vacancy rate (9.6%) is slightly lower than last year (10.2%) and FALSE the average vacancy over the past nine years (10.1%). The historic vacancy trend indicates stable long-term demand for retail space in the Phoenix market. The most recent vacancy trends demonstrate similar market conditions in comparison to the historic trend and suggest continued stability moving forward.

Supply

The inventory grew by 0.1% during 2Q 2015, whereas the growth rate was 0.4% last year. Over the past nine years the Phoenix retail market grew at a CAGR of 1.4%. The historic trend demonstrates a moderate growth rate that was generally supported. The most recent trends show slightly reduced growth in comparison to the historic trend in reaction to the current economic conditions. As summarized in the table below, there are 29 Retail projects under construction in the Phoenix Retail market totaling 584,435 SF that represent 0.3% of supply that will be added in the near term. The construction activity in the market appears to be at a level that will reasonably be supported by the market. Based on this evidence it appears that supply side issues do not represent a threat to the stability of supply/demand conditions in the market.

PHOENIX RETAIL CONSTRUCTION ACTIVITY SUMMARY			
STATUS	NO. OF PROJECTS	SIZE (SF)	% OF SUPPLY
Under Construction	29	584,435	0.3%

Source: Costar®

Absorption

During 2Q 2015 net absorption was 0.2% and net absorption was 0.9% over the last year. The Phoenix retail market has established an overall trend of stable absorption (1.1%) over the past nine years. The historic absorption trend indicates stable long-term demand for retail space in the Phoenix market. The most recent absorption trends demonstrate similar market conditions in comparison to the historic trend and suggest continued stability moving forward.

Phoenix Market Conclusion

Based on the preceding analysis, the Phoenix Retail market demonstrates somewhat strong fundamentals. Analysis of supply and demand factors indicate the market is currently stable with no evidence to prove this will change any time soon. The greatest strength of the market appears to be its low vacancy rates. There are no observed weaknesses of the market that stand out.

CENTRAL SCOTTSDALE RETAIL SUBMARKET OVERVIEW

The following is an analysis of supply/demand trends in the Central Scottsdale Retail Submarket using information provided by CoStar. The table below presents historical data for key market indicators.

CENTRAL SCOTTSDALE HISTORICAL STATISTICS (LAST NINE YEARS)					
PERIOD	SUPPLY	NEW CONSTRUCTION	NET ABSORPTION	VACANCY	ASKING RENT
2006	15,285,927 SF	182,522 SF	(40,993) SF	4.2%	$24.80/SF
2007	15,247,015 SF	114,263 SF	(54,333) SF	5.1%	$24.26/SF
2008	15,332,818 SF	102,873 SF	(189,606) SF	5.5%	$23.78/SF
2009	15,508,824 SF	177,542 SF	(443,342) SF	9.8%	$21.05/SF
2010	15,517,540 SF	30,366 SF	(191,279) SF	10.9%	$23.33/SF
2011	15,437,507 SF	17,636 SF	(64,136) SF	12.0%	$23.09/SF
2012	15,468,038 SF	68,504 SF	292,097 SF	10.4%	$22.62/SF
2013	15,499,117 SF	56,996 SF	166,966 SF	9.1%	$22.44/SF
2014	15,328,790 SF	73,913 SF	237,183 SF	7.2%	$23.78/SF
CAGR	0.0%	-	-	-	(0.5%)

*Supply numbers based on information which is amended/updated on an on-going basis by Costar.
Source: Costar®

Over the past nine years the Central Scottsdale Retail market was somewhat soft where there was slight imbalance in prevailing Retail supply/demand conditions. Over this time period the market inventory increased by 5.4%. Further there was slight negative absorption (-1.9% change), moderate increase in the vacancy rate (3.0% change) and minimal decrease of the asking average rent (-4.1% change).


CENTRAL SCOTTSDALE VACANCY & SUPPLY (SF)
14%
12%
10%
8%
6%
4%
2%
0%
15,550,000
15,500,000
15,450,000
15,400,000
15,350,000
15,300,000
15,250,000
15,200,000
15,150,000
15,100,000
2006 2007 2008 2009 2010 2011 2012 2013 2014
SUPPLY
VACANCY
©CoStar


ASKING RENT
$26.00
$25.00
$24.00
$23.00
$22.00
$21.00
$20.00
$19.00
2006 2007 2008 2009 2010 2011 2012 2013 2014
ASKING RENT
©CoStar


CONSTRUCTION/ABSORPTION & VACANCY
14%
12%
10%
8%
6%
4%
2%
0%
400,000
200,000
0
(200,000)
(400,000)
(600,000)
2006 2007 2008 2009 2010 2011 2012 2013 2014
NEW CONSTRUCTION
NET ABSORPTION
©CoStar


CENTRAL SCOTTSDALE VACANCY & ASKING RENTAL RATE (LAST FOUR QUARTERS)
7.6%
7.4%
7.2%
7.0%
6.8%
6.6%
6.4%
6.2%
6.0%
5.8%
$25.00
$24.50
$24.00
$23.50
$23.00
$22.50
$22.00
$21.50
$21.00
$20.50
2014 3Q 2014 4Q 2015 1Q 2015 2Q
ASKING RENT
VACANCY
©CoStar

The following table summarizes the trailing four quarter performance of the Central Scottsdale submarket.

CENTRAL SCOTTSDALE TRAILING FOUR QUARTER PERFORMANCE

PERIOD	SUPPLY	NEW CONSTRUCTION	NET ABSORPTION	VACANCY	ASKING RENT
2014 3Q	15,337,115 SF	0 SF	(44,066) SF	7.5%	$24.59/SF
2014 4Q	15,328,790 SF	0 SF	157,576 SF	6.4%	$22.17/SF
2015 1Q	15,328,790 SF	0 SF	(70,644) SF	6.8%	$22.25/SF
2015 2Q	15,326,110 SF	0 SF	(49,556) SF	7.1%	$22.07/SF

Source: Costar®

Over the past four quarters the Central Scottsdale retail market has experienced no growth of supply. There was also negative net absorption, decrease in vacancy rates and decrease of asking rent in the marketplace.

Key supply/demand statistics for the most recent quarter, last year and historical averages are summarized below.

CENTRAL SCOTTSDALE MARKET TREND ANALYSIS

	2Q 2015	2014	Last 9
Total SF	15,326,110	15,328,790	15,402,842
Vacant SF	1,094,485	947,371	1,269,365
Market Vacancy	7.1%	7.2%	8.2%
Construction Growth Rate	0.0%	0.5%	0.0%
Absorption Rate	(0.3%)	1.5%	(0.2%)
Average Asking Rent/SF	$22.07	$23.78	$23.24

Source: Costar®

Vacancy

The 2Q 2015 vacancy rate (7.1%) is consistent with last year (7.2%) and slightly lower than the average vacancy over the past nine years (8.2%). The historic vacancy trend indicates stable long-term demand for retail space in the Central Scottsdale market. The most recent vacancy trends demonstrate superior market conditions in comparison to the historic trend and suggest continued stability moving forward.

Supply

There was no new inventory added during 2Q 2015, whereas the growth rate was 0.5% last year. Over the past nine years the Central Scottsdale retail market grew at a CAGR of 0.0%. The historic trend demonstrates a nominal growth rate that was generally supported. The most recent trends show similar growth in comparison to the historic trend in reaction to the current economic conditions. As summarized in the table below, there are 5 Retail projects under construction in the Central Scottsdale Retail market totaling 200,689 SF that represent 1.3% of supply that will be added in the near term. The construction activity in the market appears to be at a level that will reasonably be supported by the market. Based on this evidence it appears that supply side issues do not represent a threat to the stability of supply/demand conditions in the market.

CENTRAL SCOTTSDALE RETAIL CONSTRUCTION ACTIVITY SUMMARY			
STATUS	NO. OF PROJECTS	SIZE (SF)	% OF SUPPLY
Under Construction	5	200,689	1.3%

Source: Costar®

Absorption

During 2Q 2015 net absorption was -0.3% and net absorption was 1.5% over the last year. The Central Scottsdale retail market has established an overall trend of somewhat weak absorption (-0.2%) over the past nine years. The historic absorption trend indicates somewhat weak long-term demand for retail space in the Central Scottsdale market. The most recent absorption trends demonstrate similar market conditions in comparison to the historic trend and suggest continued stability moving forward.

Central Scottsdale Submarket Conclusion

Based on the preceding analysis, the Central Scottsdale Retail market demonstrates sound fundamentals. Analysis of supply and demand factors indicate the market is currently stable with no evidence to prove this will change any time soon. There are no observed weaknesses of the market that stand out.

HIGHEST AND BEST USE ANALYSIS

This section develops the highest and best use of the subject property as-vacant and as-improved. The highest and best use, or most probable use, must be legally permissible, physically possible, financially feasible, and maximally productive.

As-Vacant Analysis

Permitted uses of the subject's Planned Shopping Center (PSC) zoning were listed in the Zoning Analysis section. Regarding physical characteristics, the subject site is irregular in shape and has level topography with average access and fair/average exposure. The subject site has frontage on a commercial collector. The immediate area is developed with office, retail, mixed-use and auto dealership development along major arterials that is interspersed with multi-family complexes and single-family residential development removed from arterials. Based on my observations of land development trends for sites with similar zoning and physical characteristics as the subject and analysis of current supply/demand trends, the highest and best use of the subject site as-vacant is multi-tenant retail.

As-Improved Analysis

The subject's Retail / Commercial (Convenience/Strip Center) use (as-improved) is a permitted use by the PSC zoning. The legal factors influencing the highest and best use of the subject property support the existing use. The subject's improvements were originally constructed in 1982 with a total renovation and addition in 2011/2012. We estimate a remaining economic life of 45 years. The project is of average quality construction and in average condition, with adequate service amenities. Legal, physical, locational and marketability factors support the existing use as the highest and best use of the subject site.

In addition to legal, physical and locational considerations, analysis of the subject property as-improved requires the treatment of alternative uses for the property. The five possible alternative treatments of the property are demolition, expansion, renovation, conversion, and the subject's use "as-improved". The renovation and addition represents the highest and best use.

VALUATION METHODS

The following presentation of the appraisal process deals directly with the valuation of the subject property. The paragraphs below describe the standard approaches to value that were considered for this analysis.

Income Approach

The two fundamental methods of this valuation technique include Discounted Cash Flow and Direct Capitalization.

Characteristics specific to the subject property warrant that this valuation technique is developed. Development of the Income Approach is a specific scope requirement of this assignment. The subject is an investment property; therefore, the Income Approach represents the decision making process of knowledgeable buyers and sellers of this property type.

The Discounted Cash Flow analysis is the only applicable approach given the required lease up. The DCF analysis models a property's performance over a buyer's investment horizon from the date of acquisition through the projected sale of the property at the end of the holding period. Net cash flows from property operations and the reversion are discounted at a rate reflective of the property's economic and physical risk profile.

Sales Comparison Approach

Characteristics specific to the subject property warrant that this valuation technique to be developed. Development of the Sales Comparison Approach is a specific scope requirement of this assignment. Sufficient sales data is available to provide a credible value estimate by the Sales Comparison Approach. Based on this reasoning, the Sales Comparison Approach is presented within this appraisal.

Land Valuation

Characteristics specific to the subject property do not warrant that a site value is developed. Development of the subject site value is not a specific scope requirement of this assignment. Therefore, this appraisal does not provide valuation of the subject site.

Cost Approach

Characteristics specific to the subject property do not warrant that this valuation technique is developed. Development of the Cost Approach is not a specific scope requirement of this assignment. The Cost Approach has limited applicability due to the age of the improvements and lack of market based data to support an estimate of accrued depreciation. Based on the preceding information, the Cost Approach will not be presented.

Reconciliation of Value Conclusions

The Income and Sales Comparison approaches are used to value the subject property, which will be reconciled into the final opinion of market value in the Analysis of Value Conclusions section. The subject has been valued based on the Highest and Best use as of the dates of valuation. As we have described, the property was vacant at each date. The renovation plan at the first date was contemplated. As of the second date, the plan was well underway. The valuation will assume that the renovations are completed with speculative leasing going forward. While property was leased up over time, no leases had been signed as of the date of valuation.

INCOME APPROACH

The Income Approach is based on the premise that properties are purchased for their income producing potential. It considers both the annual return on the invested principal and the return of the invested principal. This valuation technique entails careful consideration of contract rents currently in place, projected market rents, other income sources, vacancy allowances, and projected expenses associated with the efficient operation and management of the property. The relationship of these income estimates to property value, either as a single stream or a series of projected streams, is the essence of the income approach. The two fundamental methods of this valuation technique include Discounted Cash Flow and Direct Capitalization.

Discounted Cash Flow (DCF)

The DCF analysis models a property's performance over a buyer's investment horizon from the current as is status of the property, to projected stabilization of operations and through the projected sale of the property at the end of the holding period. Net cash flows from property operations and the reversion are discounted at a rate reflective of the property's economic and physical risk profile.

Direct Capitalization

This method analyzes the relationship of one year's stabilized net operating income to total property value. The stabilized net operating income is capitalized at a rate that implicitly considers expected growth in cash flow and growth in property value over a buyer's investment horizon. The implied value may be adjusted to account for non-stabilized conditions or required capital expenditures to reflect an as is value.

Given the appraisal problem and defined scope of work, the following table summarizes the value scenarios and Income Approach methods developed within this appraisal report:

INCOME APPROACH VALUE SCENARIOS		
VALUE	METHODS USED	
SCENARIO	DCF	DIRECT CAP
As-Is Market Value	✓	✓

Discounted Cash Flow and Direct Capitalization analysis are both applicable and developed within this analysis. The resulting opinions of value are correlated into a final value when multiple methods are applied to the same scenario.

Income Approach Framework

The following identifies the primary sections and order in which the Income Approach is developed.

- Overview of Contract Rents
- Market Rent Analysis
- Cash Flow Risk Analysis
- Income & Expense Analysis
- Investment Market Analysis
- Discounted Cash Flow
- Direct Capitalization
- Adjustments to Value
- Income Approach Reconciliation

OVERVIEW OF CONTRACT RENTS

This section provides an overview of the subject's existing leases, current leasing activity and asking rents for any vacant space as applicable. The rental income conclusion was reconciled taking into account such items as durability of in-place contract rents, lease escalations and market terms as measured by rent comparables.

Rent Roll

The following Rent Roll Summary reflects a breakdown of the individual tenant spaces and a snapshot of in-place contract rents including lease term, expense structure, base rent, expense recovery and total income. The Rent Roll Detail presented in the Addenda provides additional information on the leases including rent schedules, expense recovery methods, renewal options and expiration assumptions.

RENT ROLL SUMMARY — As of Analysis Start Date Aug-15

		Occup	Vacant	Total	% of	Lease Term			Expense	Current Base Rent (1)		Expense Recovery (1)		Total Income (1)	
Ste	Tenant	SF	SF	NRA (SF)	Total SF	Start	End	Yrs	Structure	Annual	PSF (Yr.)	Annual	PSF (Yr.)	Annual	PSF (Yr.)
105	Pet Club	3,537		3,537	25.1%	3/12	12/19	7.8	Triple Net	$116,721	$33.00	$24,828	$7.02	$141,549	$40.02
110/112	Foothills Pet Resort	4,084		4,084	29.0%	3/14	3/20	6.1	Triple Net	$134,772	$33.00	$28,667	$7.02	$163,439	$40.02
115	Squaw Peak Animal Hospital	4,349		4,349	30.9%	9/11	2/22	10.5	Triple Net	$147,141	$33.83	$30,526	$7.02	$177,667	$40.85
120	Starbucks	2,120		2,120	15.0%	3/12	2/22	10.0	Triple Net	$69,960	$33.00	$14,880	$7.02	$84,840	$40.02
Total NRA		14,090	0	14,090	100.0%					$468,594	$33.26	$98,901	$7.02	$567,495	$40.28
Occupied %		100.0%													
Vacant %		0.0%													

(1) Current Dollars Annualized (full year amounts include contractual increases, partial year amounts are annualized in all cases for analysis purposes). For tenants who are expected to be in occupancy for less months (due to start date or expiration) rent and recovery amounts are annualized based on current monthly figure x 12, or the next monthly figure x 12.
Base Rent consists of contractual rental revenue only, and omits porters wage and percentage rent.

As indicated in the preceding table the subject property contains 14,090 SF of NRA of which 14,090 SF is currently occupied, and 0 SF is currently vacant. The current occupancy level of 100.0% is above the stabilized occupancy level estimate of 94.0% that was developed in this appraisal.

RENT ROLL ANALYSIS	LOW	HIGH	AVERAGE
Tenant Spaces SF	2,120	4,349	3,523
Current Lease Terms	73	126	108
Rent PSF (Yr.)	$33.00	$33.83	$33.26
Expense Recovery PSF (Yr.)	$7.02	$7.02	$7.02

The existing subject lease terms range from 73 to 126 months, and average 108 months. The subject's lease terms are typical of on average longer than what is achievable in the market given the property type and various tenant categories.

Top Tenants

Below is a summary of the top tenants by size in the subject property.

TOP TENANTS BY SIZE

Name	Size	% of Total SF	Start	End	Total Contract Rent	Total Market Rent	Contract as % Market
Squaw Peak Animal Hospital	4,349	30.9%	9/11	2/22	$33.83	$33.00	102.5%
Foothills Pet Resort	4,084	29.0%	3/14	3/20	$33.00	$33.00	100.0%
Pet Club	3,537	25.1%	3/12	12/19	$33.00	$33.00	100.0%
Starbucks	2,120	15.0%	3/12	2/22	$33.00	$36.00	91.7%
Total	14,090	100.0%			-	-	-

The subject's top tenants listed above account for 14,090 SF of total space, or 100.0% of the total net rentable area. More specific market rent analysis is provided later in this section, but a comparison of contract to market is shown above for reference.

Rent Roll by Tenant Category

The following table summarizes the subject asset by tenant category based on the specific leasing assumptions built into the Argus cash flow model. The analysis breaks each category down by size and number of spaces, and provides averages for in-place contract rent, expense recovery and total income. Segregation and analysis of the tenant spaces in this manner provides insight into the relative performance of each category, which is meaningful when establishing market rent, vacancy projections and for refinement of leasing assumptions.

RENT ROLL SUMMARY BY TENANT CATEGORY As of Analysis Start Date Aug-15

MLA	Space Summary (SF)			%	Number of Spaces			Occupied Space Current Base Rent		Occupied Space Expense Recovery		Occupied Space Total Income (1)	
Category	Occup	Vacant	Total	Occup	Occup	Vacant	Total	Annual	PSF (Yr.)	Annual	PSF (Yr.)	Annual	PSF (Yr.)
In-Line 1	11,970	0	11,970	100.0%	3	0	3	$398,634	$33.30	$84,021	$7.02	$482,655	$40.32
Starbucks	2,120	0	2,120	100.0%	1	0	1	$69,960	$33.00	$14,880	$7.02	$84,840	$40.02
Total	14,090	0	14,090	100.0%	4	0	4	$468,594	$33.26	$98,901	$7.02	$567,495	$40.28

(1) Current Dollars Annualized (full year amounts include contractual increases, partial year amounts are annualized in all cases for analysis purposes). For tenants who are expected to be in occupancy for less months (due to start date or expiration) rent and recovery amounts are annualized based on current monthly figure x 12, or the next monthly figure x 12.

For analysis purposes and to be specific in my cash flow modeling, I have segregated the rent roll into the following Market Leasing Assumption categories:

- In-Line 1 has a total rentable area of 11,970 SF consisting of 3 tenant spaces with full occupancy.
- Starbucks has a total rentable area of 2,120 SF consisting of 1 tenant space with full occupancy.

MARKET RENT ANALYSIS

Having discussed the subject's current income producing capability in detail through an analysis of the subject rent roll, it is appropriate to examine competitive comparable properties within the market. This allows for a comparison of the subject property's contracts to what is attainable in the current market. Risks associated with anomalies between the subject rent roll and current market terms will be addressed in the Cash Flow Risk section that follows the Market Rent Analysis section.

Analysis by Tenant Category

Within the Overview of Contract Rents section, the subject tenant spaces were segregated into tenant categories defined in Argus by correlating Market Leasing Assumptions (MLAs). For each MLA, I provide a specific analysis, described below, as a rent module. In each rent module, I derive an opinion of market rent and correlating lease terms for each MLA included in my analysis.

- **Inline Analysis -** Comparable Inline leases are used to derive market rent for the Inline MLA category.

Adjustment Process

Quantitative adjustments are made to the comparable leases. The following adjustments or general market trends were considered for the basis of market rent analysis.

Transactional Adjustments	If warranted, the comparable leases were adjusted for varying lease structures, atypical concessions and market conditions. The adjustment for rent concession equivalency quantifies the differences between market standard free rent and tenant improvement allowances compared to those of the lease transaction, which were divided by the comparables lease term, and applied to the beginning "face" rent of the comparable lease. The market conditions adjustment is explained at the end of this section.
Concession Adjustment	No concession adjustment is warranted.

Property Adjustments	Quantitative percentage adjustments were made for location and physical characteristics such as size, age, condition, exposure and parking ratio. Where possible the adjustments applied are based on paired data or other statistical analysis. It should be stressed that the adjustments are subjective in nature and are meant to illustrate my logic in deriving a value opinion for the subject site.
Tenant Space Adjustments	The lease comparables were further adjusted to the subject to account for tenant space specific characteristics such as size and space functionality.

Transactional market conditions adjustment was based on a review of historical sale data, market participant interviews and review of current versus historical pricing. Based on my research, the following table summarizes the market conditions adjustment applied in this analysis.

MARKET CONDITIONS ADJUSTMENT	
Per Year	3%

Based on research and interpretation of value trends, a flat market conditions adjustment has been applied in this analysis. The analysis applies an upward market conditions adjustment of 3% annually reflecting the conditions between the oldest comparable lease date up through the effective valuation date.

ANALYSIS OF COMPARABLE INLINE LEASES

The Inline lease analysis is used to derive an opinion of market rent and correlating leasing assumptions for the Inline MLA category. The following table includes a summary of the comparables selected for this analysis, including relevant listings and actual leases at competing properties. Following the table is an adjustment grid, analysis and my conclusion. Datasheets containing more details of the comparables are presented later in the addenda.

INLINE LEASE SUMMATION TABLE

COMPARABLE	SUBJECT	LEASE 1	LEASE 2	LEASE 3	LEASE 4
Name	32nd Street &	Indian School	Cambelback	Raza Bella	E Glendale Ave
Address	3165 East Lincoln Drive	4280 E. Indian School Rd.	5013 N. 44th St.	4219 E. Indian Rd.	742 E. Glendale Ave.
City	Phoenix	Phoenix	Phoenix	Phoenix	Phoenix
State	AZ	AZ	AZ	AZ	AZ
Zip	85016	85018	85018	85018	85020
PHYSICAL INFORMATION					
Property Type	Retail /	Retail	Retail	Retail	Retail
NRA	14,090	77,043	77,043	5,996	41,124
Occupancy	100%	92%	92%	100%	85%
Location	Average	Fair/Average	Fair/Average	Fair/Average	Fair
Quality	Average	Average	Average	Average	Average
Condition	Average	Average	Average	Average	Average
Exposure	Fair/Average	Average	Average	Average	Average
Access	Average	Average	Average	Average	Average
Appeal	Average	Average	Average	Average	Average
Year Built	1982	1978	1978	2001	2001
LEASE INFORMATION					
Tenant Name		Your Mattress	Health Food &	The Yacht Club	Born Ready LLC
Commencement Date		2/1/2015	2/1/2014	9/1/2014	1/1/2015
Lease Type		New	New	New	New
Lease Status		Signed	Signed	Signed	Signed
Rate Type		NNN	NNN	NNN	NNN
Size (SF)		2,000	1,439	3,000	3,974
Term (Yrs)		5	-	10	5
Rent ($/SF/Yr.)		$26.00	$32.00	$32.00	$24.00
Avg. Escalation/Yr		-	-	3.0%	3.0%
Concessions		2 Mos.	0	-	-

COMPARABLE INLINE LEASE MAP


Preserve
E Northern Ave
Piestewa
Piestewa Peak Park
4
E Glendale Ave
S
E Lincoln D
N 7th St
Bethany Home Rd
51
N 12th St
2
N 16th St
E Camelback Rd
N 24th St
N 32nd St
N 20th St
3
E Indian School Rd
N 44th St
E Osborn Rd
CAMELBACK EAST VILLAGE
N 36th St
N 40th St
Google
©2015 Google Imagery ©2015 , DigitalGlobe, Landsat, U.S. Geological Survey, USDA Farm Service Agency

COMPARABLE KEY

COMP	DISTANCE	NAME	ADDRESS	TENANT	LEASE DATE	SF	$/SF
SUBJECT	-	32nd Street & Lincoln Dr	3165 East Lincoln Drive, Phoenix, AZ	-	-	-	$33.00
No. 1	2.9 Miles	Indian School	4280 E. Indian School Rd., Phoenix, AZ	Your Mattress	2/1/2015	2,000	$26.00
No. 2	2.1 Miles	Cambelback village	5013 N. 44th St., Phoenix, AZ	Health Food & Vitamins	2/1/2014	1,439	$32.00
No. 3	2.9 Miles	Plaza Bella	4219 E. Indian Rd., Phoenix, AZ	The Yacht Club	9/1/2014	3,000	$32.00
No. 4	3.0 Miles	E Glendale Ave	742 E. Glendale Ave., Phoenix, AZ	Born Ready LLC	1/1/2015	3,974	$24.00

INLINE LEASE ADJUSTMENT TABLE

COMPARABLE	SUBJECT	LEASE 1	LEASE 2	LEASE 3	LEASE 4
Name	32nd Street & Lincoln Drive	Indian School	Cambelback village	Raza Bella	E Glendale Ave
Address	3165 East Lincoln Drive	4280 E. Indian School Rd.	5013 N. 44th St.	4219 E. Indian Rd.	742 E. Glendale Ave.
City	Phoenix	Phoenix	Phoenix	Phoenix	Phoenix
NRA	14,090	77,043	77,043	5,996	41,124
Occupancy	100.0%	92.0%	92.0%	100.0%	85.0%
LEASE INFORMATION					
Tenant Name		Your Mattress	Health Food &	The Yacht Club	Born Ready LLC
Commencement Date		2/1/2015	2/1/2014	9/1/2014	1/1/2015
Lease Type		New	New	New	New
Lease Status		Signed	Signed	Signed	Signed
Rate Type		NNN	NNN	NNN	NNN
Size (SF)		2,000	1,439	3,000	3,974
Term (Yrs)		5.0	-	10.0	5.0
Rent ($/SF/Yr.)		$26.00	$32.00	$32.00	$24.00
Avg. Escalation/Yr		-	-	3.0%	3.0%
Concessions		2 Mos.	0	-	-
TI's ($/SF)		-	-	-	-
TRANSACTIONAL ADJUSTMENTS					
Lease Type		$0.00	$0.00	$0.00	$0.00
Concessions¹		$0.00	$0.00	$0.00	$0.00
Market Conditions		1%	4%	2%	1%
Subtotal Eff Rent		$26.26	$33.28	$32.64	$24.24
PROPERTY ADJUSTMENTS					
Location	Average	Fair/Average	Fair/Average	Fair/Average	Fair
Adjustment		5%	5%	5%	10%
Size (Property)	14,090	77,043	77,043	5,996	41,124
Adjustment		0%	0%	0%	0%
Quality	Average	Average	Average	Average	Average
Adjustment		0%	0%	0%	0%
Condition	Average	Average	Average	Average	Average
Adjustment		0%	0%	0%	0%
Exposure	Fair/Average	Average	Average	Average	Average
Adjustment		-5%	-5%	-5%	-5%
Access	Average	Average	Average	Average	Average
Adjustment		0%	0%	0%	0%
Subtotal Property Adj		0%	0%	0%	5%
Subtotal Tenant Adj		0%	0%	0%	0%
TOTAL ADJUSTED RENT		$26.26	$33.28	$32.64	$25.45

STATISTICS	UNADJUSTED	ADJUSTED	MARKET CONCESSIONS¹	
LOW	$24.00	$25.45	Lease Type	Triple Net
HIGH	$32.00	$33.28		
MEDIAN	$29.00	$29.45		
AVERAGE	$28.50	$29.41		

¹ Market Conditions Adjustment - Compound annual change in market conditions: 3%
Date of Value (for adjustment calculations): 6/30/15

Inline Lease Analysis

The lease comparables indicate an adjusted lease rate range from $25.70 to $33.60/SF, with a median of $29.61/SF and an average of $29.63/SF. The range of total gross adjustment applied to the comparables was from 11% to 17%, with an average gross adjustment across all comparables of 14%. The level of total adjustment applied to the comparables is considered minimal, an indication that the dataset is applicable to the subject and increases the credibility of the analysis. The adjustment process for each comparable is discussed in the following paragraphs.

Discussion of Adjustments

Comparable 1 ($26.26/SF as adjusted) required a total upward transaction adjustment of $0.26. A slight upward adjustment was made for market condition. This comparable required adjustments for property characteristics, however these resulted in a net adjustment of 0%. A slight upward adjustment was made for location. A slight downward adjustment was made for exposure. The total gross adjustment applied to this comparable was 11%. The minimal amount of gross adjustments required for this comparable suggests it is similar to the subject, increasing its applicability for this analysis. Overall this comparable warrants secondary consideration as a value indicator for the subject.

Comparable 2 ($33.60/SF as adjusted) required a total upward transaction adjustment of $1.60. A slight upward adjustment was made for market condition. This comparable required adjustments for property characteristics, however these resulted in a net adjustment of 0%. A slight upward adjustment was made for location. A slight downward adjustment was made for exposure. The total gross adjustment applied to this comparable was 15%. The minimal amount of gross adjustments required for this comparable suggests it is similar to the subject, increasing its applicability for this analysis. Overall this comparable warrants secondary consideration as a value indicator for the subject.

Comparable 3 ($32.96/SF as adjusted) required a total upward transaction adjustment of $0.96. A slight upward adjustment was made for market condition. This comparable required adjustments for property characteristics, however these resulted in a net adjustment of 0%. A slight upward adjustment was made for location. A slight downward adjustment was made for exposure. The total gross adjustment applied to this comparable was 13%. The minimal amount of gross adjustments required for this comparable suggests it is similar to the subject, increasing its applicability for this analysis. Overall this comparable warrants primary consideration as a value indicator for the subject.

Comparable 4 ($25.70/SF as adjusted) required a total upward transaction adjustment of $0.48. A slight upward adjustment was made for market condition. This comparable required a total upward adjustment of 5% for property characteristics. A slight upward adjustment was made for location. A slight downward adjustment was made for exposure. The total gross adjustment applied to this comparable was 17%. The minimal amount of gross adjustments required for this comparable suggests it is similar to the subject, increasing its applicability for this analysis. Overall this comparable warrants secondary consideration as a value indicator for the subject.

INLINE MARKET RENT CONCLUSION

The comparables indicate an adjusted lease rate range from $25.70 to $33.60/SF, with a median of $29.61/SF and an average of $29.63/SF. Based on the results of the preceding analysis, Comparable 3 ($32.96/SF adjusted) is given primary consideration for the lease rate conclusion.

The following table summarizes the analysis of the comparables leases and the Inline market rent conclusion.

INLINE LEASE CONCLUSION TABLE									
	LEASE	ADJUSTMENT				NET	GROSS	OVERALL
LEASE	RATE	TRANSACTIONAL[1]	ADJUSTED	PROPERTY[2]	FINAL	ADJ %	ADJ %	COMPARISON
1	$26.00	$0.26	$26.26	0%	$26.26	1%	11%	SECONDARY
2	$32.00	$1.28	$33.28	0%	$33.28	4%	14%	SECONDARY
3	$32.00	$0.64	$32.64	0%	$32.64	2%	12%	PRIMARY
4	$24.00	$0.24	$24.24	5%	$25.45	6%	16%	SECONDARY
LOW	$25.45					AVERAGE		$29.41
HIGH	$33.28					MEDIAN		$29.45
		AVERAGE CONTRACT	ASKING	ACHIEVABLE MRKT RANGE				CONCLUSION
Inline		-	N/A	$30.00 - $34.00				$33.00

[1]Cumulative [2]Additive (Includes Tenant Adjustments)

MARKET LEASING ASSUMPTIONS SUMMARY

A summary of the estimated market rents for all Market Leasing Assumptions is presented below.

MARKET LEASING ASSUMPTIONS					As of Analysis Start Date Aug-15							
MLA	Mkt Rent	Expense	Lease	Rnwl	Downtime	Tenant Improv		Free Rent (Initial)		Leasing Comm (1)	
Category	($/SF/Yr.)	Structure	(Years)	Prob	Btwn Leases	New	Rnwls	New	Rnwls	New	Rnwls
In-Line 1	$33.00	Triple Net	10.0	70%	4	$3.00	$1.00	2 months	2 months	Full	Half
Starbucks	$36.00	Triple Net	10.0	80%	0	$2.00	$1.00	0 months	0 months	Full	Half

(1) Leasing Commission
Leasing commissions have been based upon the generally accepted standard schedule.

POTENTIAL GROSS INCOME

The following is a summary of Potential Gross Income for the existing and vacant space, to be incorporated into the Market scenario.

POTENTIAL GROSS INCOME SUMMARY (STATIC BASIS)

OCCUPIED SPACE

		Total	% of	Current Base Rent (1)		Expense Recovery (1)		Total Income (1)	
Ste	Tenant	NRA (SF)	Total SF	Annual	PSF (Yr.)	Annual	PSF (Yr.)	Annual	PSF (Yr.)
105	Pet Club	3,537	25.1%	$116,721	$33.00	$24,828	$7.02	$141,549	$40.02
110/1	Foothills Pet Resort	4,084	29.0%	$134,772	$33.00	$28,667	$7.02	$163,439	$40.02
115	Squaw Peak Animal Hospit	4,349	30.9%	$147,141	$33.83	$30,526	$7.02	$177,667	$40.85
120	Starbucks	2,120	15.0%	$69,960	$33.00	$14,880	$7.02	$84,840	$40.02
Sub-Total		14,090	100.0%	$468,594	$33.26	$98,901	$7.02	$567,495	$40.28

VACANT SPACE

		Total	% of	Potential Rent (2)		Potential Recovery (2)		Potential Income (2)	
Ste	Tenant	NRA (SF)	Total SF	Annual	PSF (Yr.)	Annual	PSF (Yr.)	Annual	PSF (Yr.)
Sub-Total		0	0.0%	$0	-	$0	-	$0	-
GRAND TOTAL		14,090	100.0%	$468,594	$33.26	$98,901	$7.02	$567,495	$40.28

(1) Current Dollars Annualized (full year amounts include contractual increases, partial year amounts are annualized in all cases for analysis purposes). For tenants who are expected to be in occupancy for less months (due to start date or expiration) rent and recovery amounts are annualized based on current monthly figure x 12, or the next monthly figure x 12.
(2) Potential rent and recovery at current market levels, reflected on an annual basis.

CASH FLOW RISK ANALYSIS

In the first portion of the income approach, the income producing capability of the subject property was analyzed through an analysis of the rent roll. In the second portion, just concluded, the market rate and lease terms available at other properties were analyzed and appropriate market rates and terms for space within the subject property were developed. This section considers potential risks associated with the cash flow of the

subject. These risks could include several factors, all addressed in separate sections that follow. Considerations include above or below market rents, adverse or beneficial lease options, future occupancy for the subject, potential lease terminations, NOI and cash flow growth patterns, the credit of various tenants within the subject as well as a determination of the overall viability of the cash flow. This analysis utilizes conclusions developed in the preceding sections as well as following sections.

Contract vs. Market

In assessing risk, it is important to measure contractual income versus market. Contractual income that is above market is more risky, while contractual income that is below market is viewed more favorably. The comparison of contract to market is a factor driving investment rates applied in the valuation of the property. Although variances are shown between contractual income and concluded market income, the concluded market rents per category are intended to represent blended averages for each space category within the subject property. Contractual income that is within 5% of market is typically within investor tolerance levels, and if outside that range would be considered an "above market risk" or "below market benefit".

I recognize that within the subject property, rental rates can vary for many reasons such as space size, interior build out and location within the larger property and other factors. Overall, the contract rents within the subject property are considered to be representative of market levels in general, which will be factored into my rate selections later in this analysis.

Below actual contract rents within the subject property are compared with concluded market rents by space category.

CONTRACT V MARKET — As of Analysis Start Date Aug-15

	Start	End	Area	Expense	Contract (1)			Market			Contract as % of Market		
Tenant Name	Date	Date	(SF)	Structure	Rent/SF	Recov/SF	Total/SF	Rent/SF	Recov/SF	Total/SF	Rent	Recovery	Total
In-Line 1													
Pet Club	3/12	12/19	3,537	Triple Net	$33.00	$7.02	$40.02	$33.00	$5.91	$38.91	100%	119%	103%
Foothills Pet Resort	3/14	3/20	4,084	Triple Net	$33.00	$7.02	$40.02	$33.00	$5.91	$38.91	100%	119%	103%
Squaw Peak Animal H	9/11	2/22	4,349	Triple Net	$33.83	$7.02	$40.85	$33.00	$5.91	$38.91	103%	119%	105%
3 tenants subtotal			11,970		$33.30	$7.02	$40.32	$33.00	$5.91	$38.91	101%	119%	104%
Starbucks													
Starbucks	3/12	2/22	2,120	Triple Net	$33.00	$7.02	$40.02	$36.00	$5.91	$41.91	92%	119%	96%
1 tenants subtotal			2,120		$33.00	$7.02	$40.02	$36.00	$5.91	$41.91	92%	119%	95%
GRAND-TOTALS			14,090		$33.26	$7.02	$40.28	$33.45	$5.91	$39.36	99%	119%	102%

(1) Current Dollars Annualized (full year amounts include contractual increases, partial year amounts are annualized in all cases for analysis purposes).
For tenants who are expected to be in occupancy for less than 12 months (due to start date or expiration) rent and recovery amounts are annualized based on current monthly figure x 12, or the next monthly figure x 12.

Referring to the Grand Totals row in the preceding table, the subject's contract rent of $33.26, is 99% of the average market rent of $33.45. Actual expense recoveries are $7.02, or 119% of the average market recoveries of $5.91. The subject's total rent contractual income is $40.28, or 102% of the average market total income of $39.36. Overall, the contract rents within the subject property are considered to be representative of market levels in general, which will be factored into my rate selections later in this analysis.

Contractual Revenue By Tenant Category

The graphic below segregates the contractual revenue by tenant category.

PERCENT OF TOTAL INCOME BY TENANT CATEGORY


In-Line 1
Starbucks
15%
85%

Occupancy Forecast

The following chart details the subject's projected occupancy over the projected holding period based on contractual obligations and my forecasts for vacant and rollover space. This chart relies on conclusions developed in the market analysis section and supported by the comparable rental data and the actual occupancy at the subject property.

OCCUPANCY PROJECTIONS

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
	Jul-2016	Jul-2017	Jul-2018	Jul-2019	Jul-2020	Jul-2021	Jul-2022	Jul-2023	Jul-2024	Jul-2025
August	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
September	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
October	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
November	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
December	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
January	14,090	14,090	14,090	14,090	10,553	14,090	14,090	14,090	14,090	14,090
February	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
March	14,090	14,090	14,090	14,090	14,090	14,090	9,741	14,090	14,090	14,090
April	14,090	14,090	14,090	14,090	10,006	14,090	14,090	14,090	14,090	14,090
May	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
June	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
July	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090	14,090
Avg. Occ SF	**14,090**	**14,090**	**14,090**	**14,090**	**13,455**	**14,090**	**13,728**	**14,090**	**14,090**	**14,090**
Total NRA	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**	**14,090**
Occupancy %	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**95.5%**	**100.0%**	**97.4%**	**100.0%**	**100.0%**	**100.0%**

The subject's projected occupancy over the projected holding period is graphically illustrated below.


OCCUPANCY PROJECTIONS
100%
80%
60%
40%
20%
0%
1
2
3
4
5
6
7
8
9
10
Occupancy %
Vacancy %

Lease Expiration Schedule

The following chart relies on the rent roll analysis that preceded this section and also on a lease by lease analysis completed utilizing ARGUS DCF software. The following chart details the expiration of actual and anticipated leases within the subject property:

LEASE EXPIRATION SCHEDULE

Year	Square Feet Expiring	Percent Of Property	Percent Of Total Revenue	Expiring Revenue As % Of Market	Cumulative Sq Ft	Cumulative Percent
1	0	0.00%	0.00%	-	0	0.00%
2	0	0.00%	0.00%	-	0	0.00%
3	0	0.00%	0.00%	-	0	0.00%
4	0	0.00%	0.00%	-	0	0.00%
5	7,621	54.09%	56.93%	238.40%	7,621	54.09%
6	0	0.00%	0.00%	-	7,621	54.09%
7	6,469	45.91%	53.97%	177.33%	14,090	100.00%
8	0	0.00%	0.00%	-	14,090	100.00%
9	0	0.00%	0.00%	-	14,090	100.00%
10	0	0.00%	0.00%	-	14,090	100.00%

The subject's lease expiration schedule over the projected holding period is graphically illustrated below.


LEASE EXPIRATION SCHEDULE
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
1
2
3
4
5
6
7
8
9
10
Square Feet Expiring
Cumulative Sq Ft

Short-term stability of the cash flow reduces near term risk, which is of primary concern to investors. Mid-term and longer term turnover is of less concern to most investors as risk exposure can be mitigated through strong management and lease renewal programs. The following table summarizes lease expiration data for peak years and cumulative expirations over five and ten year timeframes of the holding period.

LEASE EXPIRATION ANALYSIS		
Total NRA of Subject Property (SF)	14,090	100.0%
Year of Peak SF Expiration	5	
SF Expiring in Peak Year	7,621	54.1%
Year of Peak Revenue Expiration	7	
Revenue Expiring in Peak Year	$324,948	
Five Year Cumulative Expirations (SF)	7,621	54.1%
Ten Year Cumulative Expirations (SF)	14,090	100.0%

Turnover peaks in Year 5 with a total of 7,621 SF expiring, which represents 54.1% of the subject's NRA. This corresponds with peak revenue expiration in Year 7 of $324,948. Cumulative expirations are projected to be 7,621 SF (54.1% of NRA) over the first five years of the holding period, and 14,090 SF (100.0% of NRA) over the ten year period. In conclusion, the subject property has steady and manageable lease expiration over the near term within the projected holding period.

NOI and Cash Flow Growth

NOI and cash flow growth over the investment holding period is a key measure to investors. The growth forecast is measured against the risks of ownership, and play a significant role in determining value. The subject's growth forecast is presented below. These figures are derived from the Argus cash flow presented later in the report, measuring the growth from the first stabilized year through the last year of the holding period.

NET OPERATING INCOME & CASH FLOW GROWTH

	First Stabilized Year of Holding Period	Last Year of Holding Period Before Sale	Number of Periods for CAGR Calculation	
	Year 1	Year 10	Years	CAGR
NOI	$437,571	$502,331	9	1.55%
Cash Flow	$433,344	$497,052	9	1.54%

Compound Annual Growth Rate (CAGR) measured from first stabilized year through last year of holding period.

The subject's NOI and cash flow growth is considered to be typical, when compared to alternative investments. This rate of growth will be considered in my investment rates selected for the valuation of this asset.

INCOME & EXPENSE ANALYSIS

The preceding section addressed potential risks associated with the cash flow of the subject property. Having addressed potential risks, it is appropriate to analyze historical revenues and operating expenses. These are summarized in the following table. Also included on the table are the first year revenue and projected revenue on a stabilized basis:

SUBJECT OPERATING HISTORICALS

									COLLIERS FORECAST	
YEAR	2013		2014		YTD 2015		ANNUALIZED		DCF YR 1	
INCOME ITEMS	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF	TOTAL	$/SF
Base Rent	$331,613	$23.54	$348,049	$24.70	$208,163	$14.77	$356,851	$25.33	$468,594	$33.26
TOTAL RENTAL INCOME	$331,613	$23.54	$348,049	$24.70	$208,163	$14.77	$356,851	$25.33	$468,594	$33.26
REIMBURSEMENTS										
Real Estate Taxes	$0	-	$0	-	$1,949	$0.14	$3,341	$0.24	$47,914	$3.40
Property Insurance	$0	-	$0	-	$0	-	$0	-	$3,947	$0.28
Common Area Maintenance	$57,365	$4.07	$65,162	$4.62	$37,068	$2.63	$63,545	$4.51	$10,568	$0.75
Repairs and Maintenance	$0	-	$0	-	$0	-	$0	-	$7,046	$0.50
TOTAL REIMBURSEMENTS	$57,365	$4.07	$65,162	$4.62	$39,017	$2.77	$66,886	$4.75	$69,475	$4.93
TOTAL GROSS INCOME	$388,978	$27.61	$413,211	$29.33	$247,180	$17.54	$423,737	$30.07	$538,069	$38.19
General Vacancy	-	-	-	-	-	-	-	-	($21,297)	($1.51)
Credit & Collection Loss	-	-	-	-	-	-	-	-	($2,625)	($0.19)
EFFECTIVE GROSS INCOME	$388,978	$27.61	$413,211	$29.33	$247,180	$17.54	$423,737	$30.07	$514,147	$36.49
EXPENSE ITEMS										
Real Estate Taxes	($45,339)	($3.22)	($47,883)	($3.40)	($24,737)	($1.76)	($42,406)	($3.01)	($47,906)	($3.40)
Property Insurance	($3,945)	($0.28)	($3,945)	($0.28)	($3,766)	($0.27)	($6,456)	($0.46)	($3,945)	($0.28)
Common Area Maintenance	($8,982)	($0.64)	($10,651)	($0.76)	($5,011)	($0.36)	($8,591)	($0.61)	($10,568)	($0.75)
Repairs and Maintenance	($600)	($0.04)	($8,301)	($0.59)	($7,444)	($0.53)	($12,762)	($0.91)	($7,045)	($0.50)
Utilities	($6,890)	($0.49)	($7,936)	($0.56)	($6,074)	($0.43)	($10,412)	($0.74)	($7,750)	($0.55)
Management Fees	$0	-	$0	-	$0	-	$0	-	($21,743)	($1.54)
Administrative Fees	($31,570)	($2.24)	($11,493)	($0.82)	($9,144)	($0.65)	($15,675)	($1.11)	($7,045)	($0.50)
Reserves	$0	-	$0	-	$0	-	$0	-	($4,227)	($0.30)
TOTAL EXPENSES	($97,327)	($6.91)	($90,209)	($6.40)	($56,176)	($3.99)	($96,302)	($6.83)	($110,229)	($7.82)
NET OPERATING INCOME	$291,651	$20.70	$323,002	$22.92	$191,004	$13.56	$327,435	$23.24	$403,918	$28.67

Vacancy and Credit Loss

This category was discussed in depth in the market analysis section of this report. Please reference that discussion for a full analysis. My conclusions incorporated into the cash flow model are summarized in the tables which follow:

VACANCY / CREDIT LOSS ASSUMPTIONS

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Year Ending	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21	Jul-22	Jul-23	Jul-24	Jul-25
Vacancy Loss	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%	5.00%
Credit Loss	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%

Specific vacancy/credit loss assumptions as modeled in the Argus DCF are summarized below:

Is Percent Based On Revenue Minus Absorption and Turnover Vacancy?	No
Is General Vacancy Reduced By Absorption and Turnover Vacancy?	Yes
Is Vacancy or Credit Loss Override in use?	Yes

Analysis of Operating Expenses

The operating expenses for the subject property were presented previously. The following chart summarizes comparable expenses.

EXPENSE COMPARABLES

COMPARABLE	COMP 1	COMP 2	COMP 3	LOW	HIGH	AVG
City	Phoenix	Phoenix	Phoenix	-	-	-
State	AZ	AZ	AZ	-	-	-
Expense Year	2014	2014	2014	2014	2014	2014
Actual/Budget	Actual	Actual	Actual	-	-	-
Net Rentable Area	12,000	22,000	28,000	12,000	28,000	20,667
Year Built	1987	1992	1980	1980	1992	1986
EFFECTIVE GROSS INCOME	$12.50	$14.52	$13.65	$12.50	$14.52	$13.56
EXPENSE ITEMS	$/SF	$/SF	$/SF	LOW	HIGH	AVG
Real Estate Taxes	$3.50	$2.86	$2.52	$2.52	$3.50	$2.96
Property Insurance	$0.32	$0.26	$0.38	$0.26	$0.38	$0.32
Common Area Maintenance	$1.20	$0.80	$0.52	$0.52	$1.20	$0.84
Repairs and Maintenance	$0.52	$0.75	$0.86	$0.52	$0.86	$0.71
Utilities	$0.25	$0.32	$0.45	$0.25	$0.45	$0.34
Management Fees	$0.44	$0.58	$0.55	$0.44	$0.58	$0.52
%EGI	*3.5%*	*4.0%*	*4.0%*	*3.5%*	*4.0%*	*3.8%*
Administrative Fees	$0.52	$0.20	$0.58	$0.20	$0.58	$0.43
Reserves	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
TOTAL EXPENSES ($/SF)	$6.75	$5.77	$5.86	$5.77	$6.75	$6.12

Conclusion of Operating Expenses

In the following section I discuss the individual expense conclusions for the subject property.

EXPENSE ANALYSIS & CONCLUSIONS

REAL ESTATE TAXES

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$45,339	$3.22	11.7%	1	$3.50	28.0%
2014	$47,883	$3.40	11.6%	2	$2.86	19.7%
DCF YR 1	$47,906	$3.40	9.3%	3	$2.52	18.5%

ANALYSIS

The concluded taxes are based on the current taxes of the subject adjusted to reflect next years tax burden. The conclusion is based on the 2014 historical expense. Please refer to the Assessments and Taxes section for additional details.

PROPERTY INSURANCE

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$3,945	$0.28	1.0%	1	$0.32	2.6%
2014	$3,945	$0.28	1.0%	2	$0.26	1.8%
DCF YR 1	$3,945	$0.28	0.8%	3	$0.38	2.8%

ANALYSIS

This expense includes all premiums and costs incurred for insurance covering structures, public liability, rental value, equipment and bonding of employees. The conclusion is based on the historical expenses and the expense comparable information.

COMMON AREA MAINTENANCE

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$8,982	$0.64	2.3%	1	$1.20	9.6%
2014	$10,651	$0.76	2.6%	2	$0.80	5.5%
DCF YR 1	$10,568	$0.75	2.1%	3	$0.52	3.8%

ANALYSIS

This consists of all expenses related to the common area maintenance of the subject including the costs of payroll, employee benefits, service contracts, and maintenance materials and supplies purchased for the subject. The conclusion is based on the 2014 historical expense.

REPAIRS AND MAINTENANCE

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$600	$0.04	0.2%	1	$0.52	4.2%
2014	$8,301	$0.59	2.0%	2	$0.75	5.2%
DCF YR 1	$7,045	$0.50	1.4%	3	$0.86	6.3%

ANALYSIS

This expense covers the cost of all other routine maintenance and repairs including routine maintenance and repairs to the roof, pest control and equipment maintenance. The conclusion is based on the historical expenses and the expense comparable information.

UTILITIES

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$6,890	$0.49	1.8%	1	$0.25	2.0%
2014	$7,936	$0.56	1.9%	2	$0.32	2.2%
DCF YR 1	$7,750	$0.55	1.5%	3	$0.45	3.3%

ANALYSIS

This expense consists of the cost of all electricity and gas utilities used in the common area of the subject including exterior lighting. The conclusion is based on the historical expenses and the expense comparable information.

MANAGEMENT FEES

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$0			1	$0.44	3.5%
2014	$0			2	$0.58	4.0%
DCF YR 1	$21,743	$1.54	4.2%	3	$0.55	4.0%

ANALYSIS

This expense reflects the professional management service for the subject. The conclusion is based on the expense comparable information.

ADMINISTRATIVE FEES

	SUBJECT			EXPENSE COMPS		
YEAR	TOTAL	$/SF	%EGI	COMP	$/SF	%EGI
2013	$31,570	$2.24	8.1%	1	$0.52	4.2%
2014	$11,493	$0.82	2.8%	2	$0.20	1.4%
DCF YR 1	$7,045	$0.50	1.4%	3	$0.58	4.2%

ANALYSIS

This expense covers all expenses related to the management of the subject, including staff, office supplies, office equipment rental expenses, management fees, and professional services. The conclusion is based on the 2014 historical expense.

RESERVES

ANALYSIS

TOTAL EXPENSES	LOW	HIGH
SUBJECT HISTORICAL $/SF	$3.99	$6.91
EXPENSE COMPARABLES $/SF	$5.77	$6.75
SUBJECT HISTORICAL %EGI	21.8%	25.0%
EXPENSE COMPARABLES %EGI	39.7%	54.0%
TOTAL EXPENSES $/SF	$7.82	
TOTAL EXPENSES %EGI	21.4%	
TOTAL EXPENSES	$110,229	

CONCLUSION

Overall the expense conclussion are reasoanble and in the market range.

INVESTMENT MARKET ANALYSIS

Development of Capitalization Rate

The going-in capitalization rate, also known as overall rate (OAR), can be determined using several sources and methods. In developing my opinion of OAR, the following techniques were used:

- Comparable Sales (Sales Comparison Approach)

- Supplemental Comparable Sales (Competitive Market)
- Investor Surveys
- Band of Investment Technique

Comparable Sales

The following table presents a summary of the comparable sales used ahead in the Sales Comparison Approach, and the capitalization rates from each of those sales.

CAPITALIZATION RATE COMPARABLES (OAR)									
COMPARABLE		CITY	STATE	DATE OF SALE	YR BUILT	NRA (SF)	SALE PRICE	$/SF	RATE
1	Camelback Center Shops, 161	Phoenix	AZ	May 23, 2014	2004	32,963	$19,750,000	$599	-
2	Camelback East Village Shopp	Phoenix	AZ	January 31, 2014	1957	25,150	$12,200,000	$485	5.41%
3	Scottsdale Highland, 4821 N. :	Scottsdale	AZ	March 23, 2015	1967	22,500	$15,000,000	$667	-
4	Marketplace at Lincoln & Scot	Scottsdale	AZ	March 31, 2015	2014	22,081	$14,000,000	$634	-
5	The Plaza, 13604 N. Scottsdal	Scottsdale	AZ	November 18, 2013	1985	4,900	$5,000,000	$1,020	5.73%
6	-	-	-	-	-	-	-	-	-
LOW				November 18, 2013					5.41%
HIGH				March 31, 2015					5.73%
AVERAGE				July 25, 2014					5.57%
MEDIAN				May 23, 2014					5.57%
CONCLUDED CAPITALIZATION RATE (OAR)									5.75%

Supplemental Comparable Sales

In the following table presents a summary of supplemental comparable sales that were not used in my Sales Comparison Approach, and the capitalization rates from each of those sales:

CAPITALIZATION RATE COMPARABLES (OAR)									
COMPARABLE		CITY	STATE	DATE OF SALE	YR BUILT	NRA (SF)	SALE PRICE	$/SF	RATE
1	Food City, 7227 S Central Ave	Phoenix	AZ	March 6, 2015	1989	97,695	$4,000,000	$41	5.98%
2	Hayden Crossing Shopping Center, 8015-8035 E Indian Scool Rd	Scottsdale	AZ	August 1, 2014	2004	63,446	$14,046,000	$221	6.65%
3	The Cornerstone, 715 S Rural Rd	Tempe	AZ	December 2, 2014	1985	117,140	$28,556,152	$244	6.00%
4	Lakeview Village, 3651 E Baseline Rd	Gilbert	AZ	July 11, 2013	1988	114,877	$12,150,000	$106	3.17%
5	Kyrene Village, 6085 W Chandler Blvd	Chandler	AZ	November 26, 2014	1987	161,174	$18,550,000	$115	6.32%

Investor Surveys

The potential investor pool for the subject asset includes national, regional and local investors. While all of these groups place emphasis on local cap rates, regional and national investors would also strongly consider national cap rate trends from investor surveys due to the potential to invest in other regions that are offering competitive rates of return.

The following graph provides a historical illustration of capitalization rate statistics as surveyed by investors that I considered to be relevant to the subject property.


CAPITALIZATION RATE (OAR)
9.00%
8.50%
8.00%
7.50%
7.00%
6.50%
©PriceWaterhouse Coopers
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
PWC National Strip Shopping Center

The following table provides the most recent survey results from investors and my independent market participant interview.

CAPITALIZATION RATE SURVEYS (OAR)							
SOURCE	QUARTER	RANGE			AVG	LAST Q	LAST YR
PriceWaterhouse Coopers							
National Strip Shopping Center	2Q 15	4.50%	to	10.00%	6.91%	7.00%	7.09%
Market Participant Interview							
Michael Hackett	1Q 15	5.00%	to	7.00%	6.00%	-	-
AVERAGE		4.75%		8.50%	6.46%	7.00%	7.09%

Band of Investment Technique

Because most properties are purchased with debt and equity capital, the overall capitalization rate must satisfy the market return requirements of both investment positions. Lenders must anticipate receiving a competitive interest rate commensurate with the perceived risk of the investment or they will not make funds available. Lenders also require that the principal amount of the loan be repaid through amortization payments. Similarly, equity investors must anticipate receiving a competitive equity cash return commensurate with the perceived risk or they will invest their funds elsewhere.

To analyze the capitalization rate from a financial position, the Band of Investment Technique is used. Available financing information indicates the following terms:

BAND OF INVESTMENT ASSUMPTIONS	
Loan Amortization Period	30 Years
Interest Rate	4.00%
Loan-to-Value (LTV) Ratio	70%
Mortgage Constant	5.73%

Equity dividend rates vary depending upon motivations of buyers and financing terms. The previous terms and an appropriate equity dividend rate are used in the Band of Investments calculations, which are presented on the following chart.

BAND OF INVESTMENT CALCULATION					
Mortgage Component	70%	x	5.73%	=	4.010%
Equity Component	30%	x	5.00%	=	1.500%
Indicated Capitalization Rate					5.510%
INDICATED CAPITALIZATION RATE					5.51%

Capitalization Rate Conclusion

Taking all factors into consideration, the following table summarizes the various capitalization rate indicators and provides the final capitalization rate conclusion. The subject property is a relatively unique asset with some rather credible tenants including Trader Joe's and PetSmart, in line and a freestanding Walgreens at the corner. Based upon my market interviews and consideration of the 22 offers that were submitted, the subject would bring a Capitalization Rate at the far end of the indicated range. None of the comparable sales involved this tenant mix.

CAPITALIZATION RATE CONCLUSION (OAR)								
SOURCE	QUARTER	RANGE			AVG	LAST Q	LAST YR
Comparable Sales		5.41%	to	5.73%	5.57%	-	-
Investor Surveys	2Q 15	4.75%	to	8.50%	6.46%	7.00%	7.09%
Michael Hackett	1Q 15	5.00%	to	7.00%	-	-	-
AVERAGE		5.08%		7.12%	6.01%	7.00%	7.09%
CAPITALIZATION CONCLUSION (LEASED FEE)					5.75%		

Development of Discount Rate (IRR)

Investor surveys, discussions with market participants and the subject's investment characteristics were considered in developing my opinions of Discount Rates. The following graph provides a historical illustration of discount rate statistics as surveyed by investors that I considered to be relevant to the subject property.


DISCOUNT RATE (IRR)
9.75%
9.25%
8.75%
8.25%
7.75%
7.25%
©PriceWaterhouse Coopers
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
PWC National Strip Shopping Center

Taking all factors into consideration, the following table summarizes the various discount rate indicators and provides the final discount rate conclusion.

DISCOUNT RATE (IRR) CONCLUSIONS								
SOURCE	QUARTER	RANGE			AVG	LAST Q	LAST YR
PriceWaterhouse Coopers							
National Strip Shopping Center	2Q 15	6.00%	to	10.75%	7.86%	8.09%	8.31%
Capitalization Vs Discount Spread					*95 bps*	*109 bps*	*122 bps*
AVERAGE		6.00%	to	10.75%	7.86%	8.09%	8.31%
DISCOUNT RATE IRR CONCLUSION (CASH FLOW)					8.00%		
DISCOUNT RATE IRR CONCLUSION (REVERSION)					8.00%		

Development of Terminal OAR (Terminal Capitalization Rate)

Investor surveys, discussions with market participants and the subject's investment characteristics were considered in developing my opinion of Terminal OAR. The following graph provides a historical illustration of terminal rate statistics as surveyed by investors that I considered to be relevant to the subject property.


TERMINAL CAPITALIZATION RATE
9.25%
8.75%
8.25%
7.75%
7.25%
6.75%
©PriceWaterhouse Coopers
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39
PWC National Strip Shopping Center

Taking all factors into consideration, the following table summarizes the various terminal rate indicators and provides the final terminal capitalization rate conclusion.

TERMINAL CAPITALIZATION RATE CONCLUSION							
SOURCE	QUARTER	RANGE			AVG	LAST Q	LAST YR
PriceWaterhouse Coopers							
National Strip Shopping Center	2Q 15	5.00%	to	9.75%	7.13%	7.19%	7.44%
Going-In Vs Terminal Spread					*22 bps*	*19 bps*	*35 bps*
Market Participant Interview	1Q 15	5.50%	to	7.50%	6.50%	-	-
AVERAGE		5.25%	to	8.63%	6.82%	7.19%	7.44%
TERMINAL CAPITALIZATION RATE CONCLUSION					6.25%		

There is a 50 bps spread between the subject's going-in capitalization rate of 5.75% and the selected terminal capitalization rate above of 6.25%. This spread is supported by the investor survey results and my discussions with market participants.

DISCOUNTED CASH FLOW ANALYSIS

The DCF analysis models a property's performance over a buyer's investment horizon from the current as is status of the property, to projected stabilization of operations and through the projected sale of the property at the end of the holding period. Net cash flows from property operations and the reversion are discounted at rates reflective of the property's economic and physical risk profile. Support for rent and expense growth rates, as well as my assumptions applied in the Argus DCF are presented next.

The market rent forecast by tenant category is presented below. My projected rent growth factors the preceding data and current market conditions:

MARKET RENT FORECAST	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Year Ending	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21	Jul-22	Jul-23	Jul-24	Jul-25
In-Line 1	$9.90	$10.15	$10.40	$10.66	$10.93	$11.20	$11.48	$11.77	$12.06	$12.36
	-	2.50%	2.51%	2.48%	2.51%	2.48%	2.51%	2.51%	2.48%	2.50%
Starbucks	$36.00	$36.90	$37.82	$38.77	$39.74	$40.73	$41.75	$42.79	$43.86	$44.96
	-	2.50%	2.50%	2.50%	2.50%	2.51%	2.50%	2.49%	2.50%	2.50%

Expense Growth

Below is information provided by investor surveys that I used to support expense growth:

EXPENSE CHANGE								
SOURCE	QUARTER	RANGE			AVG	LAST Q	LAST YR
PriceWaterhouse Coopers							
National Strip Shopping Center	2Q 15	0.00%	to	3.00%	2.72%	2.72%	2.97%
Market Participant	1Q 15		to				
US BLS CPI 10-Year Snap Shot					-	-	-
US BLS CPI 3-Year Snap Shot					-	-	-
AVERAGE		0.0%	to	3.0%	2.7%	2.7%	3.0%

Inflation Assumptions

The following table summarizes all inflation assumptions that were used in my DCF analysis:

INFLATION ASSUMPTIONS	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Year Ending	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21	Jul-22	Jul-23	Jul-24	Jul-25
General	-	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%

DCF Assumptions

The following are the assumptions incorporated into my DCF analysis:

DCF ASSUMPTIONS	
Cash Flow Software:	ARGUS
Base Scenario	Market Value As Is
Cash Flow Start Date:	Aug-15
Calendar or Fiscal Analysis:	Fiscal
Investment Holding Period:	10 years
Analysis Projection Period:	
Internal Rate of Return (Cash Flow):	8.00%
Internal Rate of Return (Reversion):	8.00%
Terminal Capitalization Rate:	6.25%
Reversionary Sales Cost:	
Basis Point Spread (OARout vs. OARin):	50 pts

Capital Expenditures

As part of Argus cash flow modeling, I incorporated allowances for reserves for replacement, tenant improvements and leasing commissions, which are summarized below.

CAPITAL EXPENDITURES	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Year Ending	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21	Jul-22	Jul-23	Jul-24	Jul-25
Capital Reserves	$4,227	$4,333	$4,441	$4,552	$4,666	$4,782	$4,902	$5,025	$5,150	$5,279
Capital Reserves / SF	$0.30	$0.31	$0.32	$0.32	$0.33	$0.34	$0.35	$0.36	$0.37	$0.37
Tenant Improvements	$0	$0	$0	$0	$13,460	$0	$11,020	$0	$0	$0
Leasing Commissions	$0	$0	$0	$0	$101,351	$0	$92,927	$0	$0	$0

Note, capital expenditures were also considered for items such as curable depreciation (deferred maintenance) and other known capital improvement initiatives that were likely to occur during the holding period. Based on information that I gathered during the property inspection and from interviews with the subject property contact, there were no additional capital expenditures modeled into the Argus DCF analysis.

Cost of Sale
The cost of selling the property at the end of the investment holding period must be deducted from the capitalized value. These costs include sales commissions, and any other closing costs that would normally be included as a deduction within the local marketplace. Based on my experience in the market and analysis of recent transactions and offerings, I utilized a Cost of Sale at Reversion of A.CostofSale.1.

Cash Flow Projection
On the following page is my cash flow projection.

CASH FLOW

Tempe Square

Year	1	2	3	4	5	6	7	8	9	10	11	Annual Growth
For the Years Beginning	Aug-15	Aug-16	Aug-17	Aug-18	Aug-19	Aug-20	Aug-21	Aug-22	Aug-23	Aug-24	Aug-25	Year 1 -
For the Years Ending	Jul-16	Jul-17	Jul-18	Jul-19	Jul-20	Jul-21	Jul-22	Jul-23	Jul-24	Jul-25	Jul-26	Year 10
Base Rental Revenue	$468,594	$484,334	$500,060	$508,758	$520,850	$531,864	$536,385	$539,709	$539,709	$539,709	$539,709	1.58%
Absorption & Turnover Vacancy	$0	$0	$0	$0	($23,134)	$0	($13,870)	$0	$0	$0	$0	
Base Rent Abatements	$0	$0	$0	$0	($44,047)	$0	($31,154)	$0	$0	$0	$0	
SCHEDULED BASE RENT REVENUE	$468,594	$484,334	$500,060	$508,758	$453,669	$531,864	$491,361	$539,709	$539,709	$539,709	$539,709	1.58%
Real Estate Taxes	$47,914	$49,111	$50,338	$51,596	$50,478	$54,209	$54,120	$56,953	$58,378	$59,837	$61,332	2.50%
Property Insurance	$3,947	$4,044	$4,147	$4,250	$4,156	$4,465	$4,456	$4,690	$4,807	$4,927	$5,051	2.49%
Common Area Maintenance	$10,568	$10,833	$11,104	$11,382	$11,135	$11,958	$11,939	$12,563	$12,879	$13,199	$13,529	2.50%
Repairs and Maintenance	$7,046	$7,222	$7,403	$7,588	$7,424	$7,972	$7,958	$8,376	$8,585	$8,800	$9,019	2.50%
Utilities	$7,751	$7,944	$8,142	$8,346	$8,166	$8,769	$8,754	$9,213	$9,444	$9,680	$9,922	2.50%
Management Fee	$21,675	$22,466	$23,129	$23,706	$21,691	$23,702	$23,500	$24,424	$25,220	$25,313	$25,410	1.74%
TOTAL REIMBURSEMENTS	$98,901	$101,620	$104,263	$106,868	$103,050	$111,075	$110,727	$116,219	$119,313	$121,756	$124,263	2.34%
TOTAL GROSS REVENUE	$567,495	$585,954	$604,323	$615,626	$556,719	$642,939	$602,088	$655,928	$659,022	$661,465	$663,972	1.72%
General Vacancy	($21,297)	($21,980)	($22,718)	($23,250)	($10,150)	($24,487)	($9,236)	($25,072)	($25,188)	($25,280)	($25,373)	1.92%
Credit & Collection Loss	($2,625)	($2,754)	($2,894)	($2,993)	($3,084)	($3,186)	($2,763)	($3,288)	($3,302)	($3,313)	($3,325)	2.62%
EFFECTIVE GROSS REVENUE	$543,573	$561,220	$578,711	$589,383	$543,485	$615,266	$590,089	$627,568	$630,532	$632,872	$635,274	1.70%
Real Estate Taxes	($47,906)	($49,104)	($50,331)	($51,590)	($52,879)	($54,201)	($55,556)	($56,945)	($58,369)	($59,828)	($61,324)	2.50%
Property Insurance	($3,945)	($4,044)	($4,145)	($4,249)	($4,355)	($4,464)	($4,575)	($4,690)	($4,807)	($4,927)	($5,050)	2.50%
Common Area Maintenance	($10,568)	($10,832)	($11,102)	($11,380)	($11,665)	($11,956)	($12,255)	($12,561)	($12,875)	($13,197)	($13,527)	2.50%
Repairs and Maintenance	($7,045)	($7,221)	($7,402)	($7,587)	($7,776)	($7,971)	($8,170)	($8,374)	($8,584)	($8,798)	($9,018)	2.50%
Utilities	($7,750)	($7,943)	($8,142)	($8,345)	($8,554)	($8,768)	($8,987)	($9,212)	($9,442)	($9,678)	($9,920)	2.50%
Management Fee	($21,743)	($22,449)	($23,148)	($23,575)	($21,739)	($24,611)	($23,604)	($25,103)	($25,221)	($25,315)	($25,411)	1.70%
Administration	($7,045)	($7,221)	($7,402)	($7,587)	($7,776)	($7,971)	($8,170)	($8,374)	($8,584)	($8,798)	($9,018)	2.50%
TOTAL OPERATING EXPENSES	($106,002)	($108,814)	($111,672)	($114,313)	($114,744)	($119,942)	($121,317)	($125,259)	($127,882)	($130,541)	($133,268)	2.34%
NET OPERATING INCOME	$437,571	$452,406	$467,039	$475,070	$428,741	$495,324	$468,772	$502,309	$502,650	$502,331	$502,006	1.55%
Capital Reserves	($4,227)	($4,333)	($4,441)	($4,552)	($4,666)	($4,782)	($4,902)	($5,025)	($5,150)	($5,279)	($5,411)	2.50%
Tenant Improvements	$0	$0	$0	$0	($13,460)	$0	($11,020)	$0	$0	$0	$0	
Leasing Commissions	$0	$0	$0	$0	($101,351)	$0	($92,927)	$0	$0	$0	$0	
TOTAL LEASING AND CAPITAL COSTS	($4,227)	($4,333)	($4,441)	($4,552)	($119,477)	($4,782)	($108,849)	($5,025)	($5,150)	($5,279)	($5,411)	2.50%
CASH FLOW BEFORE DEBT SERVICE	$433,344	$448,073	$462,598	$470,518	$309,264	$490,542	$359,923	$497,284	$497,500	$497,052	$496,595	1.54%
Implied Overall Rate	6.61%	6.83%	7.05%	7.17%	6.47%	7.48%	7.08%	7.59%	7.59%	7.59%	7.58%	
Cash on Cash Return	6.54%	6.77%	6.99%	7.11%	4.67%	7.41%	5.44%	7.51%	7.51%	7.51%	7.50%	

The following is a graphic portrayal of the NOI and Cash Flow line items correlating to the cash flow presented on the prior page.


NOI & CASHFLOW
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
1
2
3
4
5
6
7
8
9
10
11
NET OPERATING INCOME
CASH FLOW BEFORE DEBT SERVICE

DCF VALUE CONCLUSION

Market Value As Is

Below is the calculated Market Value As Is for the subject property as of June 30, 2015, incorporating sensitivity analysis at various rates.

PRICING MATRIX - Market Value As Is					
As of August 2015 - Includes Years Start Period: 1 through 11					
Terminal	Discount Rate (IRR) for Cash Flow				
Cap Rates	7.50%	7.75%	8.00%	8.25%	8.50%
5.75%	$7,196,525	$7,066,205	$6,938,903	$6,814,541	$6,693,041
6.00%	$7,023,555	$6,897,207	$6,773,776	$6,653,188	$6,535,367
6.25%	$6,864,423	$6,741,728	$6,621,859	$6,504,743	$6,390,308
6.50%	$6,717,531	$6,598,209	$6,481,628	$6,367,717	$6,256,406
6.75%	$6,581,520	$6,465,321	$6,351,785	$6,240,842	$6,132,424
IRR Reversion	7.50%	7.75%	8.00%	8.25%	8.50%
Cost of Sale at Reversion:			2.00%		
Percent Residual:			55.06%		
Round to nearest		$10,000	$6,620,000		

PRESENT VALUE OF CASH FLOW

MARKET VALUE AS IS

YEAR	PERIOD	CASH FLOW	DISCOUNT FACTOR @ 7.75%	PRESENT VALUE	DISCOUNT FACTOR @ 8.00%	PRESENT VALUE	DISCOUNT FACTOR @ 8.25%	PRESENT VALUE
1	Aug-15-Jul-16	$433,344	0.9281	$402,175	0.9259	$401,244	0.9238	$400,318
2	Aug-16-Jul-17	$448,073	0.8613	$385,935	0.8573	$384,150	0.8534	$382,378
3	Aug-17-Jul-18	$462,598	0.7994	$369,787	0.7938	$367,225	0.7883	$364,687
4	Aug-18-Jul-19	$470,518	0.7419	$349,066	0.7350	$345,845	0.7283	$342,661
5	Aug-19-Jul-20	$309,264	0.6885	$212,933	0.6806	$210,480	0.6728	$208,061
6	Aug-20-Jul-21	$490,542	0.6390	$313,453	0.6302	$309,125	0.6215	$304,866
7	Aug-21-Jul-22	$359,923	0.5930	$213,446	0.5835	$210,012	0.5741	$206,640
8	Aug-22-Jul-23	$497,284	0.5504	$273,695	0.5403	$268,667	0.5304	$263,743
9	Aug-23-Jul-24	$497,500	0.5108	$254,119	0.5002	$248,874	0.4899	$243,748
10	Aug-24-Jul-25	$497,052	0.4741	$235,629	0.4632	$230,231	0.4526	$224,969
PV OF CASH FLOW		$4,466,098		$3,010,239		$2,975,853		$2,942,071
REVERSIONARY YEAR 11 NOI		$502,006						
PROPERTY RESALE @ 6.25%		$8,032,096						
COST OF SALE @		$160,642						
PV OF REVERSION		$7,871,454	0.4741	$3,731,489	0.4632	$3,646,006	0.4526	$3,562,673
TOTAL PRESENT VALUE (CASH FLOW + REVERSION)				$6,741,728		$6,621,859		$6,504,743
FINAL VALUE CONCLUSION						$6,620,000		
IMPLIED CAPITALIZATION RATE						6.61%		

DIRECT CAPITALIZATION

This method analyzes the relationship of one year's stabilized net operating income to total property value. The stabilized net operating income is capitalized at a rate that implicitly considers expected growth in cash flow and growth in property value over a buyer's investment horizon. The implied value may be adjusted to account for non-stabilized conditions or required capital expenditures to reflect an as is value.

The subject property is currently operating at stabilized occupancy in Year 1. The pro-forma reflecting the subject's stabilized operations is presented in the following table.

INCOME & EXPENSE PROFORMA		
Year of Forecast	Year 1	$/SF
Base Rental Revenue	$468,594	$33.26
Absorption & Turnover Vacancy	$0	$0.00
Base Rent Abatements	$0	$0.00
SCHEDULED BASE RENT REVENUE	$468,594	$33.26
Real Estate Taxes	$47,914	$3.40
Property Insurance	$3,947	$0.28
Common Area Maintenance	$10,568	$0.75
Repairs and Maintenance	$7,046	$0.50
Utilities	$7,751	$0.55
Management Fee	$21,675	$1.54
TOTAL REIMBURSEMENTS	$98,901	$7.02
TOTAL GROSS REVENUE	$567,495	$40.28
General Vacancy	($21,297)	($1.51)
Credit & Collection Loss	($2,625)	($0.19)
EFFECTIVE GROSS REVENUE	$543,573	$38.58
Real Estate Taxes	($47,906)	($3.40)
Property Insurance	($3,945)	($0.28)
Common Area Maintenance	($10,568)	($0.75)
Repairs and Maintenance	($7,045)	($0.50)
Utilities	($7,750)	($0.55)
Management Fee	($21,743)	($1.54)
Administration	($7,045)	($0.50)
TOTAL OPERATING EXPENSES	($106,002)	($7.52)
NET OPERATING INCOME	$437,571	$31.06

Direct Capitalization Conclusion

The following table summarizes my opinions of market value for the subject property via direct capitalization including the Prospective Value Upon Stabilization (Capitalized Value) in Year 1 and the As-Is Market Value as of June 30, 2015.

DIRECT CAPITALIZATION		
Year of Forecast	Year 1	$/SF
Net Operating Income	$437,571	$31.06
Capitalization Rate	5.75%	
Capitalized Value	$7,609,930	$540.09
Rounded to nearest $10,000	$7,610,000	$540.10

ADJUSTMENTS TO VALUE

As of the effective valuation date, the subject property was stabilized and there were no observable deferred maintenance items present. Based on analysis of the subject property, there were no value adjustments required in developing my opinion of the As-Is Market Value.

RECONCILIATION OF INCOME APPROACH VALUES

The following table summarizes the opinions for market value that were developed by the DCF and direct capitalization methods of the income approach. Of the two approaches, the Argus discounted cash flow analysis is most reliable because it takes into account the actual lease terms for each tenant. Due to recent leasing and timing of contract rent for the Pets Mart, the Direct Cap is less relevant to the analysis. Therefore, the reconciled values below place primary emphasis on the DCF method.

VALUATION INDICES	AS-IS MARKET VALUE
INTEREST APPRAISED	LEASED FEE
DATE OF VALUE	JUNE 30, 2015
INCOME CAPITALIZATION APPROACH	
Discounted Cash Flow	**$6,620,000**
DCF $/SF (NRA)	$470/SF
Holding Period	10 Years
Terminal Capitalization Rate	6.25%
Internal Rate of Return (Cash Flow)	8.00%
Internal Rate of Return (Reversion)	8.00%
Direct Capitalization	**$7,610,000**
Direct Capitalization $/SF	$540/SF
NOI (As-Is)	$437,571
NOI $/SF	$31.06/SF
Capitalization Rate	5.75%
INCOME CONCLUSION	**$6,750,000**
Income Conclusion $/SF	$479/SF

SALES APPROACH

The Sales Comparison Approach analyzes comparable sales by applying transactional and property adjustments to bracket the subject property within an appropriate unit value comparison. The most relevant unit of comparison is the price per square foot of NRA, as it best reflects the analysis used by buyers and sellers in this market for improved properties with similar design and utility. I completed a thorough search for similar improved sales in terms of property type, location, physical characteristics, and date of sale. Overall, the sales selected represent the best comparables available for this analysis.

Given market conditions, there was a limited amount of sales data available within the analysis range. For the purpose of valuation, we will apply the same data set over the range and valuation dates and adjust accordingly. As there has been limited fluctuation in market price, adjustments will be made in the final analysis concluding at individual values for the specific dates of the analysis.

Adjustment Process

The following adjustments or general market trends were considered for the basis of valuation.

Transactional Adjustments

Dollar adjustments to the comparable sales were considered and made when warranted for transactional adjustments including property rights transferred, financing terms, conditions of sale, expenditures after purchase and market conditions. The following table summarizes the market conditions adjustment applied in this analysis.

MARKET CONDITIONS ADJUSTMENT	
Per Year	3%

Based on research and interpretation of value trends, a flat market conditions adjustment has been applied in this analysis. The analysis applies an upward market conditions adjustment of 3% annually reflecting the conditions between the oldest comparable sale date up through the effective valuation date.

Property Adjustments

Quantitative percentage adjustments are also made for location and physical characteristics such as size, age, site and parking ratios, access, exposure, quality and condition, as well as other applicable elements of comparison. Where possible the adjustments applied are based on paired data or other statistical analysis. It should be stressed that the adjustments are subjective in nature and are meant to illustrate my logic in deriving a value opinion for the subject property.

Presentation

The following Sales Summation Table, Location Map and photographs summarize the improved sales data. Following these items, the comparable sales are adjusted for applicable elements of comparison and the opinion of value by the Sales Comparison Approach is concluded.

IMPROVED SALES SUMMATION TABLE

COMPARABLE	SUBJECT	COMPARABLE 1	COMPARABLE 2	COMPARABLE 3	COMPARABLE 4	COMPARABLE 5
Name	32nd Street &	Camelback	Camelback East	Scottsdale	Marketplace at	The Plaza
Address	3165 East Lincoln Drive	1610 E. Camelback Rd.	3201 E. Camelback Rd.	4821 N. Scottsdale Rd.	6560 N. Scottsdale Rd.	13604 N. Scottsdale Rd.
City	Phoenix	Phoenix	Phoenix	Scottsdale	Scottsdale	Scottsdale
State	AZ	AZ	AZ	AZ	AZ	AZ
Zip	85016	85016	85018	85251	85253	85245
County	Maricopa	Maricopa	Maricopa	Maricopa	Maricopa	Maricopa
APN	164-12-778B	164-57-080A, -	170-20-032B	172-32-003E	174-57-005	175-05-001N, -
PHYSICAL INFORMATION						
Property Type	Retail / Commercial	Retail / Commercial	Retail / Commercial	Retail / Commercial	Retail / Commercial	Retail / Commercial
GBA (SF)	14,090	32,963	25,150	22,500	22,081	4,900
NRA (SF)	14,090	32,963	25,150	22,500	22,081	4,900
Land Area (AC)	1.2	3.9	2.0	3.1	2.2	0.4
Land Area (SF)	50,094	167,706	87,760	136,038	95,501	18,992
L:B Ratio	3.6	5.1	3.5	6.0	4.3	3.9
Location	Average	Good	Good	Average/Good	Good	Good
Quality	Average	Good	Average	Average	Average	Good
Condition	Average	Average	Average	Average	Average	Average
Exposure	Fair/Average	Average	Average	Average/Good	Average	Average
Access	Average	Average	Average	Average	Average	Average
Year Built	1982	2004	1957	1967	2014	1985
SALE INFORMATION						
Date		5/23/2014	1/31/2014	3/23/2015	3/31/2015	11/18/2013
Status		Sold	Sold	Sold	Sold	Sold
Recording Number		336116	65327	196615	216700	995108
Rights Transferred		Leased Fee	Leased Fee	Leased Fee	Leased Fee	Leased Fee
Transaction Price		$19,750,000	$12,200,000	$15,000,000	$14,000,000	$3,000,000
Analysis Price		$19,750,000	$12,200,000	$15,000,000	$14,000,000	$5,000,000
$/SF NRA		$599	$485	$667	$634	$1,020
Occupancy	100.0%	0.0%	100.0%	60.0%	74.0%	100.0%
Capitalization Rate		-	5.41%	-	-	5.73%

SALES LOCATION MAP


KIERLAND
5
PARADISE VALLEY VILLAGE
SHEA - SCOTTSDALE
51
GAINEY RANCH
Phoenix Mountains Preserve
S
4
Paradise Valley
1
2
3
FASHION SQUARE
ARCADIA
Scottsdale
Google
CAMELBACK
Map data ©2015 Google Imagery ©2015 TerraMetrics

COMPARABLE KEY

COMP	DISTANCE	NAME	ADDRESS	OCC.	SALE DATE	OAR	$/SF
SUBJECT	-	32nd Street & Lincoln Drive Retail	3165 East Lincoln Drive, Phoenix, AZ	100.0%	-	-	$500
No. 1	2.4 Miles	Camelback Center Shops	1610 E. Camelback Rd., Phoenix, AZ	0.0%	5/23/2014		$599
No. 2	1.5 Miles	Camelback East Village Shopping (	3201 E. Camelback Rd., Phoenix, AZ	100.0%	1/31/2014	5.41%	$485
No. 3	5.3 Miles	Scottsdale Highland	4821 N. Scottsdale Rd., Scottsdale, AZ	60.0%	3/23/2015		$667
No. 4	5.0 Miles	Marketplace at Lincoln & Scottsdal	6560 N. Scottsdale Rd., Scottsdale, AZ	74.0%	3/31/2015		$634
No. 5	7.4 Miles	The Plaza	13604 N. Scottsdale Rd., Scottsdale, AZ	100.0%	11/18/2013	5.73%	$1,020

COMPARABLE SALES DATA SHEETS

COMPARABLE 1

LOCATION INFORMATION	
Name	Camelback Center Shops
Address	1610 E. Camelback Rd.
City, State, Zip Code	Phoenix, AZ, 85016
County	Maricopa
MSA	Phoenix-Mesa-Glendale, AZ
APN	164-57-080A, -080B
SALE INFORMATION	
Buyer	CH Realty VI/R Phoenix Camelback, LLC
Seller	Orange Grove Apartments
Transaction Date	05/23/2014
Transaction Status	Sold
Transaction Price	$19,750,000
Analysis Price	$19,750,000
Recording Number	336116
Rights Transferred	Leased Fee
Conditions of Sale	Arms-Length
PHYSICAL INFORMATION	
Gross Building Area (GBA)	32,963
Leasable Area (NRA)	32,963
Year Built	2004
Parking Spaces / Ratio	122 (/1,000 SF NRA)
Quality	Good
Condition	Average
Appeal	Average
Site Size	3.9 Acres (167,706 SF)
Zoning	C-2
Shape	Irregular
Access	Average
Exposure	Average
Site Coverage (SF)/Ratio	32,963 SF / 19.7%



CAMELBACK CENTER SHOPS


Piestewa Fwy
N 16th St
CAMELB
PLAZ
CAMELBACK
MARKETPLACE
Google

ANALYSIS INFORMATION	
Price per SF	$599
Adjusted Price per SF	$463
Capitalization Rate	0.00%
CONFIRMATION	
Name	David Bernstein
Company	Bernstein Murphy Co
Source	CoStar
Date	08/5/2015

REMARKS

The property is anchored by a free-standing CVS Drug Store, 13,813 square feet on a 1.38 acre parcel. The tenant is on a NNN lease that runs into October 2023 at $539,663 / $39.07 per square foot with four, 5-year options to extend. The other parcel, on 2.47 acres, has 19,150 square feet, including Chipotle in 2,400 square feet. The center was fully leased at time of sale, though there reportedly are leases up for renewal in the near term.

COMPARABLE 2

LOCATION INFORMATION	
Name	Camelback East Village Shopping Center
Address	3201 E. Camelback Rd.
City, State, Zip Code	Phoenix, AZ, 85018
County	Maricopa
MSA	Phoenix-Mesa-Glendale, AZ
APN	170-20-032B

SALE INFORMATION	
Buyer	Hannay Realty Advisors
Seller	Camelback East Shops Inc
Transaction Date	01/31/2014
Transaction Status	Sold
Transaction Price	$12,200,000
Analysis Price	$12,200,000
Recording Number	65327
Rights Transferred	Leased Fee
Conditions of Sale	Arms-Length

PHYSICAL INFORMATION	
Gross Building Area (GBA)	25,150
Leasable Area (NRA)	25,150
Year Built	1957
Parking Spaces / Ratio	120 (/1,000 SF NRA)
Quality	Average
Condition	Average
Appeal	Average
Site Size	2.0 Acres (87,760 SF)
Zoning	C-2
Shape	Irregular
Access	Average
Exposure	Average
Site Coverage (SF)/Ratio	25,150 SF / 28.7%



CAMELBACK EAST VILLAGE SHOPPING CENTER


BILTMORE PLAZA
CASA MODERNA CONDOMINIUM
E Camelback
CAMELBACK FOUNTAINS CONDOMINIUMS
CAMELBACK DEL ESTE
Google
U.S. Geological Survey, USDA Farm Service Agency

ANALYSIS INFORMATION	
Price per SF	$485
Adjusted Price per SF	$429
Capitalization Rate	5.41%

CONFIRMATION	
Name	Paul Salinas
Company	Wetta Ventures
Source	CoStar
Date	08/5/2015

REMARKS

The property was fully leased at the time of sale. Anchor tenants for the property include Tarbells and Vans Golf Shop. Camelback East Shops had been in the Fuchs Family.

COMPARABLE 3

LOCATION INFORMATION	
Name	Scottsdale Highland
Address	4821 N. Scottsdale Rd.
City, State, Zip Code	Scottsdale, AZ, 85251
County	Maricopa
MSA	Phoenix-Mesa-Glendale, AZ
APN	172-32-003E
SALE INFORMATION	
Buyer	Levine Investments LP
Seller	RAS Scottsdale Road, LLC
Transaction Date	03/23/2015
Transaction Status	Sold
Transaction Price	$15,000,000
Analysis Price	$15,000,000
Recording Number	196615
Rights Transferred	Leased Fee
Conditions of Sale	Arms-Length
PHYSICAL INFORMATION	
Gross Building Area (GBA)	22,500
Leasable Area (NRA)	22,500
Year Built	1967
Parking Spaces / Ratio	160 (/1,000 SF NRA)
Quality	Average
Condition	Average
Appeal	Average
Site Size	3.1 Acres (136,038 SF)
Zoning	C-2
Shape	Rectangular
Topography	Level
Access	Average
Exposure	Average/Good
Site Coverage (SF)/Ratio	22,500 SF / 16.5%



SCOTTSDALE HIGHLAND


Google
U.S. Geological Survey, USDA Farm Service Agency

ANALYSIS INFORMATION	
Price per SF	$667
Adjusted Price per SF	$572
Capitalization Rate	0.00%
CONFIRMATION	
Name	Will Mast
Company	CBRE
Source	CoStar
Date	08/5/2015

REMARKS

This was an all-cash transaction.

COMPARABLE 4

LOCATION INFORMATION	
Name	Marketplace at Lincoln & Scottsdale
Address	6560 N. Scottsdale Rd.
City, State, Zip Code	Scottsdale, AZ, 85253
County	Maricopa
MSA	Phoenix-Mesa-Glendale, AZ
APN	174-57-005

SALE INFORMATION	
Buyer	HRA Lincoln Scottsdale LP
Seller	Len Noel
Transaction Date	03/31/2015
Transaction Status	Sold
Transaction Price	$14,000,000
Analysis Price	$14,000,000
Recording Number	216700
Rights Transferred	Leased Fee
Conditions of Sale	Arms-Length

PHYSICAL INFORMATION	
Gross Building Area (GBA)	22,081
Leasable Area (NRA)	22,081
Year Built	2014
Parking Spaces / Ratio	25 (/1,000 SF NRA)
Quality	Average
Condition	Average
Appeal	Average
Site Size	2.2 Acres (95,501 SF)
Zoning	PUD
Access	Average
Exposure	Average
Site Coverage (SF)/Ratio	22,081 SF / 23.1%



MARKETPLACE AT LINCOLN & SCOTTSDALE


CUERNAVACA
CASA BELLA
LINCOLN DRI
Google
U.S. Geological Survey, USDA Farm Service Agency

ANALYSIS INFORMATION	
Price per SF	$634
Adjusted Price per SF	$544
Capitalization Rate	0.00%

CONFIRMATION	
Name	Ari Spiro
Company	ORION Investment Real Estate
Source	CoStar
Date	08/5/2015

REMARKS

At the time of sale, the property had 80% occupancy. The asking rents were quoted at $45 per square foot (NNN). The sale was extended into 2015 to accommodate tax purposes for the seller, but this did ot affect the sales price.

COMPARABLE 5

LOCATION INFORMATION	
Name	The Plaza
Address	13604 N. Scottsdale Rd.
City, State, Zip Code	Scottsdale, AZ, 85245
County	Maricopa
MSA	Phoenix-Mesa-Glendale, AZ
APN	175-05-001N, -001Y

SALE INFORMATION	
Buyer	BancWest Corporation
Seller	Pacific West Land
Transaction Date	11/18/2013
Transaction Status	Sold
Transaction Price	$3,000,000
Analysis Price	$5,000,000
Recording Number	995108
Rights Transferred	Leased Fee
Conditions of Sale	Arms-Length
Marketing Time	3

PHYSICAL INFORMATION	
Gross Building Area (GBA)	4,900
Leasable Area (NRA)	4,900
Year Built	1985
Year Renovated	2013
Parking Spaces / Ratio	20 (/1,000 SF NRA)
Quality	Good
Condition	Average
Appeal	Average
Site Size	0.4 Acres (18,992 SF)
Zoning	C-2
Shape	Irregular
Topography	Level
Access	Average
Exposure	Average
Site Coverage (SF)/Ratio	4,900 SF / 25.8%



THE PLAZA


E Thunderbird Rd
RANCHO
ONTE VISTA
THUNDERBIRD
BUSINESS CENTER
Google
U.S. Geological Survey, USDA Farm Service Agency

ANALYSIS INFORMATION	
Price per SF	$1,020
Adjusted Price per SF	$804
Capitalization Rate	5.73%

CONFIRMATION	
Name	Chad Tiedeman
Company	Phoenix Commercial Advisors
Source	CoStar
Date	08/5/2015

REMARKS

This transaction was a 1031 exchange on the buyer side.

IMPROVED SALES ADJUSTMENT TABLE

COMPARABLE	SUBJECT	COMPARABLE 1	COMPARABLE 2	COMPARABLE 3	COMPARABLE 4	COMPARABLE 5
Name	32nd Street &	Camelback	Camelback East	Scottsdale	Marketplace at	The Plaza
Address	3165 East Lincoln Drive	1610 E. Camelback Rd.	3201 E. Camelback Rd.	4821 N. Scottsdale Rd.	6560 N. Scottsdale Rd.	13604 N. Scottsdale Rd.
City, State	Phoenix, AZ	Phoenix, AZ	Phoenix, AZ	Scottsdale, AZ	Scottsdale, AZ	Scottsdale, AZ
Zip	85016	85016	85018	85251	85253	85245
APN	164-12-778B	164-57-080A, -	170-20-032B	172-32-003E	174-57-005	175-05-001N, -
GBA	14,090	32,963	25,150	22,500	22,081	4,900
NRA (SF)	14,090	32,963	25,150	22,500	22,081	4,900
Land Area (AC)	1.2	3.9	2.0	3.1	2.2	0.4
Land Area (SF)	50,094	167,706	87,760	136,038	95,501	18,992
SALE INFORMATION						
Date		5/23/2014	1/31/2014	3/23/2015	3/31/2015	11/18/2013
Status		Sold	Sold	Sold	Sold	Sold
Rights Transferred		Leased Fee	Leased Fee	Leased Fee	Leased Fee	Leased Fee
Analysis Price		$19,750,000	$12,200,000	$15,000,000	$14,000,000	$5,000,000
$/SF NRA		$599	$485	$667	$634	$1,020
Occupancy	100.0%	0.0%	100.0%	60.0%	74.0%	100.0%
TRANSACTIONAL ADJUSTMENTS						
Property Rights		0%	0%	0%	0%	0%
Conditions of Sale		0%	0%	0%	0%	0%
Financing		0%	0%	0%	0%	0%
Market Conditions[1]		3%	4%	1%	1%	5%
Subtotal Transactional Adj Price		$617	$504	$673	$640	$1,071
PROPERTY ADJUSTMENTS						
Location	Average	Good	Good	Average/Good	Good	Good
Adjustment		-10%	-10%	-5%	-10%	-10%
Size	14,090	32,963	25,150	22,500	22,081	4,900
Adjustment		0%	0%	0%	0%	0%
Quality	Average	Good	Average	Average	Average	Good
Adjustment		-10%	0%	0%	0%	-10%
Condition	Average	Average	Average	Average	Average	Average
Adjustment		0%	0%	0%	0%	0%
Exposure	Fair/Average	Average	Average	Average/Good	Average	Average
Adjustment		-5%	-5%	-10%	-5%	-5%
Access	Average	Average	Average	Average	Average	Average
Adjustment		0%	0%	0%	0%	0%
Subtotal Property Adjustment		-25%	-15%	-15%	-15%	-25%
TOTAL ADJUSTED PRICE		$463	$429	$572	$544	$804

STATISTICS	UNADJUSTED	ADJUSTED
LOW	$485	$429
HIGH	$1,020	$804
MEDIAN	$634	$544
AVERAGE	$681	$562

[1] Market Conditions Adjustment: 3%
Date of Value (for adjustment calculations): 6/30/15

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an adjusted value range from $433 to $804/SF, with a median of $544/SF and an average of $564/SF. Based on the results of the preceding analysis, Comparable 1 ($467/SF adjusted) and Comparable 4 ($544/SF adjusted) are given primary consideration for the subject's opinion of value.

The following table summarizes the analysis of the comparables, reports the reconciled price per NRA value conclusion, and presents the concluded value of the subject property.

SALES COMPARISON APPROACH CONCLUSION (NRA)

	ANALYSIS	ADJUSTMENT				NET	GROSS	OVERALL
COMP	PRICE	TRANSACTIONAL[1]	ADJUSTED	PROPERTY[2]	FINAL	ADJ %	ADJ %	COMPARISON
1	$599	3%	$617	-25%	$463	-23%	28%	PRIMARY
2	$485	4%	$504	-15%	$429	-12%	19%	SECONDARY
3	$667	1%	$673	-15%	$572	-14%	16%	SECONDARY
4	$634	1%	$640	-15%	$544	-14%	16%	PRIMARY
5	$1,020	5%	$1,071	-25%	$804	-21%	30%	MINIMAL
LOW	$429					AVERAGE		$562
HIGH	$804					MEDIAN		$544
			SUBJECT SF		$/SF CONCLUSION			VALUE
INDICATED VALUE			14,090	x	$500/SF	=		$7,050,000

[1]Cumulative [2]Additive — Rounded to nearest $10,000

SALES COMPARABLE ANALYSIS

Introduction

The comparable sales indicate an adjusted value range from $433 to $804/SF, with a median of $544/SF and an average of $564/SF. The range of total gross adjustment applied to the comparables was from 16% to 30%, with an average gross adjustment across all comparables of 22%. The level of total adjustment applied to the comparables is considered minimal, an indication that the dataset is applicable to the subject and increases the credibility of the analysis. The adjustment process for each comparable sale is discussed in the following paragraphs.

Discussion of Adjustments

Comparable 1 ($467/SF as adjusted) required a total upward transaction adjustment of 4%. Slight upward adjustment was made for Market Condition. This comparable required a total downward adjustment of -25% for property characteristics. Downward adjustments were required for Location, Quality and exposure. The total gross adjustment applied to this comparable was 29%. The moderate level of gross adjustments required for this comparable indicates that it can be adequately relied upon for valuation of the subject. This comparable is given primary consideration as a value indicator for the subject.

Comparable 2 ($433/SF as adjusted) required a total upward transaction adjustment of 5%. Slight upward adjustment was made for Market Condition. This comparable required a total downward adjustment of -15% for property characteristics. Downward adjustments were required for Location, access and exposure. The total gross adjustment applied to this comparable was 20%. The moderate level of gross adjustments required for this comparable indicates that it can be adequately relied upon for valuation of the subject. This comparable is given secondary consideration as a value indicator for the subject.

Comparable 3 ($572/SF as adjusted) required a total upward transaction adjustment of 1%. Slight upward adjustment was made for Market Condition. This comparable required a total downward adjustment of -15% for property characteristics. Downward adjustments were required for Location, Access and exposure. The total gross adjustment applied to this comparable was 16%. The moderate level of gross adjustments required

for this comparable indicates that it can be adequately relied upon for valuation of the subject. This comparable is given secondary consideration as a value indicator for the subject.

Comparable 4 ($544/SF as adjusted) required a total upward transaction adjustment of 1%. Slight upward adjustment was made for Market Condition. This comparable required a total downward adjustment of -15% for property characteristics. Downward adjustments were required for Location and exposure. The total gross adjustment applied to this comparable was 16%. The moderate level of gross adjustments required for this comparable indicates that it can be adequately relied upon for valuation of the subject. This comparable is given primary consideration as a value indicator for the subject.

Comparable 5 ($804/SF as adjusted) required a total upward transaction adjustment of 5%. Slight upward adjustment was made for Market Condition. This comparable required a total downward adjustment of -25% for property characteristics. Downward adjustments were required for Location, Quality and exposure. The total gross adjustment applied to this comparable was 30%. The moderate level of gross adjustments required for this comparable indicates that it can be adequately relied upon for valuation of the subject. This comparable is given minimal consideration as a value indicator for the subject.

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an adjusted value range from $433 to $804/SF, with a median of $544/SF and an average of $564/SF. Based on the results of the preceding analysis, Comparable 1 ($467/SF adjusted) and Comparable 4 ($544/SF adjusted) are given primary consideration for the subject's opinion of value.

The following table summarizes the analysis of the comparables, reports the reconciled price per NRA value conclusion, and presents the concluded value of the subject property.

SALES COMPARISON APPROACH CONCLUSION (NRA)

	ANALYSIS	ADJUSTMENT				NET	GROSS	OVERALL
COMP	PRICE	TRANSACTIONAL[1]	ADJUSTED	PROPERTY[2]	FINAL	ADJ %	ADJ %	COMPARISON
1	$599	3%	$617	-25%	$463	-23%	28%	PRIMARY
2	$485	4%	$504	-15%	$429	-12%	19%	SECONDARY
3	$667	1%	$673	-15%	$572	-14%	16%	SECONDARY
4	$634	1%	$640	-15%	$544	-14%	16%	PRIMARY
5	$1,020	5%	$1,071	-25%	$804	-21%	30%	MINIMAL
LOW	$429					AVERAGE		$562
HIGH	$804					MEDIAN		$544
			SUBJECT SF		$/SF CONCLUSION			VALUE
INDICATED VALUE			14,090	x	$500/SF	=		$7,050,000

[1]Cumulative [2]Additive Rounded to nearest $10,000

RECONCILIATION OF VALUE CONCLUSIONS

The Reconciliation of Value Conclusions is the final step in the appraisal process and involves the weighing of the individual valuation techniques in relationship to their substantiation by market data, and the reliability and applicability of each valuation technique to the subject property. Understanding the profiles of potential buyers and their typical reliance on each approach to value strongly influences the weighting process.

Based on the overall quality of the data and analyses, and considering the decision-making process of the typical buyer profile of the subject asset, the Income Approach warranted primary emphasis and the Sales Comparison Approach warranted secondary emphasis in developing my final opinion of market.

PRESENTATION OF VALUE CONCLUSIONS

My opinion of value reflects current conditions and the likely actions of market participants as of the date of value. It is based on the available information gathered and provided to us, as presented in this report, and does not predict future performance. Changing market or property conditions can and likely will have an effect on the subject's value.

The following table summarizes my final opinion of the As-Is Market Value of the subject property's leased fee interest.

ANALYSIS OF VALUE CONCLUSIONS	
VALUATION INDICES	AS-IS MARKET VALUE
INTEREST APPRAISED	LEASED FEE
DATE OF VALUE	JUNE 30, 2015
Sales Comparison Approach	$7,050,000
Income Approach	$6,750,000
FINAL VALUE CONCLUSION	$6,750,000
$/SF	$479/SF
Implied Capitalization Rate	6.48%
Exposure Time	Six to Nine Months
Marketing Period	Six to Nine Months

RECONCILIATION OF VALUE CONCLUSIONS

The Reconciliation of Value Conclusions is the final step in the appraisal process and involves the weighing of the individual valuation techniques in relationship to their substantiation by market data, and the reliability and applicability of each valuation technique to the subject property. Understanding the profiles of potential buyers and their typical reliance on each approach to value strongly influences the weighting process.

Based on the overall quality of the data and analyses, and considering the decision-making process of the typical buyer profile of the subject asset, the Income Approach warranted primary emphasis and the Sales Comparison Approach warranted secondary emphasis in developing my final opinion of market.

PRESENTATION OF VALUE CONCLUSIONS

My opinion of value reflects current conditions and the likely actions of market participants as of the date of value. It is based on the available information gathered and provided to us, as presented in this report, and does not predict future performance. Changing market or property conditions can and likely will have an effect on the subject's value.

The following table summarizes my final opinion of the As-Is Market Value of the subject property's leased fee interest.

ANALYSIS OF VALUE CONCLUSIONS	
VALUATION INDICES	AS-IS MARKET VALUE
INTEREST APPRAISED	LEASED FEE
DATE OF VALUE	JUNE 30, 2015
Sales Comparison Approach	$7,050,000
Income Approach	$6,750,000
FINAL VALUE CONCLUSION	$6,750,000
$/SF	$479/SF
Implied Capitalization Rate	6.48%
Exposure Time	Six to Nine Months
Marketing Period	Six to Nine Months

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The reported analyses, opinions, and conclusions of the signer are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- The signer of this report has no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.
- Derrick Sinclair, MAI, CCIM has performed no services, as an appraiser or in any other capacity regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.
- The signer is not biased with respect to the property that is the subject of this report or to the parties involved with this assignment.
- The engagement in this assignment was not contingent upon developing or reporting predetermined results.
- The compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- The reported analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the *Code of Professional Ethics* and *Standards of Professional Appraisal Practice* of the Appraisal Institute, and the *Uniform Standards of Professional Appraisal Practice*, as set forth by the Appraisal Standards Board of the Appraisal Foundation.
- Derrick Sinclair, MAI, CCIM inspected the property that is the subject of this report. Robert E. Dietrich, MAI, CRE, CCIM, MRICS did not inspect the property that is the subject of this report. Robert Dunatov, MBA did not inspect the property that is the subject of this report.
- No one provided significant real property appraisal assistance to appraiser signing this certification. Assistance included gathering, analyzing and reporting regional, local area, zoning, and tax information, confirming some of the comparable data, and assisting with portions of the valuation analysis.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

August 5, 2015
Date

Derrick Sinclair, MAI, CCIM
Colliers Internation Valuation Services
Certified General Real Estate Appraiser
State of Arizona License #30418
+1 949 751 2716
derrick.sinclair@colliers.com

This appraisal is subject to the following assumptions and limiting conditions:

- The appraiser may or may not have been provided with a survey of the subject property. If further verification is required, a survey by a registered surveyor is advised.
- We assume no responsibility for matters legal in character, nor do we render any opinion as to title, which is assumed to be marketable. All existing liens, encumbrances, and assessments have been disregarded, unless otherwise noted, and the property is appraised as though free and clear, under responsible ownership, and competent management.
- The exhibits in this report are included to assist the reader in visualizing the property. We have made no survey of the property and assume no responsibility in connection with such matters.
- Unless otherwise noted herein, it is assumed that there are no encroachments, zoning, or restrictive violations existing in the subject property.
- The appraiser assumes no responsibility for determining if the property requires environmental approval by the appropriate governing agencies, nor if it is in violation thereof, unless otherwise noted herein.
- Information presented in this report has been obtained from reliable sources, and it is assumed that the information is accurate.
- This report shall be used for its intended purpose only, and by the party to whom it is addressed. Possession of this report does not include the right of publication.
- The appraiser may not be required to give testimony or to appear in court by reason of this appraisal, with reference to the property in question, unless prior arrangements have been made therefore.
- The statements of value and all conclusions shall apply as of the dates shown herein.
- There is no present or contemplated future interest in the property by the appraiser which is not specifically disclosed in this report.
- Without the written consent or approval of the author neither all, nor any part of, the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media. This applies particularly to value conclusions and to the identity of the appraiser and the firm with which the appraiser is connected.
- This report must be used in its entirety. Reliance on any portion of the report independent of others, may lead the reader to erroneous conclusions regarding the property values. Unless approval is provided by the author no portion of the report stands alone.
- The valuation stated herein assumes professional management and operation of the buildings throughout the lifetime of the improvements, with an adequate maintenance and repair program.
- The liability of Colliers International Valuation & Advisory Services, its principals, agents, and employees is limited to the client. Further, there is no accountability, obligation, or liability to any third party. If this report is placed in the hands of anyone other than the client, the client shall make such party aware of all limiting conditions and assumptions of the assignment and related discussions. The appraiser is in no way responsible for any costs incurred to discover or correct any deficiency in the property.
- The appraiser is not qualified to detect the presence of toxic or hazardous substances or materials which may influence or be associated with the property or any adjacent properties, has made no investigation or analysis as to the presence of such materials, and expressly disclaims any duty to note the degree of fault. Colliers International Valuation & Advisory Services and its principals, agents, employees, shall not be liable for any costs, expenses, assessments, or penalties, or diminution in value, property damage, or

personal injury (including death) resulting from or otherwise attributable to toxic or hazardous substances or materials, including without limitation hazardous waste, asbestos material, formaldehyde, or any smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids, solids or gasses, waste materials or other irritants, contaminants or pollutants.

- The appraiser assumes no responsibility for determining if the subject property complies with the *Americans with Disabilities Act* (*ADA*). Colliers International Valuation & Advisory Services, its principals, agents, and employees, shall not be liable for any costs, expenses, assessments, penalties or diminution in value resulting from non-compliance. This appraisal assumes that the subject meets an acceptable level of compliance with *ADA* standards; if the subject is not in compliance, the eventual renovation costs and/or penalties would negatively impact the present value of the subject. If the magnitude and time of the cost were known today, they would be reduced from the reported value conclusion.
- An on-site inspection of the subject property was conducted. No evidence of asbestos materials on-site was noted. A Phase 1 Environmental Assessment was not provided for this analysis. This analysis assumes that no asbestos or other hazardous materials are stored or found in or on the subject property. If evidence of hazardous materials of any kind occurs, the reader should seek qualified professional assistance. If hazardous materials are discovered and if future market conditions indicate an impact on value and increased perceived risk, a revision of the concluded values may be necessary.
- A detailed soils study was not provided for this analysis. The subject's soils and sub-soil conditions are assumed to be suitable based upon a visual inspection, which did not indicate evidence of excessive settling or unstable soils. No certification is made regarding the stability or suitability of the soil or sub-soil conditions.
- This analysis assumes that the financial information provided for this appraisal, including rent rolls and historical income and expense statements; accurately reflect the current and historical operations of the subject property.

Rent Comparabe Right Ups
Engagement Letter
P&L Statements
Offer to Purchase
Rent Roll
Valuation Glossary
Qualifications of Appraiser
Qualifications of Colliers International Valuation & Advisory Services

COMPARABLE 1

LOCATION INFORMATION

Name	Indian School
Address	4280 E. Indian School Rd.
City, State, Zip Code	Phoenix AZ, 85018
MSA	Phoenix-Mesa-Glendale, AZ
Net Rentable Area (NRA)	77,043
Year Built	1978
Location	Average
Quality	Average
Condition	Average
Access	Average
Exposure	Average
Appeal	Average
Occupancy	92.0%
Site Size	261,360
Site Coverage	29.5%
Parking Spaces	315
Parking Ratio	4.09



INDIAN SCHOOL

CONFIRMATION

Name	Joshua Stewart
Source	CoStar

REMARKS

TENANT NAME	RATE TYPE	SIZE	START DATE	TERM	LEASE RATE	ADJ LEASE RATE
Your Mattress	NNN	2,000	2/1/2015	5	$26.00	$26.26

COMPARABLE 2

LOCATION INFORMATION

Name	Cambelback village
Address	5013 N. 44th St.
City, State, Zip Code	Phoenix AZ, 85018
MSA	Phoenix-Mesa-Glendale, AZ
Net Rentable Area (NRA)	77,043
Year Built	1978
Location	Average
Quality	Average
Condition	Average
Access	Average
Exposure	Average
Appeal	Average
Occupancy	92.0%
Site Size	261,360
Site Coverage	29.5%
Parking Spaces	315
Parking Ratio	4.09



CAMBELBACK VILLAGE

CONFIRMATION

Name	Joe Hoye
Source	CoStar

REMARKS

TENANT NAME	RATE TYPE	SIZE	START DATE	TERM	LEASE RATE	ADJ LEASE RATE
Health Food & Vitamins	NNN	1,439	2/1/2014	-	$32.00	$33.28

COMPARABLE 3

LOCATION INFORMATION

Name	Plaza Bella
Address	4219 E. Indian Rd.
City, State, Zip Code	Phoenix AZ, 85018
MSA	Phoenix-Mesa-Glendale, AZ
Net Rentable Area (NRA)	5,996
Year Built	2001
Location	Average
Quality	Average
Condition	Average
Access	Average
Exposure	Average
Appeal	Average
Occupancy	100.0%
Site Size	21,693
Site Coverage	27.6%
Parking Spaces	24
Parking Ratio	4.00



PLAZA BELLA

CONFIRMATION

Name	Jake Ertle
Source	CoStar

REMARKS

TENANT NAME	RATE TYPE	SIZE	START DATE	TERM	LEASE RATE	ADJ LEASE RATE
The Yacht Club	NNN	3,000	9/1/2014	10	$32.00	$32.64

COMPARABLE 4

LOCATION INFORMATION

Name	E Glendale Ave
Address	742 E. Glendale Ave.
City, State, Zip Code	Phoenix AZ, 85020
MSA	Phoenix-Mesa-Glendale, AZ
Net Rentable Area (NRA)	41,124
Year Built	2001
Location	Average
Quality	Average
Condition	Average
Access	Average
Exposure	Average
Appeal	Average
Occupancy	85.0%
Site Size	156,211
Site Coverage	26.3%
Parking Spaces	500
Parking Ratio	5.54
Store Frontage	average



E GLENDALE AVE

CONFIRMATION

Name	Michael McWilliams
Source	Buyer's Broker

REMARKS

TENANT NAME	RATE TYPE	SIZE	START DATE	TERM	LEASE RATE	ADJ LEASE RATE
Born Ready LLC	NNN	3,974	1/1/2015	5	$24.00	$25.45

PROFESSIONAL SERVICE AGREEMENT

COLLIERS INTERNATIONAL
VALUATION & ADVISORY SERVICES

3 Park Plaza, Suite 1200
Irvine, CA 92660
MAIN+1 949 751 2700

www.colliers.com/valuationadvisory

Colliers INTERNATIONAL

July 29, 2015

Landwin Partners Fund I, LLC and
Landwin Partners Fund II, LLC
17200 Ventura Boulevard, Suite 206
Encino, CA 91316
c/o Landwin ~~Management, LLC~~; Pdefer Trust
Mr. John Hartman, CEO
VIA E-Mail: rmorris@herrick.com (Richard Morris, Esq.)

RE: Valuation services for properties located in Phoenix and Tempe, Arizona

Dear Mr. Hartman:

Thank you for considering Colliers International Valuation & Advisory Services, LLC for the assignment identified in this Professional Service Agreement.

PROFESSIONAL SERVICE AGREEMENT ("Agreement")	
Parties:	Colliers International Valuation & Advisory Services, LLC ("CIVAS") and Mr. John Hartman, CEO ("Client") of Landwin Management, LLC ("Client Company"), representing Landwin Partners Fund I, LLC and Landwin Partners Fund II, LLC.
Property Valued:	Two properties listed below and referred to hereinafter as the "Subject Properties": Property 1 (APN 301-48-010L): 6400 – 6408 S. McClintock Road, Tempe, AZ – This is a 99,628 square foot retail center with about 20 tenants on a site of 9.78 acres according to assessor records. The property also includes a Walgreens drug store on a pad at the immediate corner of the intersection of McClintock and Guadalupe Roads. Property 2 (APN 164-12-778B): 3165 E. Lincoln Blvd., Phoenix, AZ – This is a retail center at the southwest corner of 32nd Street and Lincoln Boulevard in Phoenix. The property includes a building of 13,648 square feet on a site of 1.15 acres according to assessor records. Tenants include a Starbucks, Russ Lyon Realty and others.
Scope of Services:	CIVAS will prepare appraisals on each property as of June 30, 2015 The values allocated will address land, improvements and leasehold intangibles. The deliverable will be a summary appraisal report with a schedule of allocations and conclusions ("Report").
Intended Use:	The Services to be performed under this Agreement are intended to be used in support of an audit of financial statements for the entities holding the Subject Properties.
Intended User:	The intended users are Client, Client Company, Client counsel (Herrick Feinstein LLP), and auditor (EisnerAmper LLC).

Professional Fee:	The fees for this agreement will not exceed $9,000 without prior authorization of Client. If the agreement is cancelled, our fees for work completed will be based on the number of hours worked and personnel assigned to the engagement. The following hourly billing rates will be used in determining the professional fees billed if the agreement is terminated before completion of the Scope of Work: Robert E. Dietrich (Senior Valuation Services Director): $425 per hour Derrick Sinclair (Valuation Services Director): $325 per hour Patrick Wilson (Valuation Specialist): $250 per hour Amy Monson or Wendy Capullo (Valuation Assistant): $175 per hour
Delivery:	A memorialized verbal appraisal will be provided August 5, 2015. Delivery of the Reports will be no later than August 15, 2015.
Expenses:	Expenses will be billed to Client if authorized by client.
Retainer:	None required.
Payment Terms:	Professional services will be billed at the completion of the engagement. Authorized expenses will be billed at cost with no mark-up. If a deposition, declaration, or trial testimony is required, we reserve the right to require payment of outstanding fees and expenses prior to submission of such report or testimony. All costs of collection of amounts due and owing hereunder shall be paid by Client.
Acceptance Date:	These specifications are subject to modification if this Agreement is not accepted within seven (7) business days from the date of this letter.
Terms and Conditions:	The attached "Terms and Conditions" and "Property Data and Information Request" are deemed a part of this Agreement as though set forth in full herein.
Use Limitations:	The Services are for the sole use of the Client. Under state and federal law (Uniform Standards of Professional Appraisal Practice, or USPAP), a Restricted Report cannot be relied upon by third parties.

If you have questions regarding the enclosed, please feel free to contact me. CIVAS appreciates this opportunity to be of service to you on this assignment and looks forward to serving you. Please sign one copy of the agreement and return it to me, thereby indicating your authorization for us to proceed with this assignment and your acceptance of the attached Terms and Conditions.

Respectfully,

Colliers International Valuation & Advisory Services, LLC

Derrick Sinclair, MAI, CCIM
Dir. +1 949.751.2716
derrick.sinclair@Colliers.com

Accepted by:

Landwin Management, LLC

Date: 7/29/15

John Hartman, CEO Landwin Realty Trust

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jan 2013 - Dec 2013

	Period to Date	%	Year to Date	%
Income				
Rent	$ 822,321.41	75.97	$ 822,321.41	75.97
Common Area Maintenance	$ 221,473.81	20.46	$ 221,473.81	20.46
Prior Year CAM Reconciliation	$ 48,664.85	4.5	$ 48,664.85	4.5
Late Fee	$ (10,076.07)	-0.93	$ (10,076.07)	-0.93
Total Income	$ 1,082,384.00	100	$ 1,082,384.00	100
OPERATING EXPENSES				
REPAIR & MAINTENANCE				
R&M-Building	$ 2,027.97	0.19	$ 2,027.97	0.19
R&M-Electrical	$ 3,826.10	0.35	$ 3,826.10	0.35
R&M-Exterior Lights	$ 1,772.50	0.16	$ 1,772.50	0.16
R&M-Landscape	$ 4,160.17	0.38	$ 4,160.17	0.38
R&M-Locks & Keys	$ 140.00	0.01	$ 140.00	0.01
R&M-Painting	$ 280.00	0.03	$ 280.00	0.03
R&M-Parking Lot	$ 3,293.66	0.3	$ 3,293.66	0.3
R&M-Plumbing	$ 425.50	0.04	$ 425.50	0.04
R&M-Roof	$ 2,399.50	0.22	$ 2,399.50	0.22
R&M-Sprinkler (Irigation)	$ 1,090.96	0.1	$ 1,090.96	0.1
MATERIALS & SUPPLIES				
M&S-Building	$ 458.52	0.04	$ 458.52	0.04
M&S-Exterior Lights	$ 1,202.43	0.11	$ 1,202.43	0.11
M&S-Locks & Keys	$ 84.69	0.01	$ 84.69	0.01
M&S-Paint	$ 151.62	0.01	$ 151.62	0.01
M&S-Plumbing	$ 13.03	0	$ 13.03	0
M&S-Roof	$ 53.71	0	$ 53.71	0
SIGNAGE				
Signage-Building	$ 224.22	0.02	$ 224.22	0.02
SERVICES				
Alarm Monitoring	$ 2,958.22	0.27	$ 2,958.22	0.27
Back Flow Assembly	$ 896.00	0.08	$ 896.00	0.08
Exterior Day Porter	$ 4,960.00	0.46	$ 4,960.00	0.46
Fire Equipment	$ 230.00	0.02	$ 230.00	0.02
Landscaping	$ 12,240.00	1.13	$ 12,240.00	1.13
Management Fee	$ 59,527.72	5.5	$ 59,527.72	5.5
Pest Control	$ 4,691.37	0.43	$ 4,691.37	0.43
Pressure Wash (Sidewalks)	$ 3,760.00	0.35	$ 3,760.00	0.35
Security	$ 6,155.00	0.57	$ 6,155.00	0.57
Jetting Service	$ 1,500.00	0.14	$ 1,500.00	0.14
Sweeping (Parking Lot)	$ 2,430.00	0.22	$ 2,430.00	0.22
Trash	$ 8,885.38	0.82	$ 8,885.38	0.82
Windows-Cleaning	$ 900.00	0.08	$ 900.00	0.08

Electricity	$ 7,569.49	0.7	$ 7,569.49	0.7
Hauling	$ 270.00	0.02	$ 270.00	0.02
Insurance	$ 15,309.00	1.41	$ 15,309.00	1.41
Online Bookkeeping	$ 25,900.02	2.39	$ 25,900.02	2.39
Property Taxes	$ 225,963.97	20.88	$ 225,963.97	20.88
Water & Sewer	$ 12,133.90	1.12	$ 12,133.90	1.12
TOTAL OPERATING EXPENSES	$ 417,884.65	38.61	$ 417,884.65	38.61
NET OPERATING INCOME	$ 664,499.35	61.39	$ 664,499.35	61.39
NON REIMBURSABLE EXPENSES				
Architectural Fees	$ 53,350.02	4.93	$ 53,350.02	4.93
Legal & Accounting	$ 43,243.08	4	$ 43,243.08	4
Leasing Commission	$ 105,768.17	9.77	$ 105,768.17	9.77
1st Mortgage-Principal	$ 200,040.59	18.48	$ 200,040.59	18.48
1st Mortgage-Interest	$ 516,653.17	47.73	$ 516,653.17	47.73
Impounds (Tax,Ins,Etc.)	$ 12,240.19	1.13	$ 12,240.19	1.13
Investor Distribution	$ 52,056.00	4.81	$ 52,056.00	4.81
Utilities (Vacancies)	$ 3,890.95	0.36	$ 3,890.95	0.36
Owner's Operating Expense	$ 3,354.33	0.31	$ 3,354.33	0.31
Bank Fees	$ 219.54	0.02	$ 219.54	0.02
Office G&A	$ 2,690.04	0.25	$ 2,690.04	0.25
Office G&A-Delivery/Fedex	$ 2,067.73	0.19	$ 2,067.73	0.19
Tenant Improvements	$ 378,102.00	34.93	$ 378,102.00	34.93
TOTAL NON REIMB. EXPENSE	$ 1,373,675.81	126.91	$ 1,373,675.81	126.91
NET INCOME/LOSS	$ (709,176.46)	-65.52	$ (709,176.46)	-65.52

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jan 2014 - Dec 2014

	Period to Date	%	Year to Date	%
Income				
Rent	$ 879,463.88	74.11	$ 879,463.88	74.11
Common Area Maintenance	$ 303,881.29	25.61	$ 303,881.29	25.61
Prior Year CAM Reconciliation	$ (1,659.75)	-0.14	$ (1,659.75)	-0.14
Late Fee	$ 4,983.39	0.42	$ 4,983.39	0.42
Total Income	$ 1,186,668.81	100	$ 1,186,668.81	100
OPERATING EXPENSES				
REPAIR & MAINTENANCE				
R&M-Building	$ 343,187.06	28.92	$ 343,187.06	28.92
R&M-Ceiling Tiles	$ 682.50	0.06	$ 682.50	0.06
R&M-Electrical	$ 735.00	0.06	$ 735.00	0.06
R&M-Exterior Lights	$ 1,985.00	0.17	$ 1,985.00	0.17
R&M-Interior Lights	$ 52.50	0	$ 52.50	0
R&M-Landscape	$ 10,213.69	0.86	$ 10,213.69	0.86
R&M-Locks & Keys	$ 52.50	0	$ 52.50	0
R&M-Parking Lot	$ 30,435.50	2.56	$ 30,435.50	2.56
R&M-Plumbing	$ 888.54	0.07	$ 888.54	0.07
R&M-Roof	$ 7,537.92	0.64	$ 7,537.92	0.64
R&M-Sprinkler (Irigation)	$ 5,349.91	0.45	$ 5,349.91	0.45
MATERIALS & SUPPLIES				
M&S-Building	$ 123.40	0.01	$ 123.40	0.01
M&S-Ceiling Tiles	$ 276.96	0.02	$ 276.96	0.02
M&S-Electrical	$ 103.10	0.01	$ 103.10	0.01
M&S-Exterior Lights	$ 1,586.80	0.13	$ 1,586.80	0.13
M&S-Plumbing	$ 50.09	0	$ 50.09	0
SIGNAGE				
Signage-Building	$ 517.28	0.04	$ 517.28	0.04
Signage-Tenant	$ 63.33	0.01	$ 63.33	0.01
SERVICES				
Alarm Monitoring	$ 3,039.27	0.26	$ 3,039.27	0.26
Back Flow Assembly	$ 319.23	0.03	$ 319.23	0.03
Exterior Day Porter	$ 5,056.00	0.43	$ 5,056.00	0.43
Fire Equipment	$ 11,360.98	0.96	$ 11,360.98	0.96
Landscaping	$ 12,240.00	1.03	$ 12,240.00	1.03
Management Fee	$ 65,242.68	5.5	$ 65,242.68	5.5
Pest Control	$ 7,209.74	0.61	$ 7,209.74	0.61
Pressure Wash (Sidewalks)	$ 4,160.00	0.35	$ 4,160.00	0.35
Security	$ 8,588.74	0.72	$ 8,588.74	0.72
Jetting Service	$ 1,500.00	0.13	$ 1,500.00	0.13
Sweeping (Parking Lot)	$ 2,385.00	0.2	$ 2,385.00	0.2
Trash	$ 9,458.94	0.8	$ 9,458.94	0.8
Windows-Cleaning	$ 790.00	0.07	$ 790.00	0.07

Electricity	$	7,531.48	0.63	$ 7,531.48	0.63
Insurance	$	14,233.00	1.2	$ 14,233.00	1.2
Online Bookkeeping	$	26,400.00	2.22	$ 26,400.00	2.22
Property Taxes	$	210,753.52	17.76	$ 210,753.52	17.76
Water & Sewer	$	19,605.53	1.65	$ 19,605.53	1.65
TOTAL OPERATING EXPENSES	$	813,715.19	68.57	$ 813,715.19	68.57
NET OPERATING INCOME	$	372,953.62	31.43	$ 372,953.62	31.43
NON REIMBURSABLE EXPENSES					
Architectural Fees	$	16,771.75	1.41	$ 16,771.75	1.41
Building Construction	$	3,125.00	0.26	$ 3,125.00	0.26
Construction (Leasing)	$	3,750.00	0.32	$ 3,750.00	0.32
Legal & Accounting	$	18,634.66	1.57	$ 18,634.66	1.57
Leasing Commission	$	161,586.71	13.62	$ 161,586.71	13.62
1st Mortgage-Principal	$	210,633.03	17.75	$ 210,633.03	17.75
1st Mortgage-Interest	$	506,060.73	42.65	$ 506,060.73	42.65
Impounds (Tax,Ins,Etc.)	$	11,228.92	0.95	$ 11,228.92	0.95
Investor Distribution	$	52,056.00	4.39	$ 52,056.00	4.39
Utilities (Vacancies)	$	5,414.67	0.46	$ 5,414.67	0.46
Owner's Operating Expense	$	7,861.08	0.66	$ 7,861.08	0.66
Bank Fees	$	450.00	0.04	$ 450.00	0.04
Office G&A	$	3,176.72	0.27	$ 3,176.72	0.27
Office G&A-Delivery/Fedex	$	3,613.23	0.3	$ 3,613.23	0.3
Tenant Improvements	$	337,044.50	28.4	$ 337,044.50	28.4
TOTAL NON REIMB. EXPENSE	$	1,341,407.00	113.04	$ 1,341,407.00	113.04
NET INCOME/LOSS	$	(968,453.38)	-81.61	$ (968,453.38)	-81.61

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jun 2015

Prepared For:
Lincoln View Plaza, L.L.C.
4747 N. 7th Street, Suite 400
Phoenix, AZ 85014

Prepared By:
Inverness, L.L.C.
4747 N. 7th Street, # 400
Phoenix, AZ 85014

	Month to Date	%	Year to Date	%
Income				
Rent	99,851.63	77.17	538,174.44	71.98
Common Area Maintenance	28,681.05	22.17	190,328.80	25.46
Prior Year CAM Reconciliation	0.00	0.00	16,344.85	2.19
Other Income	0.00	0.00	1,461.99	0.20
Late Fee	864.41	0.67	1,356.82	0.18
NSF Fee	0.00	0.00	25.00	0.00
Total Income	129,397.09	100.00	747,691.90	100.00
OPERATING EXPENSES				
REPAIR & MAINTENANCE				
R&M-Building	726.29	0.56	6,872.13	0.92
R&M-Exterior Lights	185.00	0.14	957.50	0.13
R&M-Landscape	0.00	0.00	106.25	0.01
R&M-Locks & Keys	0.00	0.00	52.50	0.01
R&M-Plumbing	90.00	0.07	204.79	0.03
R&M-Roof	455.50	0.35	1,205.50	0.16
R&M-Sprinkler (Irigation)	0.00	0.00	190.84	0.03
MATERIALS & SUPPLIES				
M&S-Exterior Lights	85.25	0.07	324.86	0.04
M&S-Locks & Keys	0.00	0.00	8.94	0.00
M&S-Plumbing	5.42	0.00	5.42	0.00
SIGNAGE				
Signage-Building	0.00	0.00	598.97	0.08
SERVICES				
Alarm Monitoring	193.31	0.15	1,374.38	0.18
Back Flow Assembly	0.00	0.00	75.00	0.01
Exterior Day Porter	448.00	0.35	2,560.00	0.34
Fire Equipment	0.00	0.00	1,142.42	0.15
Landscaping	1,020.00	0.79	6,120.00	0.82
Management Fee	7,116.84	5.50	41,123.06	5.50
Pest Control	525.00	0.41	4,225.00	0.57
Pressure Wash (Sidewalks)	375.00	0.29	2,250.00	0.30
Security	535.00	0.41	4,280.00	0.57
Jetting Service	375.00	0.29	750.00	0.10
Sweeping (Parking Lot)	180.00	0.14	1,170.00	0.16
Trash	815.02	0.63	4,890.12	0.65
Windows-Cleaning	0.00	0.00	150.00	0.02
Electricity	622.49	0.48	3,693.20	0.49
Insurance	15,130.00	11.69	15,130.00	2.02
Online Bookkeeping	2,200.00	1.70	13,200.00	1.77
Property Taxes	0.00	0.00	102,898.54	13.76
Water & Sewer	2,431.73	1.88	11,645.25	1.56
TOTAL OPERATING EXPENSES	33,514.85	25.90	227,204.67	30.39

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jun 2015

	Month to Date	%	Year to Date	%
NET OPERATING INCOME	95,882.24	74.10	520,487.23	69.61
NON REIMBURSABLE EXPENSES				
Construction (Leasing)	2,500.00	1.93	15,000.00	2.01
Legal & Accounting	292.34	0.23	22,928.14	3.07
Leasing Commission	0.00	0.00	47,551.83	6.36
1st Mortgage-Principal	0.00	0.00	73,558.28	9.84
1st Mortgage-Interest	45,384.86	35.07	254,645.33	34.06
Impounds (Tax,Ins,Etc.)	15,818.00	12.22	-298,602.66	-39.94
Refinancing Expenses	0.00	0.00	164,563.43	22.01
Investor Distribution	4,338.00	3.35	1,652,665.77	221.04
Utilities (Vacancies)	593.08	0.46	2,844.10	0.38
Owner's Operating Expense	0.00	0.00	5,005.93	0.67
Bank Fees	-5.00	0.00	154.00	0.02
Office G&A	287.72	0.22	1,845.49	0.25
Office G&A-Delivery/Fedex	228.04	0.18	3,042.39	0.41
Tenant Improvements	50,792.00	39.25	153,714.75	20.56
TOTAL NON REIMB. EXPENSE	120,229.04	92.91	2,098,916.78	280.72
NET INCOME/LOSS	-24,346.80	-18.82	-1,578,429.55	-211.11

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jan 2014 - Dec 2014

		Period to Date	%		Year to Date	%
Income						
Rent	$	879,463.88	74.11	$	879,463.88	74.11
Common Area Maintenance	$	303,881.29	25.61	$	303,881.29	25.61
Prior Year CAM Reconciliation	$	(1,659.75)	-0.14	$	(1,659.75)	-0.14
Late Fee	$	4,983.39	0.42	$	4,983.39	0.42
Total Income	$	1,186,668.81	100	$	1,186,668.81	100
OPERATING EXPENSES						
REPAIR & MAINTENANCE						
R&M-Building	$	343,187.06	28.92	$	343,187.06	28.92
R&M-Ceiling Tiles	$	682.50	0.06	$	682.50	0.06
R&M-Electrical	$	735.00	0.06	$	735.00	0.06
R&M-Exterior Lights	$	1,985.00	0.17	$	1,985.00	0.17
R&M-Interior Lights	$	52.50	0	$	52.50	0
R&M-Landscape	$	10,213.69	0.86	$	10,213.69	0.86
R&M-Locks & Keys	$	52.50	0	$	52.50	0
R&M-Parking Lot	$	30,435.50	2.56	$	30,435.50	2.56
R&M-Plumbing	$	888.54	0.07	$	888.54	0.07
R&M-Roof	$	7,537.92	0.64	$	7,537.92	0.64
R&M-Sprinkler (Irigation)	$	5,349.91	0.45	$	5,349.91	0.45
MATERIALS & SUPPLIES						
M&S-Building	$	123.40	0.01	$	123.40	0.01
M&S-Ceiling Tiles	$	276.96	0.02	$	276.96	0.02
M&S-Electrical	$	103.10	0.01	$	103.10	0.01
M&S-Exterior Lights	$	1,586.80	0.13	$	1,586.80	0.13
M&S-Plumbing	$	50.09	0	$	50.09	0
SIGNAGE						
Signage-Building	$	517.28	0.04	$	517.28	0.04
Signage-Tenant	$	63.33	0.01	$	63.33	0.01
SERVICES						
Alarm Monitoring	$	3,039.27	0.26	$	3,039.27	0.26
Back Flow Assembly	$	319.23	0.03	$	319.23	0.03
Exterior Day Porter	$	5,056.00	0.43	$	5,056.00	0.43
Fire Equipment	$	11,360.98	0.96	$	11,360.98	0.96
Landscaping	$	12,240.00	1.03	$	12,240.00	1.03
Management Fee	$	65,242.68	5.5	$	65,242.68	5.5
Pest Control	$	7,209.74	0.61	$	7,209.74	0.61
Pressure Wash (Sidewalks)	$	4,160.00	0.35	$	4,160.00	0.35
Security	$	8,588.74	0.72	$	8,588.74	0.72
Jetting Service	$	1,500.00	0.13	$	1,500.00	0.13
Sweeping (Parking Lot)	$	2,385.00	0.2	$	2,385.00	0.2
Trash	$	9,458.94	0.8	$	9,458.94	0.8
Windows-Cleaning	$	790.00	0.07	$	790.00	0.07

Electricity	$ 7,531.48	0.63	$ 7,531.48	0.63
Insurance	$ 14,233.00	1.2	$ 14,233.00	1.2
Online Bookkeeping	$ 26,400.00	2.22	$ 26,400.00	2.22
Property Taxes	$ 210,753.52	17.76	$ 210,753.52	17.76
Water & Sewer	$ 19,605.53	1.65	$ 19,605.53	1.65
TOTAL OPERATING EXPENSES	$ 813,715.19	68.57	$ 813,715.19	68.57
NET OPERATING INCOME	$ 372,953.62	31.43	$ 372,953.62	31.43
NON REIMBURSABLE EXPENSES				
Architectural Fees	$ 16,771.75	1.41	$ 16,771.75	1.41
Building Construction	$ 3,125.00	0.26	$ 3,125.00	0.26
Construction (Leasing)	$ 3,750.00	0.32	$ 3,750.00	0.32
Legal & Accounting	$ 18,634.66	1.57	$ 18,634.66	1.57
Leasing Commission	$ 161,586.71	13.62	$ 161,586.71	13.62
1st Mortgage-Principal	$ 210,633.03	17.75	$ 210,633.03	17.75
1st Mortgage-Interest	$ 506,060.73	42.65	$ 506,060.73	42.65
Impounds (Tax,Ins,Etc.)	$ 11,228.92	0.95	$ 11,228.92	0.95
Investor Distribution	$ 52,056.00	4.39	$ 52,056.00	4.39
Utilities (Vacancies)	$ 5,414.67	0.46	$ 5,414.67	0.46
Owner's Operating Expense	$ 7,861.08	0.66	$ 7,861.08	0.66
Bank Fees	$ 450.00	0.04	$ 450.00	0.04
Office G&A	$ 3,176.72	0.27	$ 3,176.72	0.27
Office G&A-Delivery/Fedex	$ 3,613.23	0.3	$ 3,613.23	0.3
Tenant Improvements	$ 337,044.50	28.4	$ 337,044.50	28.4
TOTAL NON REIMB. EXPENSE	$ 1,341,407.00	113.04	$ 1,341,407.00	113.04
NET INCOME/LOSS	$ (968,453.38)	-81.61	$ (968,453.38)	-81.61

Income Statement (Cash)
3313-3157 E. Lincoln Drive - (lin)
Jan 2013 - Dec 2013

	Period to Date	%	Year to Date	%
Income				
Rent	$ 822,321.41	75.97	$ 822,321.41	75.97
Common Area Maintenance	$ 221,473.81	20.46	$ 221,473.81	20.46
Prior Year CAM Reconciliation	$ 48,664.85	4.5	$ 48,664.85	4.5
Late Fee	$ (10,076.07)	-0.93	$ (10,076.07)	-0.93
Total Income	$ 1,082,384.00	100	$ 1,082,384.00	100
OPERATING EXPENSES				
REPAIR & MAINTENANCE				
R&M-Building	$ 2,027.97	0.19	$ 2,027.97	0.19
R&M-Electrical	$ 3,826.10	0.35	$ 3,826.10	0.35
R&M-Exterior Lights	$ 1,772.50	0.16	$ 1,772.50	0.16
R&M-Landscape	$ 4,160.17	0.38	$ 4,160.17	0.38
R&M-Locks & Keys	$ 140.00	0.01	$ 140.00	0.01
R&M-Painting	$ 280.00	0.03	$ 280.00	0.03
R&M-Parking Lot	$ 3,293.66	0.3	$ 3,293.66	0.3
R&M-Plumbing	$ 425.50	0.04	$ 425.50	0.04
R&M-Roof	$ 2,399.50	0.22	$ 2,399.50	0.22
R&M-Sprinkler (Irigation)	$ 1,090.96	0.1	$ 1,090.96	0.1
MATERIALS & SUPPLIES				
M&S-Building	$ 458.52	0.04	$ 458.52	0.04
M&S-Exterior Lights	$ 1,202.43	0.11	$ 1,202.43	0.11
M&S-Locks & Keys	$ 84.69	0.01	$ 84.69	0.01
M&S-Paint	$ 151.62	0.01	$ 151.62	0.01
M&S-Plumbing	$ 13.03	0	$ 13.03	0
M&S-Roof	$ 53.71	0	$ 53.71	0
SIGNAGE				
Signage-Building	$ 224.22	0.02	$ 224.22	0.02
SERVICES				
Alarm Monitoring	$ 2,958.22	0.27	$ 2,958.22	0.27
Back Flow Assembly	$ 896.00	0.08	$ 896.00	0.08
Exterior Day Porter	$ 4,960.00	0.46	$ 4,960.00	0.46
Fire Equipment	$ 230.00	0.02	$ 230.00	0.02
Landscaping	$ 12,240.00	1.13	$ 12,240.00	1.13
Management Fee	$ 59,527.72	5.5	$ 59,527.72	5.5
Pest Control	$ 4,691.37	0.43	$ 4,691.37	0.43
Pressure Wash (Sidewalks)	$ 3,760.00	0.35	$ 3,760.00	0.35
Security	$ 6,155.00	0.57	$ 6,155.00	0.57
Jetting Service	$ 1,500.00	0.14	$ 1,500.00	0.14
Sweeping (Parking Lot)	$ 2,430.00	0.22	$ 2,430.00	0.22
Trash	$ 8,885.38	0.82	$ 8,885.38	0.82
Windows-Cleaning	$ 900.00	0.08	$ 900.00	0.08

Electricity	$	7,569.49	0.7	$	7,569.49	0.7
Hauling	$	270.00	0.02	$	270.00	0.02
Insurance	$	15,309.00	1.41	$	15,309.00	1.41
Online Bookkeeping	$	25,900.02	2.39	$	25,900.02	2.39
Property Taxes	$	225,963.97	20.88	$	225,963.97	20.88
Water & Sewer	$	12,133.90	1.12	$	12,133.90	1.12
TOTAL OPERATING EXPENSES	$	417,884.65	38.61	$	417,884.65	38.61
NET OPERATING INCOME	$	664,499.35	61.39	$	664,499.35	61.39
NON REIMBURSABLE EXPENSES						
Architectural Fees	$	53,350.02	4.93	$	53,350.02	4.93
Legal & Accounting	$	43,243.08	4	$	43,243.08	4
Leasing Commission	$	105,768.17	9.77	$	105,768.17	9.77
1st Mortgage-Principal	$	200,040.59	18.48	$	200,040.59	18.48
1st Mortgage-Interest	$	516,653.17	47.73	$	516,653.17	47.73
Impounds (Tax,Ins,Etc.)	$	12,240.19	1.13	$	12,240.19	1.13
Investor Distribution	$	52,056.00	4.81	$	52,056.00	4.81
Utilities (Vacancies)	$	3,890.95	0.36	$	3,890.95	0.36
Owner's Operating Expense	$	3,354.33	0.31	$	3,354.33	0.31
Bank Fees	$	219.54	0.02	$	219.54	0.02
Office G&A	$	2,690.04	0.25	$	2,690.04	0.25
Office G&A-Delivery/Fedex	$	2,067.73	0.19	$	2,067.73	0.19
Tenant Improvements	$	378,102.00	34.93	$	378,102.00	34.93
TOTAL NON REIMB. EXPENSE	$	1,373,675.81	126.91	$	1,373,675.81	126.91
NET INCOME/LOSS	$	(709,176.46)	-65.52	$	(709,176.46)	-65.52

Andrew Fosberg
Vice President
Andrew.fosberg@cbre.com

CBRE, Inc.
2415 East Camelback Road
Phoenix, AZ 85016-4290

602.735.5555 Tel
602.735.5655 Fax

www.cbre.com

July 27, 2015

Mr. Eric Carlton
Colliers International
3 Park Plaza, Suite 1200
Irvine, CA 92814

RE: LETTER OF INTENT – BILTMORE SHOPS AT LINCOLN VIEW
PHOENIX, ARIZONA

Dear Eric:

This Letter of Intent ("Letter") sets forth the basic terms in which Cratsenberg Properties, LLC and/or Assignee would be willing to purchase the Biltmore Shops at Lincoln View Plaza.

1. **PROPERTY:** The Property consists of ± 14,090 square feet of improvements located on 1.15 acres at the SWC Lincoln Drive and 32nd Street in Phoenix, Arizona.

2. **PURCHASE PRICE:** The purchase price for the Property is Eight Million Four Hundred Fifty Thousand and No/100 Dollars ($8,450,000.00) and shall be paid in cash or wire transferred at closing through escrow.

3. **CONTRACT AND CLOSING:** Upon Purchaser's acceptance of this Letter, Seller will commence preparation of a definitive purchase and sale agreement (the "Purchase Agreement") delivered to Seller within Three (3) Days. Transfer of title and payment of the purchase price ("Closing") shall occur within Sixty (60) days from the Opening of Escrow.

4. **DUE DILIGENCE PERIOD:** The Purchaser shall have Thirty (30) days from the opening of escrow within which to complete its due diligence ("Due Diligence Period") of the property.

   Within Two (2) days after execution of the Purchase Agreement, Seller shall make available to Purchaser all pertinent items in regards to the Property to the extent in the possession of Seller or Seller's management company.

   If, at, or prior to the conclusion of the Due Diligence Period, Purchaser has not notified Seller that Purchaser is satisfied with all aspects of the Property, then the Purchase Agreement shall automatically terminate and the earnest money shall be returned to

Purchaser.

5. FINANCING: Seller shall be responsible for the costs associated with defeasance on the existing loan at closing through Escrow.

6. EARNEST MONEY DEPOSIT: Upon execution of the Purchase Agreement, Purchaser shall deliver to Fidelity National Title Company, attn.: Patti Graham, the sum of One Hundred Thousand ($100,000) Dollars, in cash, representing an earnest money deposit (the "Deposit"). Upon the expiration of the Due Diligence Contingency Period, The Purchaser shall deposit an additional One Hundred Thousand Dollars ($100,000) for a total Deposit of Two Hundred Thousand ($200,000) and the entire Deposit shall become non-refundable and applied as credit to the purchase price.

7. CLOSING COSTS: Each party shall bear its own legal expenses in connection with this transaction. Seller shall pay for Standard Owner's Title Insurance Policy, conveyance taxes, and one-half of any escrow fees, notwithstanding any local practice to the contrary.

8. CLOSING PRORATIONS: All revenues, taxes, and other property expenses will be prorated at Closing between Purchaser and Seller as of 12:01 A.M. on the Closing date.

9. BROKER: CBRE, Inc. represents the Buyer in the transaction and Seller pay a 2% commission to CBRE at closing through escrow.

10. INTENT: Purchaser and Seller acknowledge that this Letter of Intent is not a binding agreement and this it is intended as an expression of the basic terms and conditions to be used as a basis for further negotiations between the two parties. The Purchase and Sale Agreement shall be subject to Purchaser and Seller's approval and only a fully executed Purchase and Sale Agreement shall constitute a binding agreement.

11. CONFIDENTIALITY: Purchaser and Seller agree that all documents delivered to Purchaser, the subject matter of this Letter, and all negotiations will remain confidential. Purchaser and Seller shall only disclose such information to those parties who are required to know the same, such as employees of the parties, consultants, and attorneys.

12. PRIOR AGREEMENTS: This Letter supersedes any and all previous discussions and communications by Purchaser with respect to the Property.

13. TERMINATION: This proposal shall terminate if not fully executed by 5:00 P.M.., MST, Thursday, July 30, 2015.

Eric, if you have any questions concerning this letter of intent, feel free to give me a call.

Sincerely,

Andrew K. Fosberg
602-735-1723

SELLER:

____

Approved and Accepted this ____________

day of ______________________, 2015

By: ______________________________

By: ______________________________

RENT ROLL

Lincoln View

3113-3157 E. Lincoln Drive, Phoenix, Arizona 85016

7/21/2015 9:23:32 AM

Ste. #	Tenant	Sq. Ft. / % Total	Rent/Month	Rent/Year / NNN/Year	P.S.F. / P.S.F.	Begin	End	Security Dep.	Late By / Late Fee	Conditions / Escalations /Options
3113	Coldwell Banker	10,349	$20,056.36	$240,676.32	$23.26	6/1/2001	2/28/2021	$22,422.83	10th	
		0.73%	*$6,061.00*	*$72,732.00*	*$7.03*				10%	3/1/2016 $20,457.49
										3/1/2017 $20,866.64
										3/1/2018 $21,283.97
										3/1/2019 $21,709.65
										3/1/2020 $22,143.84
										1 5 Year Option(s) with 365 Days Notice
3115	BASE Pizzeria	1,904	$4,334.77	$52,017.24	$27.32	6/24/2012	5/31/2018	$26,587.74	10th	$21142.35 additional dep to be partially refunded yearl
		0.13%	*$1,115.00*	*$13,380.00*	*$7.03*				10%	6/1/2016 $4,442.67
										6/1/2017 $4,553.73
										1 5 Year Option(s) with Days Notice
3119	Nail Spa	1,938	$5,140.06	$61,680.72	$31.83	12/1/2007	8/31/2022	$4,423.90	10th	
		0.14%	*$1,135.00*	*$13,620.00*	*$7.03*				10%	9/1/2015 $5,294.26
										9/1/2016 $5,453.09
										9/1/2017 $5,616.68
										9/1/2018 $5,785.18
										9/1/2019 $5,958.74
										9/1/2020 $6,137.50
										9/1/2021 $6,321.63
										1 5 Year Option(s) with 365 Days Notice
3121/23	Moksha Yoga	3,628	$7,256.00	$87,072.00	$24.00	2/24/2015	7/24/2020	$9,625.32	10th	
		0.26%	*$2,125.00*	*$25,500.00*	*$7.03*				10%	8/1/2016 $7,473.68
										8/1/2017 $7,697.41
										8/1/2018 $7,927.18
										8/1/2019 $8,163.00
										1 5 Year Option(s) with 365 Days Notice
3125	Equity Title	1,940	$3,870.30	$46,443.60	$23.94	3/1/2014	2/28/2019	$4,893.13	10th	
		0.14%	*$1,136.00*	*$13,632.00*	*$7.03*				10%	3/1/2016 $3,986.70
										3/1/2017 $4,104.72
										3/1/2018 $4,229.20
3127	TAC Consulting LLC	1,576	$3,546.00	$42,552.00	$27.00	8/1/2014	10/31/2021	$4,768.78	10th	
		0.11%	*$960.00*	*$11,520.00*	*$7.31*				10%	11/1/2015 $3,652.38
										11/1/2016 $3,761.39
										11/1/2017 $3,874.33
										11/1/2018 $3,989.91
										11/1/2019 $4,109.42
										11/1/2020 $4,232.87
										1 5 Year Option(s) with 365 Days Notice

RENT ROLL

Lincoln View

3113-3157 E. Lincoln Drive, Phoenix, Arizona 85016

7/21/2015 9:23:32 AM

Ste. #	Tenant	Sq. Ft. / % Total	Rent/Month	Rent/Year / NNN/Year	P.S.F. / P.S.F.	Begin	End	Security Dep.	Late By / Late Fee	Conditions Escalations /Options	
3133	Coldwell Banker Success Realty	1,794	$3,476.77	$41,721.24	$23.26	3/1/2003	2/28/2021	$0.00	10th10%		
		0.13%	*$1,042.00*	*$12,504.00*	*$6.97*					3/1/2016	$3,546.31
										3/1/2017	$3,617.23
										3/1/2018	$3,689.58
										3/1/2019	$3,763.37
										3/1/2020	$3,838.64
										1 5 Year Option(s) with 365 Days Notice	
3135A	Blue Chip Surgical Center	9,553	$13,804.09	$165,649.08	$17.34	10/17/2013	3/31/2029	$18,381.59	10th		
		0.66%	*$5,258.00*	*$63,096.00*	*$6.60*				5%	4/1/2016	$14,082.71
										4/1/2017	$14,361.34
										4/1/2018	$14,647.93
										4/1/2019	$14,942.48
										4/1/2020	$15,237.04
										4/1/2021	$15,547.51
										4/1/2022	$15,857.98
										4/1/2023	$16,176.41
										4/1/2024	$16,494.85
										4/1/2025	$16,829.20
										4/1/2026	$17,163.56
										4/1/2027	$17,505.87
										4/1/2028	$17,848.19
										2 5 Year Option(s) with 180 Days Notice	
3135B	Gonville Holding LLC	5,478	$7,915.71	$94,988.52	$17.34	10/17/2013	3/31/2029	$14,516.25	10th		
		0.39%	*$3,513.00*	*$42,156.00*	*$7.70*				5%	4/1/2016	$8,075.49
										4/1/2017	$8,235.26
										4/1/2018	$8,399.60
										4/1/2019	$8,568.51
										4/1/2020	$8,737.41
										4/1/2021	$8,915.45
										4/1/2022	$9,093.48
										4/1/2023	$9,276.08
										4/1/2024	$9,458.68
										4/1/2025	$9,650.41
										4/1/2026	$9,842.14
										4/1/2027	$10,038.44
										4/1/2028	$10,239.30
										2 5 Year Option(s) with 180 Days Notice	

RENT ROLL

Lincoln View

3113-3157 E. Lincoln Drive, Phoenix, Arizona 85016

Ste. #	Tenant	Sq. Ft. *% Total*	Rent/Month	Rent/Year *NNN/Year*	P.S.F. *P.S.F.*	Begin	End	Security Dep.	Late By Late Fee	Conditions Escalations /Options
3141	Kimberly's-A Blowdry Boutique	1,450	$2,960.42	$35,525.04	$24.50	9/1/2012	1/31/2018	$3,837.03	10th	
		0.10%	*$849.00*	*$10,188.00*	*$7.03*				10%	2/1/2016 $3,051.04
										2/1/2017 $3,141.67
										1 5 Year Option(s) with Days Notice
3143	Home Care Assistance of Greater Phoenix	1,324	$1,986.00	$23,832.00	$18.00	9/1/2013	8/31/2019	$2,880.99	10th	
		0.09%	*$776.00*	*$9,312.00*	*$7.03*				10%	9/1/2015 $2,041.17
										9/1/2016 $2,096.33
										9/1/2017 $2,151.50
										9/1/2018 $2,206.67
										1 5 Year Option(s) with 365 Days Notice
3145	Binkley's Fine Dry Cleaning	1,030	$4,106.39	$49,276.68	$47.84	10/1/1997	3/31/2018	$2,060.00	10th	
		0.07%	*$603.00*	*$7,236.00*	*$7.03*				10%	4/1/2016 $4,311.71
										4/1/2017 $4,527.29
3147	Classy Jazzy Cutique	1,927	$3,703.52	$44,442.24	$23.06	12/1/2013	5/31/2019	$4,885.42	10th	
		0.14%	*$1,129.00*	*$13,548.00*	*$7.03*				105	6/1/2016 $3,796.19
										6/1/2017 $3,890.93
										6/1/2018 $3,988.89
										1 5 Option(s) with 365 Days Notice
3153	Take the Floor Dance Studio	3,798	$6,646.50	$79,758.00	$21.00	7/1/2013	11/30/2018	$9,076.18	10th	
		0.27%	*$2,224.00*	*$26,688.00*	*$7.03*				10%	12/1/2015 $6,804.75
										12/1/2016 $6,963.00
										12/1/2017 $7,121.25
										1 5 Year Option(s) with Days Notice

RENT ROLL

Lincoln View

3113-3157 E. Lincoln Drive, Phoenix, Arizona 85016

7/21/2015 9:23:32 AM

Ste. #	Tenant	Sq. Ft. % Total	Rent/Month	Rent/Year NNN/Year	P.S.F. P.S.F.	Begin	End	Security Dep.	Late By Late Fee	Conditions Escalations /Options		
3155/57/59	L'Amore Ristorante	3,672	$10,456.02	$125,472.24	$34.17	1/30/1999	1/31/2024	$15,028.14	25th	Tenant repays $1,000 per month towards past		
		0.26%	*$2,151.00*	*$25,812.00*	*$7.03*				10%	2/1/2016	$0.00	Free rent
										6/1/2016	$10,665.14	
										2/1/2017	$0.00	Free rent
										6/1/2017	$10,878.44	
										2/1/2018	$0.00	Free rent
										6/1/2018	$11,096.01	
										2/1/2019	$0.00	Free rent
										6/1/2019	$11,317.93	
										2/1/2020	$0.00	Free rnet
										6/1/2020	$11,544.29	
										2/1/2021	$0.00	Free rent
										6/1/2021	$11,775.18	
										2/1/2022	$0.00	Free rent
										6/1/2022	$12,010.68	
										2/1/2023	$0.00	Free rent
										6/1/2023	$12,250.89	
											Option(s) with	Days Notice
CING	Cingular Wireless	0	$1,861.44	$22,577.28	#Div/0!	1/1/2005	12/31/2019	$0.00	5th	Gross includes sales tax; Automatic Options		
		0.00%	*$0.00*	*$0.00*	*#Num!*				N/A	1/1/2016	$1,937.88	
										1/1/2017	$1,996.02	
										1/1/2018	$2,055.90	
										1/1/2019	$2,117.58	
										3 5 Year	Option(s) with	Days Notice
SP	Sprint Spectrum, LP	0	$2,406.58	$28,878.96	#Div/0!	1/1/1996	12/31/2021	$0.00	5th	Landlord has option to terminate		
		0.00%	*$0.00*	*$0.00*	*#Num!*				1.5%/mo	1/1/2016	$2,526.91	
										1/1/2017	$2,602.76	
										1/1/2018	$2,680.84	
										1/1/2019	$2,761.27	
										1/1/2020	$2,844.11	
										1/1/2021	$2,929.43	
										2 5 Year	Option(s) with	Days Notice
SW	Verizon Wireless	0	$1,516.17	$18,194.04	#Div/0!	10/1/1995	9/30/2015	$0.00	7th	Notify by 9/30/15		
		0.00%	*$0.00*	*$0.00*	*#Num!*				10%			
										1 20 Year	Option(s) with	Days Notice

RENT ROLL

Lincoln View

3113-3157 E. Lincoln Drive, Phoenix, Arizona 85016

7/21/2015 9:23:32 AM

Ste. #	Tenant	Sq. Ft. / % Total	Rent/Month	Rent/Year / NNN/Year	P.S.F. / P.S.F.	Begin	End	Security Dep.	Late By / Late Fee	Conditions / Escalations /Options	
USWV	US West New Vector / Airtouch	0	$2,494.14	$29,929.68	#Div/0!	10/1/1995	9/30/2030	$0.00	10th	Notify by 9/30/20 or 9/30/25; Ten or LL may terminate	
		0.00%	$0.00	$0.00	#Num!				10%	1/1/2016	$2,593.90
										1/1/2017	$2,697.66
										1/1/2018	$2,805.57
										1/1/2019	$2,917.79
										1/1/2020	$3,034.50
										1/1/2021	$3,155.88
										1/1/2022	$3,282.12
										1/1/2023	$3,413.40
										1/1/2024	$3,549.94
										1/1/2025	$3,691.93
										1/1/2026	$3,839.61
										1/1/2027	$3,993.20
										1/1/2028	$4,152.92
										1/1/2029	$4,319.04
										1/1/2030	$4,491.80
VSWC	JP Morgan Chase	2,750	$0.00	$0.00	$0.00			$0.00	10th	Pays CAM only as of 6/1/12	
		0.19%	$317.00	$3,804.00	$1.38				5%		

		Sq. Ft.	Month	Year	P.S.F.	Security Dep.
TOTALS -------	Rent	54,111	$107,557.24	1,290,686.88	$23.85	$143,367.30
	NNN		$30,394.00	$364,728.00	$6.74	

Vacant S.F.:

Occupied S.F.: 54,111

Notes:

Valuation Glossary

Valuation & Advisory Services

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Seattle, WA 98101

www.colliers.com

These definitions were extracted from the following sources or publications:

The Dictionary of Real Estate Appraisal, Fifth Edition, Appraisal Institute, Chicago, Illinois, 2010 *(Dictionary)*.

Uniform Standards of Professional Appraisal Practice, 2014-2015 Edition (USPAP).

The Appraisal of Real Estate, Fourteenth Edition, Appraisal Institute, Chicago, Illinois, 2013 *(14th Edition)*.

Marshall Valuation Service, Marshall & Swift, Los Angeles, California *(MVS)*.

Absolute Net Lease

A lease in which the tenant pays all expenses including structural maintenance, building reserves, and management; often a long-term lease to a credit tenant. *(Dictionary)*

Ad Valorem Tax

A real estate tax based on the assessed value of the property, which is not necessarily equivalent to its market value. *(14th Edition)*

Aggregate of Retail Values (ARV)

The sum of the separate and distinct market value opinions for each of the units in a condominium; subdivision development, or portfolio of properties, as of the date of valuation. The aggregate of retail values does not represent an opinion of value; it is simply the total of multiple market value conclusions. *(Dictionary)*

Arm's-length Transaction

A transaction between unrelated parties who are each acting in his or her own best interest. *(Dictionary)*

As-Is Market Value

The estimate of the market value of real property in its current physical condition, use, and zoning as of the appraisal date. *(Dictionary)*

Assessed Value

The value of a property according to the tax rolls in ad valorem taxation; may be higher or lower than market value, or based on an assessment ratio that is a percentage of market value. *(14th Edition)*

Average Daily Room Rate (ADR)

In the lodging industry, total guest room revenue divided by the total number of occupied rooms. *(Dictionary)*

Band of Investment

A technique in which the capitalization rates attributable to components of a capital investment are weighted and combined to derive a weighted-average rate attributable to the total investment. *(Dictionary)*

Cash-Equivalent Price

The price of a property with above- or below-market financing expressed in terms of the price that would have been paid in an all-cash sale. *(Dictionary)*

Common Area

The total area within a property that is not designed for sale or rental but is available for common use by all owners, tenants, or their invitees, e.g., parking and its appurtenances, malls, sidewalks, landscaped areas, recreation areas, public toilets, truck and service facilities. *(Dictionary)*

Valuation Glossary

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601 Union Street
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Seattle, WA 98101

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Contract Rent

The actual rental income specified in a lease. *(14th Edition)*

Cost Approach

A set of procedures through which a value indication is derived for the fee simple interest in a property by estimating the current cost to construct a reproduction of (or replacement for) the existing structure, including an entrepreneurial incentive; deducting depreciation from the total cost; and adding the estimated land value. Adjustments may then be made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised. *(14th Edition)*

Curable Functional Obsolescence

An element of depreciation; a curable defect caused by a flaw in the structure, materials, or design, which can be practically and economically corrected. *(Dictionary)*

Debt Coverage Ratio (DCR)

The ratio of net operating income to annual debt service, which measures the relative ability of a property to meet its debt service out of net operating income; also called *debt service coverage ratio (DSCR)*. *(Dictionary)*

Deferred Maintenance

Needed repairs or replacement of items that should have taken place during the course of normal maintenance. *Dictionary)*

Depreciation

In appraising, a loss in property value from any cause; the difference between the cost of an improvement on the effective date of the appraisal and the market value of the improvement on the same date. *(Dictionary)*

Direct Costs

Expenditures for the labor and materials used in the construction of improvements; also called *hard costs*. *(Dictionary)*

Discounted Cash Flow (DCF) Analysis

The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams and the quantity and timing of the reversion, and discounts each to its present value at a specified yield rate. *(Dictionary)*

Discount Rate

An interest rate used to convert future payments or receipts into present value; usually considered to be a synonym for *yield rate*. *(Dictionary)*

Disposition Value

The most probable price that a specified interest in real property is likely to bring under all of the following conditions:

1. Consummation of a sale within a future exposure time specified by the client.

2. The property is subjected to market conditions prevailing as of the date of valuation.

3. Both the buyer and seller are acting prudently and knowledgeably.

4. The seller is under compulsion to sell.

5. The buyer is typically motivated.

6. Both parties are acting in what they consider their best interests.

7. An adequate marketing effort will be made during the exposure time specified by the client.

Valuation Glossary

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Colliers International
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Seattle, WA 98101

www.colliers.com

.

8. Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.

9. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

This definition can also be modified to provide for valuation with specified financing terms. *(Dictionary)*

Easement

The right to use another's land for a stated purpose. Access or right-of-way easements may be acquired by private parties or public utilities. Governments may be the beneficiaries of easements placed on privately owned land that is dedicated to conservation, open space, or preservation. *(14th Edition)*

Economic Life

The period over which improvements to real property contribute to property value. *(Dictionary)*

Effective Age

The age of property that is based on the amount of observed deterioration and obsolescence it has sustained, which may be different from its chronological age. *(Dictionary)*

Effective Date

The date on which the analyses, opinions, and advice in an appraisal, review, or consulting service apply. *(Dictionary)*

Effective Gross Income (EGI)

The anticipated income from all operations of the real property after an allowance is made for vacancy and collection losses and an addition is made for any other income. *(Dictionary)*

Effective Gross Income Multiplier (EGIM)

The ratio between the sale price (or value) of a property and its effective gross income. *(Dictionary)*

Effective Rent

The rental rate net of financial concessions such as periods of free rent during the lease term and above or below-market tenant improvements (TIs). *(14th Edition)*

Eminent Domain

The right of government to take private property for public use upon the payment of just compensation. The Fifth Amendment of the U.S. Constitution, also known as the *takings clause*, guarantees payment of just compensation upon appropriation of private property. *(Dictionary)*

Entrepreneurial Incentive

The amount an entrepreneur expects to receive for his or her contribution to a project. Entrepreneurial incentive may be distinguished from entrepreneurial profit (often called *developer's profit*) in that it is the expectation of future profit actually earned on a development or improvement. *(Dictionary)*

Valuation Glossary

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Entrepreneurial Profit

A market-derived figure that represents the amount an entrepreneur receives for his or her contribution to a project and risk; the difference between the total cost of a property (cost of development) and its market value (property value after completion), which represents the entrepreneur's compensation for the risk and expertise associated with development. An entrepreneur is motivated by the prospect of future value enhancement (i.e., the entrepreneurial incentive). An entrepreneur who successfully creates value through new development, expansion, renovation, or an innovative change of use is rewarded by entrepreneurial profit. Entrepreneurs may also fail and suffer losses. *(Dictionary)*

Excess Land

Land that is not needed to serve or support the existing improvement. The highest and best use of the excess land may or may not be the same as the highest and best use of the improved parcel. Excess land may have the potential to be sold separately and is valued separately. *(Dictionary)*

Excess Rent

The amount by which contract rent exceeds market rent at the time of the appraisal; created by a lease favorable to the landlord (lessor) and may reflect unusual management, unknowledgeable or unusually motivated parties, a lease execution in an earlier, stronger rental market, or an agreement of the parties. Due to the higher risk inherent in the receipt of excess rent, it may be calculated separately and capitalized or discounted at a higher rate in the income capitalization approach. *(14th Edition)*

Expense Stop

A clause in a lease that limits the landlord's expense obligation, which results in the lessee paying any operating expenses above a stated level or amount. *(Dictionary)*

Exposure Time

The estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective opinion based on an analysis of past events assuming a competitive and open market. *(Dictionary)*

External Obsolescence

An element of depreciation; a diminution in value caused by negative externalities and generally incurable on the part of the owner, landlord, or tenant. *(Dictionary)*

Extraordinary Assumption

An assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser's opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property; or about conditions external to the property such as market conditions or trends; or about the integrity of data used in an analysis. An extraordinary assumption may be used in an assignment only if:

- It is required to property develop credible opinions and conclusions;
- The appraiser has a reasonable basis for the extraordinary assumption;
- Use of the extraordinary assumption results in a credible analysis; and
- The appraiser complies with the disclosure requirements set forth in USPAP for extraordinary assumptions. (USPAP)

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Seattle, WA 98101

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Fair Market Value

A term that is, in concept, similar to market value in general usage; used mainly in condemnation, litigation, income tax, and property tax situations. When an appraisal assignment involves developing an opinion of fair market value, the appropriate, requisite, and precise definition of the term depends on the use of the appraisal and the applicable jurisdiction. (*Dictionary*)

Feasibility Analysis

A study of the cost-benefit relationship of an economic endeavor. *(USPAP)*

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat. *(Dictionary)*

Floor Area Ratio (FAR)

The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area. *(Dictionary)*

Functional Obsolescence

The impairment of functional capacity of a property according to market tastes and standards. *(Dictionary)*

Functional Utility

The ability of a property or building to be useful and to perform the function for which it is intended according to current market tastes and standards; the efficiency of a building's use in terms of architectural style, design and layout, traffic patterns, and the size and type of rooms. (*Dictionary*)

Furniture, Fixtures, and Equipment (FF&E)

Business trade fixtures and personal property, exclusive of inventory. *(Dictionary)*

Going-concern Value

1. The market value of all the tangible and intangible assets of an established and operating business with an indefinite life, as if sold in aggregate; more accurately termed the *market value of the going concern.*

2. The value of an operating business enterprise. Goodwill may be separately measured but is an integral component of going-concern value when it exists and is recognizable. *(Dictionary)*

Gross Building Area (GBA)

Total floor area of a building, excluding unenclosed areas, measured from the exterior of the walls of the above-grade area. This includes mezzanines and basements if and when typically included in the region. *(Dictionary)*

Gross Leasable Area (GLA) - Commercial

Total floor area designed for the occupancy and exclusive use of tenants, including basements and mezzanines; measured from the center of joint partitioning to the outside wall surfaces. *(Dictionary)*

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Gross Living Area (GLA) - Residential

Total area of finished, above-grade residential area; calculated by measuring the outside perimeter of the structure and includes only finished, habitable, above-grade living space. (Finished basements and attic areas are not generally included in total gross living area. Local practices, however, may differ.) *(Dictionary)*

Highest & Best Use

The reasonably probable and legal use of vacant land or an improved property that is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum productivity. Alternatively, the probable use of land or improved property—specific with respect to the user and timing of the use—that is adequately supported and results in the highest present value. *(Dictionary)*

Highest and Best Use of Land or a Site as Though Vacant

Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements. *(Dictionary)*

Highest and Best Use of Property as Improved

The use that should be made of a property as it exists. An existing improvement should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one. *(Dictionary)*

Hypothetical Condition

A condition, directly related to a specific assignment, which is contrary to what is known by the appraiser to exist on the effective date of the assignment results, but is used for the purpose of analysis. Hypothetical conditions are contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. *(USPAP)*

Income Capitalization Approach

In the income capitalization approach, an appraiser analyzes a property's capacity to generate future benefits and capitalizes the income into an indication of present value. The principle of anticipation is fundamental to this approach. Techniques and procedures from this approach are used to analyze comparable sales data and to measure obsolescence in the cost approach. *(14th Edition)*

Incurable Functional Obsolescence

An element of depreciation; a defect caused by a deficiency or superadequacy in the structure, materials, or design that cannot be practically or economically corrected. *(Dictionary)*

Indirect Costs

Expenditures or allowances for items other than labor and materials that are necessary for construction, but are not typically part of the construction contract. Indirect costs may include administrative costs; professional fees; financing costs and the interest paid on construction loans; taxes and the builder's or developer's all-risk insurance during construction; and marketing, sales, and lease-up costs incurred to achieve occupancy or sale. *(Dictionary)*

Valuation Glossary

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Insurable Value

Value used by insurance companies as the basis for insurance. Often considered to be replacement or reproduction cost plus allowances for debris removal or demolition less deterioration and non-insurable items. Sometimes cash value or market value, but often entirely a cost concept. *(MVS)*

Liquidation Value

The most probable price that a specified interest in real property should bring under the following conditions:

1. Consummation of a sale within a short time period.
2. The property is subjected to market conditions prevailing as of the date of valuation.
3. Both the buyer and seller are acting prudently and knowledgeably.
4. The seller is under extreme compulsion to sell.
5. The buyer is typically motivated.
6. Both parties are acting in what they consider to be their best interests.
7. A normal marketing effort is not possible due to the brief exposure time.
8. Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.
9. The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

This definition can also be modified to provide for valuation with specified financing terms. *(Dictionary)*

Interim Use

The temporary use to which a site or improved property is put until it is ready to be put to its future highest and best use. *(Dictionary)*

Leased Fee Interest

A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship. *(Dictionary)*

Leasehold Interest

The tenant's possessory interest created by a lease. *(Dictionary)*

Legally Nonconforming Use

A use that was lawfully established and maintained, but no longer conforms to the use regulations of the current zoning in the zone where it is located; also known as a *grandfathered use*. *(Dictionary)*

Market Study

A macroeconomic analysis that examines the general market conditions of supply, demand, and pricing or the demographic of demand for a specific area or property type. A market study may also include analyses of construction and absorption trends. *(Dictionary)*

Marketability Study

A microeconomic study that examines the marketability of a given property or class of properties, usually focusing on the market segment(s) in which the property is likely to generate demand. Marketability studies are useful in determining a specific highest and best use, testing development proposals, and projecting an appropriate tenant mix. *(Dictionary)*

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Market Analysis

A process for examining the demand for and supply of a property type and the geographic market area for that property type. *(Dictionary)*

Market Area

The area associated with a subject property that contains its direct competition. *(Dictionary)*

Market Rent

The most probable rent that a property should bring in a competitive and open market reflecting all conditions and restrictions of the lease agreement, including permitted uses, use restrictions, expense obligations, term, concessions, renewal and purchase options, and tenant improvements (TIs). *(14th Edition)*

Market Value

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. *(Office of Comptroller of the Currency (OCC), Title 12 of the Code of Federal Regulation, Part 34, Subpart C - Appraisals, 34.42 (g); Office of Thrift Supervision (OTS), 12 CFR 564.2 (g); This is also compatible with the RTC, FDIC, FRS and NCUA definitions of market value.)*

Net Operating Income (NOI)

The actual or anticipated net income that remains after all operating expenses are deducted from effective gross income but before mortgage debt service and book depreciation are deducted. Note: This definition mirrors the convention used in corporate finance and business valuation for EBITDA (earnings before interest, taxes, depreciation, and amortization). *(14th Edition)*

Obsolescence

One cause of depreciation; an impairment of desirability and usefulness caused by new inventions, changes in design, improved processes for production, or external factors that make a property less desirable and valuable for a continued use; may be either functional or external. *(Dictionary)*

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Off-site Costs

Costs incurred in the development of a project, excluding actual building construction costs, e.g., the costs of streets, sidewalks, curbing, traffic signals, and water and sewer mains; also called *common costs* or *off-site improvement costs*. *(Dictionary)*

On-site Costs

Costs incurred for the actual construction of buildings and improvements on a particular site. *(Dictionary)*

Overage Rent

The percentage rent paid over and above the guaranteed minimum rent or base rent; calculated as a percentage of sales in excess of a specified breakeven sales volume. *(14th Edition)*

Overall Capitalization Rate (OAR)

An income rate for a total real property interest that reflects the relationship between a single year's net operating income expectancy and the total property price or value. *(Dictionary)*

Potential Gross Income (PGI)

The total income attributable to real property at full occupancy before vacancy and operating expenses are deducted. *(Dictionary)*

Potential Gross Income Multiplier (PGIM)

The ratio between the sale price (or value) of a property and its annual potential gross income. *(Dictionary)*

Present Value (PV)

The value of a future payment or series of future payments discounted to the current date or to time period zero. *(Dictionary)*

Parking Ratio

The ratio of parking area or parking spaces to an economic or physical unit of comparison. Minimum required parking ratios for various land uses are often stated in zoning ordinances. *(Dictionary)*

Prospective Opinion of Value

A value opinion effective as of a specified future date. The term does not define a type of value. Instead, it identifies a value opinion as effective at some specific future date. An opinion of value as of a prospective date is frequently sought in connection with projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy. *(Dictionary)*

Qualitative Analysis

The process of accounting for differences (such as between comparable properties and the subject property) that are not quantified; may be combined with quantitative analysis. *(Dictionary)*

Quantitative Adjustment

In the sale comparison approach, the process of making numerical adjustments to the sale prices of comparable properties, including data analysis techniques (paired data analysis, grouped data analysis, and secondary data analysis), statistical analysis, graphic analysis, trend analysis, cost analysis (cost-to-cure, depreciated cost), and capitalization of rent differences; usually precedes qualitative analysis. *(Dictionary)*

Rentable Area

The amount of space on which the rent is based; calculated according to local practice. *(Dictionary)*

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Replacement Cost

The estimated cost to construct, at current prices as of the effective appraisal date, a substitute for the building being appraised, using modern materials and current standards, design, and layout. *(Dictionary)*

Reproduction Cost

The estimated cost to construct, at current prices as of the effective date of the appraisal, an exact duplicate or replica of the building being appraised, using the same materials, construction standards, design, layout, and quality of workmanship and embodying all the deficiencies, superadequacies, and obsolescence of the subject building. *(Dictionary)*

Retrospective Value Opinion

A value opinion effective as of a specified historical date. The term does not define a type of value. Instead, it identifies a value opinion as being effective at some specific prior date. Value as of a historical date is frequently sought in connection with property tax appeals, damage models, lease renegotiation, deficiency judgments, estate tax, and condemnation. Inclusion of the type of value with this term is appropriate, e.g., "retrospective market value opinion." *(Dictionary)*

Sales Comparison Approach

The process of deriving a value indication for the subject property by comparing market information for similar properties with the property being appraised, identifying appropriate units of comparison, and making qualitative comparisons with or quantitative adjustments to the sale prices (or unit prices, as appropriate) of the comparable properties based on relevant, market-derived elements of comparison.

Scope of Work

The type and extent of research and analysis in an appraisal or appraisal review assignment. Scope of work includes, but is not limited to:

The extent to which the property is identified;

The extent to which tangible property is inspected;

The type and extent of data researched; and

The type and extent of analysis applied to arrive at opinions or conclusions. *(USPAP)*

Shopping Center Types

Neighborhood Shopping Center: The smallest type of shopping center, generally with a gross leasable area of between 30,000 and 100,000 square feet. Typical anchors include supermarkets. Neighborhood shopping centers offer convenience goods and personal services and usually depend on a market population support of 3,000 to 40,000 people.

Community Shopping Center: A shopping center of 100,000 to 400,000 square feet that usually contains one junior department store, a variety store, discount or department store. A community shopping center generally has between 20 and 70 retail tenants and a market population support of 40,000 to 150,000 people.

Regional Shopping Center: A shopping center of 300,000 to 900,000 square feet that is built around one or two full-line department stores of approximately 200,000 square feet each plus small tenant spaces. This type of center is typically supported by a minimum population of 150,000 people.

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Shopping Center Types (cont.)

Super-Regional Center: A large center of 600,000 to 2.0 million square feet anchored by three or more full-line department stores. This type of center is typically supported by a population area of 300,000 people. *(14th Edition)*

Superadequacy

An excess in the capacity or quality of a structure or structural component; determined by market standards. *(Dictionary)*

Surplus Land

Land that is not currently needed to support the existing improvement but cannot be separated from the property and sold off. Surplus land does not have an independent highest and best use and may or may not contribute value to the improved parcel. *(Dictionary)*

Tenant Improvements (TIs)

1. Fixed improvements to the land or structures installed for use by a lessee.

2. The original installation of finished tenant space in a construction project; subject to periodic change for succeeding tenants. *(Dictionary)*

Triple Net Lease

A lease in which the tenant assumes all expenses (fixed and variable) of operating a property except that the landlord is responsible for structural maintenance, building reserves, and management. Also called *NNN*, *triple net lease*, or *fully net lease*. *(Dictionary)*

Usable Area

The area that is actually used by the tenants measured from the inside of the exterior walls to the inside of walls separating the space from hallways and common areas. *(Dictionary)*

Useful Life

The period of time over which a structure or a component of a property may reasonably be expected to perform the function for which it was designed. *(Dictionary)*

Vacancy and Collection Loss

A deduction from potential gross income (PGI) made to reflect income deductions due to vacancies, tenant turnover, and non-payment of rent; also called *vacancy and credit loss* or *vacancy and contingency loss*. Often vacancy and collection loss is expressed as a percentage of potential gross income and should reflect the competitive market. Its treatment can differ according to the interest being appraised, property type, capitalization method, and whether the property is at stabilized occupancy. *(Dictionary)*

Yield Capitalization

A method used to convert future benefits into present value by 1) discounting each future benefit at an appropriate yield rate, or 2) developing an overall rate that explicitly reflects the investment's income pattern, holding period, value change, and yield rate. *(Dictionary)*



Derrick J. Sinclair, MAI, CCIM

SENIOR VALUATION SPECIALIST
Valuation & Advisory Services

derrick.sinclair@colliers.com

EDUCATION AND QUALIFICATIONS

B.S. University of Arizona

Finance and Real Estate

STATE CERTIFICATION

California

Arizona

CONTACT DETAILS

Main +1 949 751 2700
DIR +1 949 751 2716
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Colliers International
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Suite 310
Newport Beach, CA 92660

www.colliers.com

Derrick Sinclair is a Senior Valuation Specialist with Colliers International Valuation & Advisory Services in the Newport Beach office.

Mr. Sinclair is a member of the Appraisal Institute, the highest designation for commercial property appraisal. He has served twice as the President of the Southern Arizona Chapter of the Appraisal Institute and has served many years on that Board of Directors.

He has performed valuations involving a wide variety of property types ranging from full service resort property to research parks. Areas of specialization include planned developments, subdivisions, leasehold/ leased fee analyses, and project modeling. He has appraised all types of commercial, industrial, and multi-family properties in the Western United States for more than 25 years.

Mr. Sinclair is a recognized expert in valuing all types of real estate. He has been designated as an expert in real estate valuation issues in courts and has testified on several occasions.

EXPERIENCE

Colliers International Valuation

Sinclair Appraisal Services

Burke Hansen, Inc.

PROFESSIONAL AFFILIATIONS AND ACCREDITATIONS

Member of the Appraisal Institute (MAI)

Member of the CCIM Institute (CCIM)

President of the Southern Arizona Chapter

APPRAISAL INSTITUTE COURSES

Uniform Standards of Professional Appraisal Practice - Exam USPAP

Highest & Best Use and Market Analysis – Exam 520

OTHER RELATED COURSES

Financial Analysis for Commercial Real Estate, CCIM - Exam CI 101

Market Analysis for Commercial Real Estate, CCIM - Exam CI 201

Decision Analysis for Commercial Real Estate, CCIM - Exam CI 301

Business, Consumer Services & Housing Agency

BUREAU OF REAL ESTATE APPRAISERS

REAL ESTATE APPRAISER LICENSE

Derrick J. Sinclair

has successfully met the requirements for a license as a residential and commercial real estate appraiser in the State of California and is, therefore, entitled to use the title:

"Certified General Real Estate Appraiser"

This license has been issued in accordance with the provisions of the Real Estate Appraisers' Licensing and Certification Law.

BREA APPRAISER IDENTIFICATION NUMBER: AG 020038

Effective Date: November 19, 2014
Date Expires: November 18, 2016

Jim Martin, Bureau Chief, BREA

3019375



Colliers International
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Real estate valuations play a pivotal role in today's business climate. An accurate and well supported opinion of property value can mean the difference between reaching a critical goal—securing a loan, closing a sale, reporting to investors, choosing the best asset—or failing to achieve it altogether.

Colliers Valuation & Advisory Services' reports are designed to deliver insight into a property's fundamentals, its competition and the overall market dynamics affecting value. A solid valuation report can be a strategic asset for investors, lenders and owners, provided that it addresses both a property's unique characteristics and the most current market conditions.

Commitment to high-end client service, coupled with Colliers International's unparalleled market intelligence and resources, differentiates us as the firm of choice in the real estate industry.

PROFESSIONALS

Our professionals share a commitment to deliver the highest level of service and consistent results. We go the extra mile for our clients, whether this means meeting a tight deadline or working with a complex and challenging property.

TECHNOLOGY

Our unmatched report creation technology speeds appraisals through the pipeline. This secure, centralized production system generates a wide range of reports and high volume portfolio orders without delays.

INFORMATION

Today's business climate places valuation in a more pivotal position than ever before. All our appraisals are evaluated and approved by an experienced review team to ensure our clients receive concise and timely appraisals. With clear, prompt reporting and a comprehensive, big picture approach, Colliers International's Valuation and Advisory reports give our clients the information they need to make better business decisions.

CIVAS US OFFICES



VALUATION & ADVISORY KEY CONTACTS

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Eric Durden MAI
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+1 916 724 5500

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John Blaser MAI
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Rob Detling MAI
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+1 858 860 3852

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+1 415 788 3100

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EMD | National Client Services
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EMD | National Operations
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President | Valuation & Advisory
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+1 714 496 9400

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